As filed with the Securities and Exchange Commission on July 29, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

PREFERRED APARTMENT COMMUNITIES, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

3625 Cumberland Boulevard, Suite 400
Atlanta, Georgia 30339
(770) 818-4100

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John A. Williams
PREFERRED APARTMENT COMMUNITIES, INC.
3625 Cumberland Boulevard, Suite 400
Atlanta, Georgia 30339
(770) 818-4100

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:

Peter M. Fass, Esq. James P. Gerkis, Esq. PROSKAUER ROSE LLP 1585 Broadway New York, New York 10036-8299 Tel: (212) 969-3000 Fax: (212) 969-2900	Leonard A. Silverstein, Esq. Jeffrey R. Sprain, Esq. PREFERRED APARTMENT COMMUNITIES, INC. 3625 Cumberland Boulevard, Suite 400 Atlanta, Georgia 30339 Tel: (770) 818-4100 Fax: (770) 818-4105

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Common Stock, $0.01 par value per share	$75,000,000	$5,347.50

(1)	Includes additional shares of Class A Common Stock that the underwriter has the option to purchase.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus. The first form of prospectus is a prospectus that will be used in connection with the offering and issuance through         , the underwriter, on a firm commitment basis, upon the terms and subject to the conditions of the underwriting agreement, of      shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of the Registrant at a price of $   per share.

The second form of prospectus is a prospectus that will be used in connection with the distribution of       shares of Class A Common Stock by the Williams Opportunity Fund, LLC to its investors on a pro rata basis. The Registrant will not receive any proceeds from the distribution of Class A Common Stock by the Williams Opportunity Fund, LLC.

The two forms of prospectus are being combined into a single prospectus (with different cover and back pages) as a matter of convenience and to provide full disclosure to persons interested in investing in our shares of Class A Common Stock.

After this registration statement becomes effective, the first form of prospectus will be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), and distributed to stockholders purchasing Class A Common Stock through an underwritten offering on a firm commitment basis, conducted by         .

After this registration statement becomes effective, the second form of prospectus will be filed with the SEC pursuant to Rule 424(b) of the Securities Act and distributed to the investors receiving shares of Class A Common Stock pursuant to the distribution by the Williams Opportunity Fund, LLC.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED JULY 29, 2010	SUBJECT TO COMPLETION

[LOGO]

PREFERRED APARTMENT COMMUNITIES, INC.

         shares of Class A Common Stock

Preferred Apartment Communities, Inc. is a newly organized Maryland corporation incorporated on September 18, 2009 and formed to acquire multifamily properties in select targeted markets throughout the United States. We also may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets as determined by our manager as appropriate for us.

We will be externally managed and advised by Preferred Apartment Advisors, LLC, a Delaware limited liability company, or our manager, which is an entity controlled by John A. Williams, a veteran of the multifamily industry and our sponsor. Our John A. Williams-related affiliates include (i) an investment management firm, (ii) an acquisition, asset management and disposition firm, and (iii) two property level management firms.

This is our initial public offering and no public market currently exists for our Class A Common Stock. We are offering       shares of Class A Common Stock as described in this prospectus. It is currently estimated that the initial public offering price per share of our Class A Common Stock will be between $     and $     per share. We plan to apply to list our Class A Common Stock on the NYSE Amex, or AMEX, under the symbol “APTS”.

We intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our tax year ending December 31, 2010. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% in value of the aggregate of our outstanding shares and more than 9.8% by value or number of shares, whichever is more restrictive, of any class or series of our outstanding shares of stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” included in this prospectus.

Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” beginning on page 18 of this prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock. Some of these risks include:

•	We have no operating history and may not be able to operate our business successfully or generate sufficient cash flow to make or sustain distributions to our stockholders.
•	We are depending on our manager to select investments and conduct our operations. Adverse changes in the financial condition of our manager or our relationship with our manager could adversely affect us.
•	There are substantial conflicts among the interests of our investors, our interests and the interests of our manager, sponsor and our respective affiliates regarding affiliate compensation, investment opportunities and management resources.
•	As long as we maintain our status as a REIT, we will be subject to numerous limitations and qualifications imposed on us under the Internal Revenue Code of 1986, as amended, or the Code, including that five or fewer individuals, as specially defined for these purposes, generally are prohibited from beneficially owning more than 50% of our outstanding shares (based on value) during the last half of each taxable year.
•	Maintenance of our exemption from registration under the Investment Company Act of 1940 and our REIT qualification impose significant limits on our operations.
•	Our investment objectives and strategies may be changed without stockholder consent.
•	We are not yet a REIT and may be unable to qualify as a REIT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our common stock is not permitted.

	Per Share	Total
Public offering price of Class A Common Stock	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	The underwriter of this offering, , will sell the shares offering on a firm commitment basis. The underwriter will receive a underwriting discounts and commissions of $ per share of Class A Common Stock sold, which will be payable at closing. We have granted the underwriter the right to purchase up to an additional shares of Class A Common Stock to cover over-allotments. See “Underwriting.”

expects to deliver the shares on or about     , 2010.

Prospectus dated     , 2010

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED JULY 29, 2010	SUBJECT TO COMPLETION

[LOGO]

PREFERRED APARTMENT COMMUNITIES, INC.

         shares of Class A Common Stock

Preferred Apartment Communities, Inc. is a newly organized Maryland corporation incorporated on September 18, 2009 and formed to acquire multifamily properties in select targeted markets throughout the United States. We also may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets as determined by our manager as appropriate for us.

We will be externally managed and advised by Preferred Apartment Advisors, LLC, a Delaware limited liability company, or our manager, which is an entity controlled by John A. Williams, a veteran of the multifamily industry and our sponsor. Our John A. Williams-related affiliates include (i) an investment management firm, (ii) an acquisition, asset management and disposition firm, and (iii) two property level management firms.

No public market currently exists for our Class A Common Stock. The Williams Opportunity Fund, LLC is participating in a private placement offering of       shares of Class A Common Stock. From the shares purchased, a total of       shares will be distributed by the Williams Opportunity Fund, LLC pro rata to its investors. We will not receive any proceeds from the distribution of Class A Common Stock by the Williams Opportunity Fund, LLC. We plan to apply to list our Class A Common Stock on the NYSE Amex, or AMEX, under the symbol “APTS”.

We intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our tax year ending December 31, 2010. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% in value of the aggregate of our outstanding shares and more than 9.8% by value or number of shares, whichever is more restrictive, of any class or series of our outstanding shares of stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” included in this prospectus.

Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” beginning on page 18 of this prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock. Some of these risks include:

•	We have no operating history and may not be able to operate our business successfully or generate sufficient cash flow to make or sustain distributions to our stockholders.
•	We are depending on our manager to select investments and conduct our operations. Adverse changes in the financial condition of our manager or our relationship with our manager could adversely affect us.
•	There are substantial conflicts among the interests of our investors, our interests and the interests of our manager, sponsor and our respective affiliates regarding affiliate compensation, investment opportunities and management resources.
•	As long as we maintain our status as a REIT, we will be subject to numerous limitations and qualifications imposed on us under the Internal Revenue Code of 1986, as amended, or the Code, including that five or fewer individuals, as specially defined for these purposes, generally are prohibited from beneficially owning more than 50% of our outstanding shares (based on value) during the last half of each taxable year.
•	Maintenance of our exemption from registration under the Investment Company Act of 1940 and our REIT qualification impose significant limits on our operations.
•	Our investment objectives and strategies may be changed without stockholder consent.
•	We are not yet a REIT and may be unable to qualify as a REIT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our common stock is not permitted.

	Per Share	Total
Offering price of Class A Common Stock(1)	$—	$—
Proceeds, before expenses, to us(2)	$—	$—
Proceeds, before expenses, to the Williams Opportunity Fund, LLC(1)	$—	$—

(1)	The shares of Class A Common Stock are being distributed by the Williams Opportunity Fund, LLC pro rata to its investors. Williams Opportunity Fund, LLC will not receive any consideration from the distribution.
(2)	The Company will not receive any of the proceeds from the distribution of shares of Class A Common Stock by the Williams Opportunity Fund, LLC.

The shares of Class A Common Stock sold in this offering will be ready for delivery on or about       , 2010.

Prospectus dated     , 2010

PREFERRED APARTMENT COMMUNITIES, INC.

i

You should rely only on the information contained in this prospectus, in any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriter has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Until       , 2010 (25 days after the date of this prospectus), all dealers that effect transactions in our Class A Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to any unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all the information that you should consider before investing in our Class A Common Stock. You should read carefully the more detailed information set forth in the section entitled “Risk Factors” and other information included in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to Preferred Apartment Communities, Inc., a Maryland corporation, together with its consolidated subsidiaries, and “our manager” refers to Preferred Apartment Advisors, LLC, a Delaware limited liability company. This prospectus will be used in connection with two concurrent offerings, which we refer to as the “offerings”: (1) an offering and issuance through        , as underwriter, in an offering on a firm commitment basis, upon the terms and subject to the conditions of the underwriting agreement, of         shares of Class A Common Stock, which we refer to as the “underwritten offering;” and (2) the distribution of         shares of Class A Common Stock by WOF to its investors on a pro rata basis, which we refer to as the “WOF distribution”. WOF is participating in a private placement offering of shares of Class A Common Stock as described below. WOF will make the WOF distribution from a portion of the shares of Class A Common Stock acquired by it in the private placement offering. We will not receive any proceeds from the WOF distribution of Class A Common Stock. Unless indicated otherwise, the information in this prospectus assumes the Class A Common Stock to be sold in the offerings is to be sold at $    per share.

Our Company

We are a newly organized Maryland corporation formed to acquire multifamily properties in select targeted markets throughout the United States. We also may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily assets as determined by our manager as appropriate for us. We refer to these asset classes as our target assets.

We will be externally managed and advised by Preferred Apartment Advisors, LLC, a Delaware limited liability company, or our manager, which is controlled by John A. Williams, a veteran and expert in the multifamily industry with over four decades of experience, including the founding of one of the nation’s premier multifamily real estate investment trusts, Post Properties, Inc. (PPS:NYSE). Pursuant to the terms of a management agreement between our manager and us, our manager will be responsible for administering our business activities and day-to-day operations, identifying and acquiring targeted real estate investments, overseeing the management of the properties, handling the disposition of the real estate investments and providing us with our management team and appropriate support personnel.

We also will benefit from Mr. Williams’ current organization and platform that specializes in multifamily real estate investment and management. With operations in over 20 nationwide markets, Mr. Williams’ organization includes (i) Williams Realty Advisors, LLC, or WRA — a full service investment management firm, (ii) Williams Asset Management, LLC, or WAM — a full service acquisition, asset management and disposition firm, and (iii) RAM Partners, LLC, or RAM, and Williams Residential Management, LLC, or WRM — both full service property level management firms. RAM provides third party property level management services and WRM handles all owned assets within the Williams umbrella group. Collectively, RAM and WRM manage over 31,000 multifamily units. We believe these organizations provide the full gamut of services necessary to fulfill and manage our investment objectives.

On January 26, 2010, we concluded a private placement of 33,333 shares of Class B Common Stock to NELL Partners, LLC, a Georgia limited liability company (“NELL Partners”), an entity controlled by Mr. Williams, at a price per share equal to $3.00 per share of Class B Common Stock. For a discussion of our shares of Class B Common Stock, see the section entitled “Description of Securities” in this prospectus. On January 26, 2010, we concluded a private placement of 3,333 shares of Class A Common Stock to NELL Partners at a price per share equal to $3.00 per share of Class A Common Stock.

Immediately prior to the closing of the offerings, we will complete the irrevocable private placement offering to WOF, an “accredited investor”, as that term is defined in Regulation D as promulgated under the Securities Act, of        shares of our Class A Common Stock, which we refer to as the “private placement

offering.” The purchase price for the shares of Class A Common Stock is $    per share. From the shares purchased in the private placement offering, WOF will distribute        shares of Class A Common Stock to its investors on a pro rata basis.

In addition, subsequent to the closing of the private placement offering and the underwritten offering, we intend to commence a public offering of convertible preferred stock pursuant to a separate registration statement that will be filed with the SEC.

We intend to brand all apartment communities owned by the Company as “A Preferred Apartment Community.” We intend to make “A Preferred Apartment Community” a trademarked logo and ultimate tagline for each community that will identify certain brand and management standards that resonate with today’s discerning residential tenant. The strategy also will allow each individual community to be part of a centralized marketing and advertising campaign, in addition to property level marketing and advertising. We expect that these campaigns will enhance further the individual property’s presence in the marketplace and allow our communities to be distinguished as premier over other properties within the marketplace.

Market Opportunities

In the wake of the recent financial system troubles and subsequent downturn in the broader economy, multifamily assets have seen a dramatic drop in their value as the combination of higher capitalization rates and dwindling incomes has created formidable headwinds for operators across the country. Many transactions consummated in the last five years were highly leveraged with favorable financing terms. In many instances, the terms of these deals are about to expire or the debt associated with these deals is about to mature. These transactions present problems for undercapitalized owners as the ability to refinance has diminished significantly and the only options that may be available are a sale at a dramatic discount to their basis or foreclosure. However, based on the lack of new supply projected for the next several years, the expected rebound in the general economy, the introduction of the “echo boom” generation into the market and the dwindling rate of homeownership, we believe this stress in the market will create multiple opportunities for acquisitions.

Supply Constraints:  With the economic conditions curtailing financing and construction, we believe the new supply pipeline will soon contract to a low not seen in recent history. As can be seen from the charts below, permits for multifamily construction have diminished considerably. As the economy rebounds and demand for apartment inventory increases, we believe that for an extended period of time, there will be a significant shortage of new supply for the development sector to rebuild its infrastructure and resume new construction of units. We believe this window of opportunity will allow owners with desirable product to experience rent growth and enhanced occupancy levels as the market expands and supply struggles to keep pace.

*	Based on U.S. Census Bureau data as presented by Axiometrics, Inc.

Economic Improvement:  While the overall economy struggles to show consistent signs of improvement, we believe that multifamily seems to be the most resilient sector in the market. Ron Witten points out in his Second Quarter 2010 Markets Update and Strategy Presentation that the historical correlation between job growth and absorption has not applied. Since the third quarter of 2008, apartment absorption on a year over year basis has outperformed the corresponding drop in employment, with absorption posting only modest declines in the face of dramatic job losses. Witten also points out that the rental demand for single family rental product (which accounted for a large “shadow market” in many cities) has dropped significantly, providing relatively more demand for traditional multifamily rental product.

Rate of Homeownership:  One of the most significant contributors to the projection for new demand is the level of homeownership in the United States. As of March 31, 2010, the home ownership rate is approximately 67.2%, down from a high of approximately 69.2% in 2004 (figures based on U.S. Census Bureau data). Based on industry sources, we believe that, while the current recession probably will ease at some point in late 2010 or 2011, an increase in homeownership rates is unlikely for a much longer period of time. Given the more stringent scrutiny from lenders and regulators alike that is occurring, the erosion of wealth in the housing sector over the last four years, the decline in overall household income and the dramatic increase in unemployment, we expect the propensity to rent likely will continue to increase for the foreseeable future. Based on current U.S. Census Bureau data, from a demographic standpoint, there is a large population bubble of Americans under the age of 30 who will be candidates for home ownership now or in the near future; however, it is likely that the current climate will compel them to delay the decision to purchase a home until they are on firmer economic footing. In addition, the requirements for a mortgage may continue to be so stringent that they find it more attractive to rent for a longer period of time until they can qualify for a desirable home. All these factors lead us to believe that an improvement in the future for the apartment market will occur as the rental pool grows in a climate where little supply is being created.

Echo Boom Generation:  There are approximately 84 million “echo boomers” in the population currently, more than their “Baby Boomers” parents who only number 76.9 million. See U.S. Census Bureau data December 2002 and July 2008. The echo boomers were born between 1977 and 1996 and the bulk of them are currently working their way into the market (age range in 2008 was 12-31). For school year 2008 – 2009 more people registered at universities in the United States than at any other time in history. This trend is not expected to abate anytime in the near future. As these people graduate and work their way into the market, the pool of educated, employed and qualified renters will increase dramatically.

Our Competitive Strengths

We believe that we distinguish ourselves from our competitors through the following competitive advantages:

•	experienced management team with significant expertise in real estate and real estate-related debt investments and capital markets;
•	access to a pipeline of investment opportunities;
•	benefits from our relationship with our manager and its affiliates;
•	dedicated asset management team;
•	alignment of interests; and
•	investment strategy.

Our Investment Strategy

We will seek to maximize returns for our stockholders by taking advantage of the current environment in the real estate market created by the recent financial crisis and subsequent downturn in the broader economy. While occupancy and capitalization rates in the multifamily sector have rebounded in recent months, apartment values remain well below previous market highs due to significant declines in rental rates, collections and net operating incomes that have yet to fully recover. As the real estate market and economy stabilize, we intend to employ efficient management techniques to grow income and create asset value. Our investment strategy may include, without limitation, the following:

•	acquiring assets where assets or the owners of assets are overleveraged and/or owners may be struggling to meet current debt service obligations on such assets, or, in certain circumstances, where owners are financial institutions or conduits under either legal or economic compulsion to sell;
•	acquiring assets in opportunistic, performing and stable markets throughout the United States;
•	acquiring assets that enable us to target five-year average cash-on-cash asset level returns of approximately 9.0% to 10.0% net of fees and expenses;

•	taking advantage of a depleting inventory of multifamily housing as a result of a lack of new construction over the past several years; and
•	taking advantage of favorable financing available from Freddie Mac and Fannie Mae.

In implementing our investment strategy, we will use our manager’s and its affiliates’ expertise in identifying attractive investment opportunities with the target classes described below, as well as their transaction sourcing, underwriting, execution and asset management and disposition capabilities. We expect that our manager will make decisions based on a variety of other factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions. In addition, all investment decisions will be made with a view to maintaining our qualification as a REIT.

We believe there are numerous opportunities among our target assets that currently present attractive risk-return profiles. However, our investment strategy is dynamic and flexible, which will enable us to adapt to shifts in economic, real estate and capital market conditions and to exploit inefficiencies. Consistent with this strategy, our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different economic and capital market conditions. We believe this approach allows us to identify undervalued opportunities in all market cycles, often before other investors identify such opportunities.

In particular, we will look to acquire:

•	assets of varying age depending on the return profile and the specific strategy for each asset;
•	assets in the top submarkets of each MSA defined by highest rent per square footage, highest resident income level, highest property values for single family housing, etc.;
•	properties that should be modern in architecture and appearance with no functional obsolescence or design flaws;
•	assets comprised of 200 – 600 units per property to allow increased operating efficiency, with target properties outside this profile evaluated and priced appropriately;
•	assets with projected five-year average cash-on-cash returns of approximately 9.0% to 10%, net of fees and expenses;
•	assets with target capitalization rates varying by market and asset type — core assets in the more stable markets probably will drift between 6.00% and 7.00% and more opportunistic assets could have significantly higher acquisition capitalization rates;
•	assets with exit capitalization rates forecasted based on market performance and asset strategy but that generally mirror entry capitalization rates (except on more opportunistic targets); and
•	assets in urban infill areas and suburban markets (exurban markets will not be targeted).

We currently do not anticipate investing in unimproved property, developing new construction properties or acquiring new construction. However, we would consider a forward purchase contract on a newly built product with the appropriate caveats in the contract for occupancy and income to insure the asset is fairly priced.

Our target asset acquisitions would fit into three categories consisting of:

•	Core Assets: Core assets can best be described as being relatively new properties (less than ten years old) in major markets and top submarkets. These properties typically are in infill and close in suburban locations with significant barriers to entry and little to no deferred maintenance issues or significant capital expenditures necessary to maintain market presence. The properties are typically well managed and maintained by the seller. We would expect capitalization rates to range from 6.00% to 7.00%;

•	Value Add Assets: Value Add assets can best be described as slightly older assets (up to 25 years old) in major markets. Suburban and infill locations are appropriate, but exurban markets would not be included. Value add assets typically have some deferred maintenance issues, capital expenditure needs and/or modest operational or occupancy deficiencies that may require more management intensive efforts than core assets. The capitalization rates for value add assets are expected to be higher (7.00% to 8.00% currently) than core assets with higher expected returns; and
•	Opportunistic Assets: Opportunistic assets can be older assets, but we would seek to avoid functional obsolescence in an asset as well as defective construction or inherent flaws (e.g., blu-poly piping, aluminum wiring, flat roofs in garden apartments, etc.). Opportunistic assets would be located in major markets but submarkets can be infill or suburban. We would expect this type of asset to have serious physical or operational deficiencies that will require intensive efforts to correct either through management changes, renovation or a combination of both. Capitalization rates for these assets should be in excess of 8.00%.

Our Target Assets

We will target the acquisition of multifamily assets in performing, stable and opportunistic markets throughout the United States. We believe that, as of March 31, 2010, examples of these types of markets are shown on the map below:

*	Market descriptions in the above map are as of March 31, 2010.

Our Financing Strategy

We intend to utilize leverage in making our investments. The number of different investments we will acquire will be affected by numerous factors, including the amount of funds available to us. By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments than would otherwise be possible, resulting in a larger and more diversified portfolio. See the “Risk Factors” section of this prospectus for more information about the risks related to operating on a leveraged basis.

We intend to target leverage levels (secured and unsecured) between 50% and 65% of the value of our tangible assets on a portfolio basis. We also intend to limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing. These targets, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Business — Our Financing Strategy” in this prospectus for a more detailed discussion of our borrowing policies.

Our secured and unsecured aggregate borrowings are intended by us to be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. In determining whether our borrowings are reasonable in relation to our net assets, we expect that our board of directors will consider many factors, including without limitation, the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of multifamily properties, the leverage ratios of publicly traded and non-traded REITs with similar investment strategies, whether we have positive leverage (in that, the board will compare the capitalization rates of our properties to the interest rates on the indebtedness of such properties) and general market conditions. There is no limitation on the amount that we may borrow for any single investment.

Risk Management

Risk management is a fundamental principle in our manager’s construction of our portfolio and in the management of each investment. Diversification of our portfolio by investment size and risk is critical to controlling portfolio-level risk.

Summary Risk Factors

An investment in our Class A Common Stock involves various risks. You should consider carefully the risks discussed below and under the section entitled “Risk Factors” included in this prospectus before making your investment. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Class A Common Stock could decline and you may lose some of or all your investment.

Our Structure

We were formed as a Maryland corporation on September 18, 2009. The following chart shows our structure after giving effect to the private placement offering and the underwritten offering.

(1)	NELL Partners, LLC is controlled by John A. Williams.
(2)	Other than the 1% Manager Revenue Interest (as defined in the section entitled “Our Manager and Management Agreement — 1% Manager Revenue Interest” herein) held by WOF, Preferred Apartment Advisors LLC is controlled by NELL Partners, LLC.
(3)	The Class A Common Stock investors in the underwritten offering will own registered shares of Class A Common Stock of Preferred Apartment Communities, Inc. After the WOF distribution is effected, the investors in WOF will own registered shares of Class A Common Stock of Preferred Apartment Communities, Inc.
(4)	Each property to be held in a special purpose entity.
(5)	Through its controlling interest in the manager, NELL Partners, LLC is entitled to receive a share of the management promote fee described in “Management Compensation.”

Management Agreement

We will be externally managed and advised by Preferred Apartment Advisors, LLC, a Delaware limited liability company, which is controlled by John A. Williams, a veteran of the multifamily industry. Pursuant to the terms of the management agreement between us and our manager, our manager will be responsible for administering our business activities and day-to-day operations and will provide us with a management team and appropriate support personnel. Our manager will at all times be subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. We do not expect to have any employees.

We will enter into a management agreement with our manager prior to the closing of the offerings. Pursuant to the management agreement, our manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our manager will be responsible for, among other duties (1) performing all our day-to-day functions, (2) determining investment criteria in conjunction with our board of directors, (3) sourcing, analyzing and executing asset acquisitions, sales and financings, (4) performing asset management duties, (5) performing property management duties, and (6) performing financial and accounting management. Our manager has an investment committee that will oversee our investment guidelines, our investment portfolio and its compliance with our investment guidelines and policies.

The initial term of the management agreement expires on the third anniversary of the closing of the offerings and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our manager’s performance and fees that may be payable to our manager annually, and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is detrimental to us, or (2) our determination that the management fees payable to our manager are not fair, subject to our manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days’ prior written notice of any such termination. We also may terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days’ prior written notice from our board of directors for cause, as defined in the management agreement. Unless terminated for cause, our manager will be paid accrued fees upon termination as described in the table below. Our manager may decline to renew the management agreement by providing us with 180 days’ prior written notice, in which case we would not be required to pay a termination fee.

The following table summarizes the fees and expense reimbursements that we will pay to our manager:

Type of Compensation	Determination of Amount	Estimated Amount
Acquisition and Operational Stage
Acquisition Fee and Expenses	Fees payable to our manager in the amount of 1.0% of the gross contract purchase price of the property, loans or other real estate-related assets purchased. We will reimburse our manager for acquisition expenses. Acquisition fees and expenses will accrue but will not be payable until the closing of the offerings.	Not determinable at this time.
Asset Management Fee(1)	We will pay our manager a monthly fee equal to one-twelfth of 0.50% of the total value of our assets (including cash or cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with generally accepted accounting principles (“GAAP”) (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). This fee will be payable monthly in arrears, based on assets held by us on the last date of the prior month, adjusted for appropriate closing dates for individual property acquisitions.	Not determinable at this time.
Property Management and Leasing Fee(1)	We will pay our manager a monthly fee equal to 4% of the gross revenues per month, for services in connection with the rental, leasing, operation and management of our properties and the supervision of any third parties that are engaged by our manager to provide such services. Our manager may subcontract the performance of its property management and leasing services duties to third parties or affiliates and pay all or a portion of its property management fee to such persons with whom it contracts for these services.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount
General and Administrative Expenses(1)	Payable to our manager in an amount equal to 2% of gross revenues per annum.	Not determinable at this time.
Disposition Fee on Sale of Assets	We may pay our manager a commission upon the sale of one or more of our properties or other assets in an amount equal to the lesser of (a) one-half of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset, and (b) 1% of the sale price of the asset. Payment of such fee may be made only if the manager provides a substantial amount of services in connection with the sale of the asset. In addition, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of (1) the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset and (2) an amount equal to 6% of the sale price of such asset. Such commissions will accrue but will not be payable until the closing of the offerings.	Not determinable at this time because actual amounts are dependent upon the sale price of specific properties or commission that would be reasonable, customary and competitive at the time of sale.
Construction Fee, Development Fee and Landscaping Fee	We will pay our manager at market rates customary and competitive in light of the size, type and location of the asset.	Not determinable at this time because actual amounts are dependent upon market rates in light of the size, type and location of the asset.
Accrued Fees Upon Termination	If the management agreement is terminated by reason of a change of control, by us without cause, by the manager for good reason or upon our liquidation, the manager will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination.	Not determinable at this time

Type of Compensation	Determination of Amount	Estimated Amount
Liquidation Stage
Management Promote Fee	Our manager will receive 15% of the amount by which the sum of the net selling price of each asset plus distributions in respect of such asset exceeds the sum of the aggregate capital contributed by investors in respect of such asset plus an amount equal to a 7% cumulative, non-compounded annual return to investors in respect of such asset (such sum, the “Preferred Return”). In addition, prior to any payment of the management promote fee for a sold asset, an amount equal to the Preferred Return for all previously sold assets must have been paid to the investors. The management promote fee will not be payable prior to the closing of the offerings but will be owing as if the assets were initially acquired by us (through the operating partnership, or otherwise) on the date actually acquired.

(1)	The total amount of the asset management, property management and leasing and general and administrative fees and expenses will be capped at 1.50% of total value of our assets (including cash and cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs).

Conflicts of Interest

Conflicts of interest may exist between us and some of our affiliates, including affiliates of our manager or affiliates of NELL Partners. Some of these potential conflicts include:

•	The possibility that our affiliates may invest in properties that meet our investment profile;
•	Competition for the time and services of personnel that work for us and our affiliates;
•	Substantial compensation payable by us to our manager and affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;
•	The possibility that we may acquire or consolidate with our manager;
•	The possibility that we may do business with entities that have pre-existing relationships with our affiliates, which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other;
•	The possibility that our manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties and the acquisition of real estate-related debt and securities, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and reducing the value of your investment in us;
•	The possibility that our manager and its affiliates may make recommendations to us that we buy, hold or sell property or other investments that may have the effect of increasing their own compensation;

•	The possibility that, if we acquire properties from or make investments in entities owned or sponsored by affiliates of our manager, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations with a third party, but we would do so only if our board of directors, including a majority of our independent directors, approves the investment and only if there is justification for such excess price and such excess is reasonable;
•	The possibility that our manager and its affiliates, including our officers (some of whom are also our directors), will face conflicts of interest caused by their ownership of our manager and their roles with other programs, resulting in actions that are not in the long-term best interests of our stockholders;
•	Conflicts of interest also may arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements; and
•	The possibility that, if our manager and its affiliates provide services in connection with the management of a particular property, we may retain assets which are not as profitable and sell assets which provide a greater return.

See the section entitled “Certain Relationships and Related Transactions — Conflicts of Interest” in this prospectus for more details on these and other conflicts of interest.

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT, commencing with our taxable year ending on December 31, 2010. In addition, we may hold certain of our assets through taxable REIT subsidiaries, or TRSs, which may be subject to corporate-level income tax at regular rates. Our qualification as a REIT depends on our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute each year at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If we fail to qualify for taxation as a REIT in any taxable year, and the statutory relief provisions of the Code do not apply, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income or property and to U.S. federal income and excise taxes on our undistributed income.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Restrictions on Ownership and Transfer of our Common Stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% in value of the aggregate of our outstanding shares and more than 9.8% by value or number of shares, whichever is more restrictive, of any class or series of our outstanding shares of stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

Our charter also prohibits any person from, among other things:

•	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT; and
•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

In addition, our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in such violation will be void from the time of such purported transfer.

The Offerings

Class A Common Stock offered
shares of Class A Common Stock will be offered through , our underwriter, in the underwritten offering on a firm commitment basis. Subsequent to the private placement offering to WOF of shares of our Class A Common Stock, WOF will distribute shares of Class A Common Stock to its investors on a pro rata basis. We will not receive any proceeds from the WOF distribution of Class A Common Stock. Holder(s) of a majority of the outstanding shares of Class A Common Stock will have the right to elect 1/3 of our board of directors.
Capital stock to be outstanding after the offerings
shares of Class A Common Stock and 33,333 shares of Class B Common Stock.
Over-allotment option to purchase additional shares
The underwriter has an option to purchase a maximum of additional shares of Class A Common Stock from us. The underwriter can exercise this option at any time within days from the date of this prospectus.
Use of proceeds
We estimate that we will receive net proceeds from the sale of shares of our Class A Common Stock in these offerings of approximately $ million, or $ million if the underwriter fully exercises its over-allotment option, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to invest the net proceeds to us of the private placement offering and the underwritten offering of our Class A Common Stock in two or more properties with an aggregate gross value (inclusive of mortgage indebtedness) of approximately $ million. We intend to acquire such properties through the incurrence of indebtedness (secured and unsecured) constituting approximately 50% to 65% of the value of our tangible assets on a portfolio basis, with the balance of the acquisition cost thereof funded through the use of the net proceeds to us of the private placement offering and the underwritten offering. We also intend to limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing. Until appropriate assets can be identified, our manager may invest the net proceeds of the offerings in interest-bearing short-term investments that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from our target assets. See the section entitled “Use of Proceeds” in this prospectus.
Distribution policy
We intend to make regular quarterly distributions to holders of our Class A Common Stock and our Class B Common Stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend to pay over time quarterly dividends in an amount equal to 100% of our net taxable income. We plan to pay our first dividend in respect of the period from the closing of the offerings through December 31, 2010, which may be prior to the time that we have fully used the net proceeds from the offerings to acquire our target assets.
Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see the section entitled “Distribution Policy” in this prospectus.
We cannot assure you that we will make any distributions to our stockholders.
Proposed AMEX symbol
“APTS”
Ownership and transfer restrictions
To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Code, among other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares and more than 9.8% by value or number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our shares of stock. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus.
Risk factors
Investing in our Class A Common Stock involves a high degree of risk. You should carefully read and consider the information set forth under the section entitled “Risk Factors” in this prospectus and all other information in this prospectus before investing in our Class A Common Stock.

Unless otherwise indicated in the registration statement, of which this prospectus is a part, all information in this prospectus (other than historical financial information) assumes that        shares of our Class A Common Stock will be sold at $    per share (the midpoint of the price range set forth on the cover of this prospectus) and no exercise by the underwriter of its option to purchase up to        additional shares of Class A Common Stock in this offering to cover over-allotments.

Our Corporate Information

Our principal executive offices are located at 3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia 30339. Our telephone number is (770) 818-4100. Our website is www.preferredapartment.com. The contents of our website are not part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

The purchase of shares of our Class A Common Stock involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before making an investment in our Class A Common Stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our Class A Common Stock to decline and/or you to lose part of or all your investment. The risks and uncertainties described below are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that, as of the date of this prospectus, we deem immaterial also may harm our business.

Investment Risks

Our lack of prior operating history makes it difficult for you to evaluate our likely performance and this investment.

We and our manager are both newly formed entities with no prior operating history and we both may be unable to successfully operate our businesses or achieve our investment objectives. The past performance of other real estate investment programs sponsored by our sponsor or affiliates of our sponsor may not be indicative of the performance we may achieve. We have no income, cash flow, funds from operations or funds from which we can make distributions to you. We may not be able to conduct our business as planned and/or successfully carry out our business as planned.

We differ from prior programs sponsored by our sponsor in a number of respects, and therefore, the past performance of those programs may not be indicative of our future results.

The past performance of prior investment programs sponsored by our sponsor may not be indicative of our future results and we may not be able to successfully implement our strategies and operate our business. Our business is different in a number of respects from the operations of such prior programs and our portfolio is unlikely to mirror the portfolios of the prior programs, resulting in returns to our stockholders that vary from those generated by those prior programs. Therefore, the prior programs of our sponsor, which were all conducted through privately-held entities, were not subject to the up-front commissions, fees and expenses associated with the offerings, the limitations on leverage associated with a public program, or to many of the laws and regulations to which we will be subject. As a result of all these and other factors, you should not assume that your investment will generate returns, if any, comparable to those experienced by investors in the prior programs sponsored by our sponsors or its affiliates.

If we sell substantially less than all the shares we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission (“SEC”) regarding internal control over financial reporting and other fixed costs will be a larger percentage of our net income and will reduce the return on your investment.

In order to comply with SEC rules, we expect to incur significant costs in establishing and maintaining adequate internal control over our financial reporting and our management will spend a significant amount of time assessing the effectiveness of such internal control. It is unlikely that such costs and the amount of time our management spends will be significantly less if we sell substantially less than the maximum number of shares we are offering.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon our manager’s performance in the acquisition of, and arranging of financing for, investments, as well as our manager’s performance in the selection of residents and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties. The more shares we sell in the offerings, the greater our challenge will be to invest all the net offering proceeds on attractive terms. You will not have the opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of our manager and the performance of our manager. We cannot be sure that our manager will be successful in obtaining suitable investments on financially attractive terms.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire and investments we make in real estate-related assets. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the investment. As a result, we may be unable to acquire certain properties or real estate-related assets that otherwise would be a suitable investment. We could suffer delays in our investment acquisitions due to these reporting requirements.

Furthermore, if we acquire properties prior to, during, or upon completion of construction, it will typically take several months following completion of construction to rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection and acquisition of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties and real estate-related assets in a timely manner, we will hold the proceeds of the offerings in an interest-bearing account, invest the proceeds in short-term, investment-grade investments, or ultimately, liquidate. In such an event, our ability to make distributions and pay returns to our stockholders would be adversely affected.

The cash distributions you receive may be less frequent or lower in amount than you expect.

Our board of directors will determine the amount and timing of distributions. In making this determination, our directors will consider all relevant factors, the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you how long it may take to generate sufficient available cash flow to fund distributions nor can we assure you that sufficient cash will be available to make distributions to you. We may borrow funds, return capital or sell assets to make distributions. With no prior operations, we cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time.

Further, if the aggregate amount of our distributions in any given year exceeds our earnings and profits (as determined for U.S. federal income tax purposes), the excess amount either will be (i) a return of capital, or (ii) gain from the sale or exchange of property to the extent that a stockholder’s tax basis in our Class A Common Stock equals or is reduced to zero as the result of our current or prior year distributions, in each case for U.S. federal income tax purposes. For further information regarding the tax consequences if we make distributions other than from funds from operations, please see “Material U.S. Federal Income Tax Considerations.”

Distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

As mentioned above, we may pay distributions from sources other than from our cash flow from operations. Until we acquire properties or other real estate-related investments, we will not generate sufficient cash flow from operations to pay distributions. Our inability to acquire properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, sale of additional securities, advances from our manager, our manager’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from the offerings. Moreover, our board of directors may change this policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders upon which we will have used to pay offering and organization expenses in connection with the offerings. We have not established any limit on the amount of proceeds from the offerings that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. If we fund distributions from the proceeds of the offerings, we will have less funds available for acquiring properties or real estate-related investments. Our inability to acquire properties or real estate-related investments may have a negative affect on our ability to generate sufficient cash flow from operations to pay distributions. As a result, the return you realize on your investment may be reduced and investors who invest in us before we commence significant real estate operations or generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

We do not have agreements or letters of intent in place for any financing sources and our ability to obtain financing on reasonable terms would be impacted by negative market conditions.

Currently, we do not have any agreements or letters of intent in place for any financing sources. Our strategy depends, in part, on our ability to obtain financing on reasonable terms. Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Although this condition occurred initially within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall financial markets, including the investment grade debt and equity capital markets. The dislocation in the credit markets has had a negative effect on the ability of purchasers of real estate to obtain financing. Consequently, there is greater uncertainty regarding our ability to access the credit markets in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Your percentage of ownership may become diluted if we issue new shares of stock.

Stockholders have no rights to buy additional shares of stock if we issue new shares of stock. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in the offerings who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own.

The properties we acquire or develop may not produce the cash flow required to meet our REIT minimum distribution requirements, and we may decide to borrow funds to satisfy such requirements, which could adversely affect our overall financial performance.

We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, any or all of which may decrease future distributions to stockholders.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and may reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Risks Related to Our Organization, Structure and Management

We are dependent upon our sponsor, manager and their affiliates to conduct our operations, and therefore, any adverse changes in the financial health of our sponsor, manager or their affiliates, or our relationship with any of them, could hinder our operating performance and the return on your investment.

We are dependent on our manager and affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Our manager will make all decisions with respect to the management of our company. Our manager will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of, or our relationship with, our manager or its affiliates could hinder their ability to successfully manage our operations and our portfolio of investments.

If our manager loses or is unable to obtain key personnel, our ability to implement our investment strategies could be hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our manager. In particular, we depend on the skills and expertise of John A. Williams, the director of our investment strategies. Neither we nor our manager has an employment agreement with any of our or its key personnel, including Mr. Williams, and we cannot guarantee that all, or any, will remain affiliated with us or our manager. If any of our key personnel were to cease their affiliation with our manager, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of Mr. Williams or any of our key personnel.

We believe our future success depends upon our manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our manager will be successful in attracting and retaining such skilled personnel. If our manager loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If our sponsor, our manager or their affiliates waive certain fees due to them, our results of operations and distributions may be artificially high.

From time to time, our sponsor, our manager and/or their affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders. If our sponsor, our manager and/or their affiliates choose to no longer waive or defer such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

Maryland General Corporation Law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland General Corporation Law, “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as: (i) any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland General Corporation Law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See “Description of Securities —  Business Combinations.”

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under our charter and the Maryland General Corporation Law, our stockholders generally have a right to vote only on the following matters:

•	the election or removal of directors;
•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:
•	change our name;
•	change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock;
•	increase or decrease the aggregate number of our shares;
•	increase or decrease the number of our shares of any class or series of stock that we have the authority to issue; and
•	effect certain reverse stock splits;
•	our liquidation and dissolution; and
•	our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets or similar reorganization.

All other matters are subject to the discretion of our board of directors.

The right of the holders of the shares of Class B Common Stock to elect two-thirds of the board of directors will limit the ability of holders of the shares of Class A Common Stock to influence corporate matters.

Our Class B Common Stock has the right to elect two-thirds of our board of directors and our Class A Common Stock has the right to elect one-third of our board of directors. The holders of the shares of Class B Common Stock therefore have significant influence over management and affairs and over all matters requiring stockholder approval, including significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated control limits the ability of the holders of shares of Class A Common Stock to influence corporate matters and, as a result, we may take actions that the Class A Common Stockholders do not view as beneficial. As a result, the market price of our Class A Common Stock could be adversely affected.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of shares of our common stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Because of our holding company structure, we depend on our operating subsidiary and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of such operating subsidiary and its subsidiaries.

We are a holding company with no business operations of our own. Our only significant asset is and will be the general partnership interests of our operating partnership. We conduct, and intend to conduct, all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations is distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries is or will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnerships and its subsidiaries liabilities and obligations have been paid in full.

Our rights and the rights of our stockholders to recover on claims against our directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland General Corporation Law provides that a director has no liability in such capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his or her duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his or her obligations as a director. We are permitted to purchase and maintain insurance or provide similar protection on behalf of any directors, officers, employees and agents, including our manager and its affiliates, against any liability asserted which was incurred in any such capacity with us or arising out of such status, except as limited by our charter and/or by-laws. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders.

Our charter prohibits us from indemnifying our directors, our manager and its affiliates for any loss or liability that they suffer or holding harmless our directors, the manager and its affiliates for any loss or liability that we suffer unless certain conditions are met. For details regarding these restrictions, their effect on our ability to indemnify or hold harmless for liability and circumstances under which we are required or authorized to indemnify and to advance expenses to our directors, officers or our manager, see “Our Management — Limitation of Liability and Indemnification.”

As a result of the foregoing, our directors and officers will not be liable for monetary damages unless the director or officer actually received an improper benefit or profit in money, property or services, or is adjudged to be liable to us or our stockholders based on a finding that his or her action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

In the future, our board of directors may consider internalizing the functions performed for us by our manager by acquiring our manager’s assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders. Such an acquisition could also result in dilution of your interests as a stockholder and could reduce earnings per share and funds from operation per share. For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our manager or its affiliates. Internalization transactions involving the acquisition of managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments and to pay distributions. All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

Risks Related to Conflicts of Interest

Our manager, executive officers and their affiliates may face conflicts of interest and if inadequate time is devoted to our business, your investment may be negatively impacted.

We do not have any employees, and as a result, will rely on the employees of our manager and its affiliates for the day-to-day operation of our business. Our sponsor and his affiliates are general partners, managing members and sponsors of other real estate programs having similar investment objectives to ours. The employees of our sponsor and his affiliates currently control and/or operate other entities that own properties in the markets in which we may seek to invest, and they spend a material amount of time managing these properties and other assets that are unrelated to our business. Each of our executive officers are also officers of our sponsor and/or its affiliates, and as a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. Because our sponsor and his affiliates have such interests in other real estate programs and engage in other business activities, the employees of our sponsor and his affiliates may experience conflicts of interest in allocating their time and resources among our business and these other activities. The amount of time that our manager and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our manager will attempt to hire additional employees who would devote substantially all their time to our business. There is no assurance that our manager will devote adequate time to our business. If our manager suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of the foregoing events occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer.

Some of these individuals could make substantial profits as a result of investment opportunities allocated to entities other than us. As a result, these individuals could pursue transactions that may not be in our best interest, which could have a material adverse effect on our operations and your investment. Our manager and its affiliates may, in the future, be engaged in other activities that could result in potential conflicts of interest with the services that they will provide to us. In addition, our sponsor may compete with us for the acquisition and/or refinancing of properties.

Our manager and its affiliates will receive substantial fees from us. These fees could influence our manager’s advice to us, as well as the judgment of the affiliates of our manager who serve as our officers and directors. Among other matters, the compensation arrangements, which might entitle affiliates of our manager to acquisition or disposition fees and other possible fees in connection with its services for the seller or buyer, could affect the judgment of our manager or its affiliates with respect to property acquisitions from, or the making of investments in, other programs sponsored by our sponsor. Therefore, considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our income, and as a result, our ability to make distributions to you and/or a decline in the value of your investment.

Property management services are being provided by our manager, which may impact our sale of properties, and as a result, affect your investment.

Our manager is controlled by our sponsor, and is thus subject to an inherent conflict of interest. Specifically, because the manager or its affiliates will receive significant fees for managing our properties, our manager may face a conflict of interest when determining whether we should sell properties under circumstances where the manager or its affiliates would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

If we acquire properties from affiliates of our manager, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations.

The prices we pay to affiliates of our manager for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties, or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our manager or increases in market value of the property during the period of time the property is owned by the affiliate as evidenced by an appraisal of the property. In no event will we acquire property from an affiliate at an amount in excess of its then current appraised value as determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third party appraiser to determine fair market value when acquiring properties from our manager and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

We may purchase real properties from persons with whom affiliates of our manager have prior business relationships, which may impact the purchase terms, and as a result, affect your investment.

If we purchase properties from third parties who have sold, or may sell, properties to our manager or its affiliates, our manager may experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. As a result of this conflict, the terms of any transaction between us and such third parties may not reflect the terms that we could receive in the market on an arm’s-length basis. If the terms we receive in a transaction are less favorable to us, our results from operations may be adversely affected.

Payment of fees to our manager and its affiliates will reduce cash available for investment and distribution.

Our manager and its affiliates will perform services for us in connection with the selection and acquisition of our properties and other investments, as well as the management and leasing of our properties. They will be paid significant fees for these services, which will reduce the amount of cash available for investment and for distribution to stockholders. The agreements between us and our manager or its affiliates, and the fees paid to them pursuant to such agreements, will not be reached through arm’s-length negotiations and may not reflect the terms that would be available from a third party; that is, a third party unaffiliated with our manager may be willing to provide such services to us at a lower price. These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in the offerings. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even though our stock may be listed on AMEX. See “Our Manager and Management Agreement — Management Compensation.”

Certain of our affiliates will receive substantial fees prior to the payment of dividends to our stockholders.

As mentioned above, we will pay or cause to be paid substantial compensation to our manager and other affiliates and their employees. In addition, generally, our manager will receive compensation that is not dependent on our success or profitability. These payments are payable before the payment of dividends to our stockholders and none of these payments are subordinated to a specified return to our stockholders. Also, although our manager will receive compensation under a management agreement for managing and leasing our properties, such compensation generally will be dependent on our gross revenues. Further, other affiliates of our sponsor may, from time to time, provide services to us if approved by a majority of the independent directors. It is possible that we could obtain such goods and services from unrelated persons at a lesser price.

Our manager and its affiliates receive fees and other compensation based upon our investments, which may impact operating decisions, and as a result, affect your investment.

John A. Williams controls our manager. In addition, Mr. Williams is our President, Chief Executive Officer and Chairman of the Board of Directors and the President and Chief Executive Officer of our manager. As a result, Mr. Williams has a direct interest in all fees paid to our manager and is in a position to make decisions about our investments in ways that could maximize fees payable to our manager. Some compensation is payable to our manager whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our manager and its affiliates benefit from us retaining ownership and leveraging our assets, while our stockholders may be better served by the sale or disposition of, or lack of leverage on, the assets. For example, because asset management fees payable to our manager are based on total assets under management, including assets purchased using debt, our manager may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management. In addition, our manager’s ability to receive fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of our manager and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We may compete with other entities affiliated with our sponsor for tenants.

Our sponsor and his affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business ventures, including ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate. Our sponsor and/or his affiliates may own and/or manage properties in the same geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by our sponsor and his affiliates. Our sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by our sponsor and his affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives.

In accordance with our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, have economic or business interests or goals which are inconsistent with our interests or goals, or take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

General Risks Related to Investments in Real Estate

Economic conditions may adversely affect the residential real estate market and our income.

A residential property’s income and value may be adversely affected by international, national and regional economic conditions. Currently, the U.S. and international markets are experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices and commercial real estate, limited access to credit markets, increased energy costs, increased unemployment rates, and a national and global recession. If such conditions persist, the residential real estate industry may experience a significant decline in business caused by a reduction in overall renters. The current economic downturn and increase in unemployment rates also may have an adverse affect on our operations if the tenants occupying the residential properties we acquire cease making rent payments to us.

In addition, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates, may adversely affect a property’s income and value. The continued rise in energy costs could result in higher operating costs, which may adversely affect our results from operations. In addition, local conditions in the markets in which we own or intend to own properties may significantly affect occupancy or rental rates at such properties. The risks that may adversely affect conditions in those markets include: layoffs, plant closings, relocations of significant local employers and other events negatively impacting local employment rates and the local economy; an oversupply of, or a lack of demand for, apartments; a decline in household formation; the inability or unwillingness of residents to pay rent increases; and rent control, rent stabilization and other housing laws, which could prevent us from raising rents. The U.S. experienced an 8% rise in apartment vacancies in the fourth quarter of 2009 and rents fell the most in three decades as demand waned. Asking rental rates dropped 2.3% from a year earlier and actual rental rates decreased 3%. In New York, the actual rental rates declined 5.6% in 2009. It is predicted that demand will recover only when the labor market stabilizes. See Dan Levy, Record U.S. Apartment Vacancies Force Landlords to Cut Rents, Bloomberg.com, Jan. 7, 2010, available at http://www.bloomberg.com/apps/news?pid=email_en&sid=auCo6z6a_B0U.

We cannot predict when the residential real estate market will recover. Therefore, to the extent that there are adverse economic conditions in the residential market, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

Our investments in real estate-related investments will be subject to the risks typically associated with real estate, which may have a material affect on your investment.

Our loans held for investment generally will be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Any investments in mortgage-related securities, collateralized debt obligations and other real estate-related investments (including potential investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters, such as hurricanes, earthquakes and floods;
•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;
•	adverse changes in national and local economic and real estate conditions;
•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
•	costs of remediation and liabilities associated with environmental conditions affecting properties; and
•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of the borrowers to pay their loans, as well as on the value that we can realize from assets we own or acquire.

Rising expenses could reduce cash flow and funds available for future acquisitions, which may have a material affect on your investment.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. Some of the leases on our properties may require the tenants to pay all or a portion of the expenses; however, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those expenses. Such increased expenses could adversely affect funds available for future acquisitions or cash available for distributions.

Failure to generate sufficient cash flows from operations may reduce distributions to stockholders.

We intend to rely primarily on our cash flow from operations to make distributions to our stockholders. The cash flow from equity investments in our multifamily properties depends on the amount of revenue generated and expenses incurred in operating our properties. The revenue generated and expenses incurred in operating our properties depends on many factors, some of which are beyond our control. For instance, rents from our properties may not increase as expected or the real estate-related investments we purchase may not generate the anticipated returns. If our properties do not generate revenue sufficient to meet our operating expenses, debt service and capital expenditures, our cash flows and ability to make distributions to you will be adversely affected.

If we purchase assets at a time when the residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The residential real estate market may experience substantial influxes of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that, if the real estate market subsequently ceases to attract the same level of capital investment, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. Some of our leases also provide the tenant with a right of first refusal on any proposed sale. These provisions may lessen the ability of the manager and our board of directors to freely control the sale of the property.

Although we may grant a lessee a right of first offer or option to purchase a property, there is no assurance that the lessee will exercise that right or that the price offered by the lessee in the case of a right of first offer will be adequate. In connection with the acquisition of a property, we may agree on restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. Even absent such restrictions, the real estate market is affected by many factors that are beyond our control, including general economic conditions, availability of financing, interest rates and supply and demand. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property or real estate-related asset. If we are unable to sell a property or real estate-related asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations. As a result, we may not have funds to make distributions to our stockholders.

We may not make a profit if we sell a property, which could adversely impact our ability to make cash distributions to our stockholders.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

We may incur liabilities in connection with properties we acquire.

Our anticipated acquisition activities are subject to many risks. We may acquire properties that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any, or with only limited, recourse with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, as mentioned above, absent a determination that an expedited acquisition is necessary, we intend to perform customary due diligence regarding each property or entity we acquire. We also will attempt to obtain appropriate representations and undertakings from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include, without limitation:

•	liabilities for clean-up of undisclosed environmental contamination;
•	claims by tenants or other persons dealing with the former owners of the properties;
•	liabilities incurred in the ordinary course of business; and
•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

We may suffer losses that are not covered by insurance.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our manager determines are sufficient to cover reasonably foreseeable losses, and with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. In some cases, mortgage lenders have begun to insist that specific coverage against terrorism be purchased by owners as a condition for providing loans. We intend to obtain terrorism insurance if required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, we may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to such coverage.

Because of our inability to obtain specialized coverage at rates that correspond to our perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us. Although we intend to adequately insure our properties, we cannot assure that we will successfully do so.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When residents do not renew their leases or otherwise vacate their space, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment units. In addition, we may require substantial funds to renovate a multifamily community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing will increase our interest expense, therefore, our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which require rehabilitation. In particular, we may acquire “affordable” properties that we will rehabilitate and convert to market rate properties. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control the rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specifications.

Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that most of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without any penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

The profitability of our acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

We will face competition from third parties, including other apartment communities, which may limit our profitability and the return on your investment.

The residential apartment industry is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily communities, which would adversely affect our operations. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may be able to accept more risk than we can effectively manage. In addition, those competitors that are not REITs may be at an advantage to the extent they can utilize working capital to finance projects, while we (and our competitors that are REITs) will be required by the annual distribution provisions under the Code to distribute significant amounts of cash from operations to our stockholders. Our competitors include those in other apartment communities both in the immediate vicinity where our multifamily communities will be located and the broader geographic market. Such competition also may result in overbuilding of apartment communities, causing an increase in the number of apartment units available and potentially decreasing our occupancy and apartment rental rates. We also may be required to expend substantial sums to attract new residents. The resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates. Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. These events would cause a significant decrease in revenues and could cause us to reduce the amount of distributions to our stockholders.

The large amount of foreclosed homes and low residential mortgage rates may result in potential renters purchasing residences rather than leasing them, and as a result, cause a decline in occupancy rates.

The large amount of foreclosed homes available at very attractive prices, along with the low residential mortgage interest rates currently available and government sponsored programs to promote home ownership, has resulted in a record high level on the National Association of Realtor’s Housing Affordability Index, an index used to measure whether or not a typical family could qualify for a mortgage loan on a typical home. The foregoing factors may encourage potential renters to purchase residences rather than lease them, thereby causing a decline in the occupancy rates of our properties.

A concentration of our investments in the apartment community sector may leave our profitability vulnerable to a downturn or slowdown in the sector.

We expect to concentrate our investments in the apartment community sector. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in the apartment community sector, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the apartment community sector could be more pronounced than if we had more fully diversified our investments. See “Business — Market Opportunities.”

Failure to succeed in new markets may have adverse consequences on our performance.

We may make acquisitions outside of our existing market areas if appropriate opportunities arise. Our sponsor’s, manager’s or any of our affiliates’ historical experience in their existing markets does not ensure that we will be able to operate successfully in new markets, should we choose to enter them. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to accurately evaluate local market conditions, to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

We are likely to acquire multiple properties in a single transaction. Such portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate, or attempt to dispose of, these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. The returns that we can earn on such cash may be less than the ultimate returns on real property, and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use our commercially reasonable efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take such purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as full or partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold or refinanced or we have otherwise disposed of such promissory notes or other property. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

We may make investments in opportunity-oriented properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income likely will decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of investments, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project. Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Real estate investments are relatively illiquid, and as a result, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We also will have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may elect not to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;
•	repay debt, if any;
•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;
•	create working capital reserves; or
•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties also may be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Code and possibly hold some properties through TRSs that must pay full corporate-level income taxes.

We may obtain properties with lock-out provisions, or agree to such provisions in connection with obtaining financing, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

We may agree to obtain certain properties from contributors who contribute their direct or indirect interest in such properties to our operating partnership in exchange for operating partnership units and agree to restrictions on sales or refinancing, called “lock-out” provisions, that are intended to preserve favorable tax treatment for the contributors of such properties. Additionally, we may agree to lock-out provisions in connection with obtaining financing for the acquisition of properties. Furthermore, we may agree to make a certain amount of debt available for these contributors to guarantee in order to preserve their favorable tax treatment. Lock-out provisions could materially restrict us from selling, conveying, transferring otherwise disposing of all or any portion of the interest in these properties in a taxable transaction or from refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available to return capital to you. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders, and therefore, might have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders, which could result in lower investment returns to our stockholders.

We may enter into joint ventures with affiliates and other third parties to acquire or improve properties. We also may purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•	joint venturers may share certain approval rights over major decisions;
•	a co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;
•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;
•	the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•	that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;
•	disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or
•	that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

Risks Associated with Debt Financing and Investments

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by selected, or by all of our, real properties to obtain funds to acquire additional real properties and/or make capital improvements to properties. We also may borrow funds, if necessary, to satisfy the requirement that we generally distribute to stockholders as dividends at least 90% of our annual REIT taxable income (excluding net capital gain), or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT.

We intend to incur mortgage debt on a particular property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one or more of our properties. In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money.

We also may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments or prepayment penalties will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

There is no limitation on the amount we may invest in any single property or other asset or, subject to the limitations in our charter, on the amount we can borrow for the purchase of any individual property or other investment.

If mortgage debt is unavailable at reasonable rates, it may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occur, our cash flow could be reduced. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Financial and real estate market disruptions during 2007 and into 2010 could adversely affect the multifamily property sector’s ability to obtain financing from Fannie Mae and Freddie Mac, which could adversely impact us.

Fannie Mae and Freddie Mac are major sources of financing for the multifamily sector and both experienced significant losses in 2008 and through the early part of 2010 due to credit-related expenses, securities impairments and fair value losses. If new U.S. government regulations (i) heighten Fannie Mae’s and Freddie Mac’s underwriting standards, (ii) adversely affect interest rates, or (iii) reduce the amount of capital they can make available to the multifamily sector, it could reduce or remove entirely a vital resource for multifamily financing. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s available financing and decrease the amount of available liquidity and credit that could be used to acquire and diversify our portfolio of multifamily assets.

The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. federal government, may adversely affect our business.

Due to increased market concerns about Fannie Mae and Freddie Mac’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the U.S. federal government, on July 30, 2008, the government passed the Housing and Economic Recovery Act of 2008, or the HERA. On September 7, 2008, the Federal Housing Finance Agency, or the FHFA, placed Fannie Mae and Freddie Mac into conservatorship and, together with the U.S. Treasury, established a program designed to boost investor confidence in Fannie Mae’s and Freddie Mac’s debt and mortgage-related securities. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (i) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the stockholders, the directors and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (ii) collect all obligations and money due to Fannie Mae and Freddie Mac; (iii) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (iv) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (v) contract for assistance in fulfilling any function, activity, action or duty of the conservator. A primary focus of this new legislation is to increase the availability of mortgage financing by allowing Fannie Mae and Freddie Mac to continue to grow their guarantee business without limit, while limiting net purchases of residential mortgage-backed securities, or RMBS to a modest amount through the end of 2009. It is currently planned for Fannie Mae and Freddie Mac to reduce gradually their RMBS portfolios beginning in 2010.

In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, the U.S. Treasury has taken three additional actions: (i) the U.S. Treasury and the FHFA have entered into preferred stock purchase agreements between the U.S. Treasury and Fannie Mae and Freddie Mac pursuant to which the U.S. Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth; (ii) the U.S. Treasury has established a new secured lending credit facility which will be available to Fannie Mae, Freddie Mac and the Federal Home Loan Banks, which is intended to serve as a liquidity backstop, which was indefinitely extended; and (iii) the U.S. Treasury has initiated a temporary program to purchase U.S. government agency RMBS issued by Fannie Mae and Freddie Mac.

Although the U.S. Treasury has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, Fannie Mae and Freddie Mac could continue to suffer losses and could fail to honor their guarantees and other obligations. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitutes a U.S. government agency RMBS and could have broad adverse market implications. Such market implications could negatively affect the performance and market value of our investments.

Our ability to obtain financing on reasonable terms could be impacted by negative capital market conditions.

Recently, domestic financial markets have experienced unusual volatility, uncertainty and a tightening of liquidity in both the investment grade debt and equity capital markets. The commercial real estate debt markets are also experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the frozen Collateralized Mortgage Backed Securities market. Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions. This may result in our acquisitions generating lower overall economic returns and potentially reducing cash flow available for distribution.

The recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn, (a) may no longer allow real estate investors to rely on capitalization rate compression to generate returns, and (b) has slowed real estate transaction activity, all of which may reasonably be expected to have a material adverse impact on revenues and income from the acquisition and operations of real properties and mortgage loans. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long-term quality of the underlying real estate asset.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets.

Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered, and do not intend to register ourselves or any of our subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things, limitations on capital structure, restrictions on specified investments, prohibitions on transactions with affiliates and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is not deemed to be an “investment company” if it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is not deemed to be an “investment company” if it neither is engaged, nor proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis.

We believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act. Under Section 3(c)(5)(C), the SEC staff generally requires a company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of qualifying assets in a broader category of real estate related assets to qualify for this exception. See “Business — Our Investment Strategy.”

The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for exemption from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register us or any of our subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register us as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders.

As mentioned above, we intend to incur debt. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flow and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In providing financing to us, a lender may impose restrictions on us that affect our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our stockholders and otherwise affect our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Such loan documents may contain other negative covenants that may limit our ability to discontinue insurance coverage, replace our manager or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you. Further, such restrictions could make it difficult for us to satisfy the requirements necessary to maintain our qualification as a REIT.

Some of our mortgage loans may have “due on sale” provisions, which may impact the manner in which we acquire, sell and/or finance our properties.

In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans.

In financing our property acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Therefore, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

We may be subject to risks related to interest rate fluctuations, and the derivative financial instruments that we may use may be costly and ineffective and may reduce the overall returns on your investment.

We may be subject to risks related to interest rate fluctuations if any of our debt is subject to a floating interest rate. To the extent that we use derivative financial instruments in connection with our floating interest rate debt, we will be exposed to credit, basis and legal enforceability risks. Derivative financial instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Our investments in senior debt, mezzanine debt and membership or partnership interests in entities that own multifamily properties will be subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

We may invest in senior debt, mezzanine debt and membership or partnership interests in entities that own multifamily properties. These investments will involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and also may be subordinated to its other obligations. We are likely to invest in debt securities of companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments.

These investments also will subject us to the risks inherent with real estate-related investments referred to in this prospectus, including the risks described with respect to commercial properties and similar risks, including:

•	risks of delinquency and foreclosure, and risks of loss in the event thereof;
•	the dependence upon the successful operation of, and net income from, real property;
•	risks generally incident to interests in real property; and
•	risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in entities that own multifamily properties and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.

Our mezzanine loan assets will involve greater risks of loss than senior loans secured by income-producing properties.

We may acquire mezzanine loans in entities that own multifamily properties, which take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some of or all our initial expenditure. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Compliance with Laws

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Examples of Federal laws include: National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on residents, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.

There also may be potential liability associated with lead-based paint arising from lawsuits alleging personal injury and related claims. The existence of lead paint is especially a concern in residential units. A structure built prior to 1978 may contain lead-based paint and may present a potential for exposure to lead, however, structures built after 1978 are not likely to contain lead-based paint.

Properties’ values also may be affected by their proximity to electric transmission lines. Electric transmission lines are one of many sources of electro-magnetic fields (“EMFs”) to which people may be exposed. Research completed regarding potential health concerns associated with exposure to EMFs has produced inconclusive results. Notwithstanding the lack of conclusive scientific evidence, some states now regulate the strength of electric and magnetic fields emanating from electric transmission lines, and other states have required transmission facilities to measure for levels of EMFs. On occasion, lawsuits have been filed (primarily against electric utilities) that allege personal injuries from exposure to transmission lines and EMFs, as well as from fear of adverse health effects due to such exposure. This fear of adverse health effects from transmission lines has been considered both when property values have been determined to obtain financing and in condemnation proceedings. We may not, in certain circumstances, search for electric transmission lines near our properties, but are aware of the potential exposure to damage claims by persons exposed to EMFs.

Recently, indoor air quality issues, including mold, have been highlighted in the media and the industry is seeing mold claims from lessees rising. Due to such recent increase in mold claims and given that the law relating to mold is unsettled and subject to change, we could incur losses from claims relating to the presence of, or exposure to, mold or other microbial organisms, particularly if we are unable to maintain adequate insurance to cover such losses. We also may incur unexpected expenses relating to the abatement of mold on properties that we may acquire.

Limited quantities of asbestos-containing materials are present in various building materials such as floor coverings, ceiling texture material, acoustical tiles and decorative treatment. Environmental laws govern the presence, maintenance and removal of asbestos. These laws could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials, into the air. Such laws require that owners or operators of buildings containing asbestos (i) properly manage and maintain the asbestos, (ii) notify and train those who may come into contact with asbestos, and (iii) undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos fibers. As the owner of our properties, we may be liable for any such costs.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of residents, existing conditions of the land, operations in the vicinity of the properties, or the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel of our manager and/or other sanctions.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial.

These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.

Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles govern the presence, maintenance, removal and disposal of certain building materials, including asbestos and lead-based paint (which are both discussed above).

The cost of defending against such claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

We cannot assure you that properties which we acquire will not have any material environmental conditions, liabilities or compliance concerns. Accordingly, we have no way of determining at this time the magnitude of any potential liability to which we may be subject arising out of environmental conditions or violations with respect to the properties we own.

Our costs associated with and the risk of failing to comply with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended (the “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or a third party to ensure compliance with such laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

The multifamily communities we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our multifamily communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as multifamily communities to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

We must comply with the Fair Housing Amendments Act of 1988 (the “FHAA”), and failure to comply may affect cash available for distributions.

We must comply with the FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

United States Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We intend to qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income and gains it distributes to its stockholders on a timely basis. Although we do not intend to request a ruling from the Internal Revenue Service, or IRS, as to our REIT status, we have received the opinion of our tax counsel, Proskauer Rose LLP with respect to our qualification as a REIT. This opinion has been issued in connection with the offerings. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of Proskauer Rose LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income and representations related to our future conduct. Proskauer Rose LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification, including changes with retroactive effect.

If we elect to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;
•	we would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;
•	we could be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;
•	we would have less cash to make distributions to our stockholders; and
•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

Although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine to delay or revoke our REIT election. Even if we qualify as a REIT, we expect to incur some taxes, such as state and local taxes, taxes imposed on certain subsidiaries and potential U.S. federal excise taxes.

We encourage you to read the “Material U.S. Federal Income Tax Considerations” section below for further discussion of the tax issues related to the offerings.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for distributions paid. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income, and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so. See “Material U.S. Federal Income Tax Considerations.”

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. While we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS will incur income taxes), (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with a prohibited transaction safe harbor available under the Code for properties held for at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

The use of TRSs would increase our overall tax liability.

Some of our assets may need to be owned or sold, or operations conducted, by TRSs. Any of our TRSs will be subject to U.S. federal and state income tax on their taxable income. The after-tax net income of our TRSs would be available for distribution to us. Further, we will incur a 100% excise tax on transactions with our TRSs that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by one of our TRSs exceeds an arm’s-length rental amount, such amount is potentially subject to the excise tax. We intend that all transactions between us and our TRSs will be conducted on an arm’s-length basis, and therefore, any amounts paid by our TRSs to us will not be subject to the excise tax; provided, however, that no assurance can be given that no excise tax would arise from such transactions.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax adviser with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion was based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation.

We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is not otherwise disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

Our investments in certain debt instruments may cause us to recognize “phantom income” for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” In addition, in the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. We may also be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (4) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all of the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute at least 90% of our taxable income (excluding net capital gains) to our stockholders. In order to satisfy this requirement, we may distribute taxable dividends to our common stockholders that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2010-12, up to 90% of any such taxable dividend with respect to the taxable years 2010 and 2011 could be payable in our common stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current or accumulated earnings and profits for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock, by withholding or disposing of part of the shares in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, such sale may put downward pressure on the trading price of our common stock.

Further, while Revenue Procedure 2010-12 applies only to taxable dividends payable by us in a combination of cash and stock with respect to the taxable years 2010 and 2011, and it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various tax aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates has been reduced by legislation to 15% for tax years beginning before January 1, 2011. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Gross Income Tests — Hedging Transactions.” As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS will generally not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year ending on or after December 31, 2010, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year after 2010. To help insure that we meet these tests, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, as long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares and more than 9.8% by value or number of shares, whichever is more restrictive, of any class or series of our outstanding shares of stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders may be subject to U.S. federal income tax on distributions received from us and may be subject to tax upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Capital gain distributions attributable sales or exchanges of U.S. real property generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders.”

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a “U.S. real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Our common stock will not constitute a “U.S. real property interest” so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we have been a domestically-controlled qualified investment entity, and because our common stock will be publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if: (1) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (2) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock throughout the applicable testing period. See “Material U.S. Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.” We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) we are a “pension-held REIT,” (2) a tax-exempt stockholder has incurred debt to purchase or hold our common stock or (3) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Employee Benefit Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to liability and penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of Title I of ERISA, including pension or profit sharing plans and entities that hold assets of such plans (“ERISA Plans”), and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;
•	your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy;
•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
•	your investment will not impair the liquidity of the Benefit Plan;
•	your investment will not produce UBTI for the Benefit Plan;
•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the Benefit Plan; and
•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our stock constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. Such plans should satisfy themselves that the investment satisfies applicable law. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the “USA PATRIOT Act,” the shares of Class A Common Stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	use of proceeds of the offerings;
•	our business and investment strategy;
•	our projected operating results;
•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;
•	the state of the U.S. economy generally or in specific geographic areas;
•	economic trends and economic recoveries;
•	our ability to obtain and maintain financing arrangements;
•	financing and advance rates for our target assets;
•	our expected leverage;
•	general volatility of the securities markets in which we invest;
•	changes in the values of our assets;
•	our expected portfolio of assets;
•	our expected investments;
•	interest rate mismatches between our target assets and our borrowings used to fund such investments;
•	changes in interest rates and the market value of our target assets;
•	changes in prepayment rates on our target assets;
•	effects of hedging instruments on our target assets;
•	rates of default or decreased recovery rates on our target assets;
•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;
•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;
•	our ability to maintain our exemption from registration under the Investment Company Act;
•	availability of investment opportunities in mortgage-related and real estate-related investments and securities;
•	availability of qualified personnel;
•	estimates relating to our ability to make distributions to our stockholders in the future;
•	our understanding of our competition; and
•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We are offering      shares of our Class A Common Stock through        , our underwriter, in the underwritten offering on a firm commitment basis, at the anticipated public offering price of $    per share (the midpoint of the price range set forth on the cover of this prospectus). Subsequent to the irrevocable private placement offering to WOF of      shares of our Class A Common Stock at a price per share of $     per share, WOF will distribute      shares of Class A Common Stock to its investors on a pro rata basis. Neither WOF nor we will receive any proceeds from the WOF distribution of Class A Common Stock. The holders of a majority of the outstanding shares of Class A Common Stock will have the right to elect 1/3 of our board of directors. We estimate that the net proceeds we will receive from selling our Class A Common Stock in the private placement offering and the underwritten offering will be approximately $    million in the aggregate, or $    million in the aggregate if the underwriter fully exercises its over-allotment option, based upon an assumed initial public offering price of $    per share, the mid-point of the price range set forth on the cover of this prospectus, and after deducting applicable underwriting discounts and commissions and estimated offering expenses of approximately $     million.

We intend to invest the net proceeds to us of the private placement offering and the underwritten offering of our Class A Common Stock in two or more properties with an aggregate gross value (inclusive of mortgage indebtedness) of approximately $    million. See the section entitled “Business — Our Investment Strategy” in this prospectus. We intend to acquire such properties through the incurrence of indebtedness (secured and unsecured) constituting approximately 50% to 65% of the value of our tangible assets on a portfolio basis, with the balance of the acquisition cost thereof funded through the use of the net proceeds to us of the private placement and underwritten offering. We also intend to limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing.

Until appropriate assets can be identified, our manager may invest the net proceeds of the private placement offering and the underwritten offering in interest-bearing short-term investments that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from our target assets.

DISTRIBUTION POLICY

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gain, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend to pay over time regular quarterly dividends in an amount equal to the remainder of our net taxable income to holders of our common stock. We plan to pay our first dividend in respect of the period from the closing of the offerings through December 31, 2010, which may be prior to the time when we have fully invested the net proceeds from the offerings in our target assets. Although not currently anticipated, if our board of directors determines to make distributions in excess of the income or cash flow generated from our target assets, we may make such distributions from the proceeds of this or future offerings of equity or debt securities or other forms of debt financing or the sale of assets.

To the extent that in respect of any calendar year, cash available for distribution is less than our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We generally will not be required to make distributions with respect to activities conducted through any TRS that we form following the completion of the offerings. For more information, see the section entitled “Material U.S. Federal Income Tax Considerations — General” in this prospectus.

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all the remainder of our REIT taxable income to holders of our common stock out of assets legally available therefor. The amount of cash available for distribution will be decreased by any fees or expenses payable by us to our manager under the management agreement. Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon our earnings, financial condition, liquidity, debt covenants, funding or margin requirements under credit facilities, repurchase agreements or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, applicable provisions of the MGCL, and such other factors as our board of directors deems relevant. Our earnings, financial condition and liquidity will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. See the section entitled “Risk Factors” in this prospectus.

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. In addition, a portion of such distributions may be taxable stock dividends payable in our shares. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see the section entitled “Material U.S. Federal Income Tax Considerations — Federal Income Taxation of Stockholders.”

CAPITALIZATION

The following table sets forth (a) our actual capitalization at March 31, 2010, and (b) our capitalization as adjusted to reflect the effect of (i) the sale of      shares of Class A Common Stock in the private placement offering to WOF at an assumed offering price of $    per share, and (ii) the sale of      shares of our Class A Common Stock in the underwritten offering at an assumed offering price of $    per share after deducting applicable underwriting discounts and commissions and estimated offering expenses payable by us. You should read this table together with the section entitled “Use of Proceeds” included elsewhere in this prospectus.

	As of March 31, 2010
	Actual	As Adjusted
	(unaudited)
Stockholders’ equity:
Class A Common Stock, par value $0.01 per share; 400,033,333 shares authorized and 3,333 shares issued and outstanding, actual; and 400,033,333 shares authorized and issued and outstanding, as adjusted	$33	$
Class B Common Stock, par value $0.01 per share; 33,333 shares authorized and 33,333 shares issued and outstanding, actual; and 33,333 shares authorized and 33,333 issued and outstanding, as adjusted	$333		$333
Additional paid-in capital	$109,632	$
Total:	$109,998	$

SELECTED FINANCIAL INFORMATION

As of the date of this prospectus, we have not yet had any operations. As of March 31, 2010, the only asset we held was cash of $109,998. The valuation of this amount does not require estimates or judgment by management. Therefore, we have not had any income, cash flow, funds from operations or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 3,333 shares of Class A Common Stock to NELL Partners, LLC for an aggregate purchase price of $9,999 and intend to contribute the proceeds from that sale to the operating partnership, for which we intend to acquire 3,333 general partnership units of the operating partnership. We have sold 33,333 shares of Class B Common Stock to NELL Partners for an aggregate purchase price of $99,999 and intend to contribute the proceeds from that sale to the operating partnership, for which we intend to acquire 33,333 general partnership units of the operating partnership. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes thereto, appearing elsewhere in this prospectus.

As of March 31, 2010
Assets:
Cash	$109,998
Liabilities and Stockholders’ equity:
Stockholders’ equity	$109,998

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections entitled “Risk Factors,” “Forward-Looking Statements,” “Business” and our audited balance sheet as of March 31, 2010, and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a newly organized Maryland corporation formed to acquire multifamily properties in select targeted markets throughout the United States. We also may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily assets as determined by our manager as appropriate for us. We collectively refer to these asset classes as our target assets. As of the date of this prospectus, we have not yet commenced active operations.

We will seek to maximize returns for our stockholders by taking advantage of the current environment in the real estate market created by the recent financial crisis and subsequent downturn in the broader economy to acquire multifamily assets that have seen a dramatic drop in value due to a significant rise in capitalization rates, decreased occupancy due to high job losses and dwindling rental income. As the real estate market and economy stabilize, we intend to employ efficient management techniques to grow income and create asset value.

As market conditions change over time, we intend to adjust our investment strategy to adapt to such changes as appropriate. We believe there are abundant opportunities among our target assets that currently present attractive risk-return profiles. However, in order to capitalize on the investment opportunities that may be present in the various other points of an economic cycle, we may expand or change our investment strategy and target assets. We believe that the diversification of the portfolio of assets that we intend to acquire, our ability to acquire, originate and manage our target assets and the flexibility of our strategy will position us to generate attractive long-term returns for our stockholders in a variety of market conditions. See “Business — Our Investment Strategy.”

We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2010. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act. We will commence operations upon completion of the private placement and public offerings. We will conduct substantially all of our operations through our operating partnership, Preferred Apartment Communities Operating Partnership, L.P.

Immediately prior to the closing of the offerings, we will complete the irrevocable private placement offering to WOF, an “accredited investor”, as that term is defined in Regulation D as promulgated under the Securities Act, of        shares of our Class A Common Stock. The purchase price for the shares of Class A Common Stock is $    per share. From the shares purchased in the private placement offering, WOF will distribute        shares of Class A Common Stock to its investors on a pro rata basis.

In addition, subsequent to the closing of the private placement offering and the underwritten offering, we intend to commence a public offering of convertible preferred stock pursuant to a separate registration statement that will be filed with the SEC.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate

Cost Capitalization.  Investments in real estate properties will be carried at cost and depreciated using the straight-line method over the estimated useful lives of 40 years for buildings, 20 years for land improvements and 5 to 12 years for computer, furniture, fixtures and equipment. Costs directly associated with the development of land and those incurred during construction are capitalized as part of the investment basis. Third-party acquisition costs will generally be expensed as incurred. Operating expenses incurred that are not related to the development and construction of the real estate investments are expensed as incurred. Repairs, maintenance and tenant turnover costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repairs, maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate property. We will consider the period of future benefit of an asset to determine its appropriate useful life.

Real Estate Acquisition Valuation.  We will record the acquisition of income-producing real estate or real estate that will be used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination will be measured at their acquisition-date fair values. Acquisition costs generally will be expensed as incurred and restructuring costs that do not meet the definition of a liability at the acquisition date will be expensed in periods subsequent to the acquisition date. In addition, changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period will be recorded to income tax expense.

We will assess the acquisition-date fair values of all tangible assets, identifiable intangibles and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant.

We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases, and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining average non-cancelable term of the leases. We will amortize any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining non-cancelable terms of the respective lease, including any option periods for below-market leases.

We will estimate the value of in-place leases by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, management will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods.

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. Acquired in-place lease value will be amortized to operating expense over the average remaining non-cancelable terms of the respective in-place leases.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities will require us to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions would result in an incorrect valuation of our acquired tangible assets, identifiable intangibles and assumed liabilities, which would impact the amount of our net income.

Impairment of Real Estate and Related Intangible Assets and Liabilities.  We will monitor events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets and liabilities may not be recoverable or realized. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, we will assess the recoverability by estimating whether we will recover the carrying value of the real estate and related intangible assets and liabilities through its undiscounted future cash flows and its eventual disposition. If, based on this analysis, we do not believe that we will be able to recover the carrying value of the real estate and related intangible assets and liabilities, we would record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities.

Rents and Other Receivables

We will periodically evaluate the collectability of amounts due from tenants and will maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. We will write off the balance of amounts due from tenants when we deem the amounts to be uncollectible.

Revenue Recognition

We expect to lease apartment units under operating leases with terms generally of one year or less. Generally, credit investigations will be performed for prospective residents and security deposits are obtained. Rental revenue, net of concessions, will be recognized on a straight-line basis over the term of the lease.

We will recognize gains on sales of real estate either in total or deferred for a period of time, depending on whether a sale has been consummated, the extent of the buyer’s investment in the property being sold, whether our receivable is subject to future subordination, and the degree of our continuing involvement with the property after the sale. If the criteria for profit recognition under the full-accrual method are not met, we will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery method, as appropriate, until the appropriate criteria are met.

Other income, including interest earned on our cash, will be recognized as it is earned.

Income Taxes

We intend to elect to be taxed as a REIT and operate as such beginning with our taxable year ending December 31, 2010. We expect to have little or no taxable income prior to electing REIT status. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Results of Operations

As of the date of this prospectus, we have not commenced any operations and will not commence any operations until we have completed the private placement and public offerings.

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant cash to purchase our target assets, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Initially, our sources of cash will consist of the net proceeds from the offerings, payments of principal and interest we receive on our portfolio of assets and cash generated from our operating results. In the future, we may use leverage to finance our assets through borrowings from a number of sources, including repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities).

We intend to utilize leverage in making our investments. The number of different investments we will acquire will be affected by numerous factors, including the amount of funds available to us. By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments than would otherwise be possible, resulting in a larger and more diversified portfolio. See the “Risk Factors” section of this prospectus for more information about the risks related to operating on a leveraged basis.

We intend to target leverage levels (secured and unsecured) between 50% and 65% of the value of our tangible assets on a portfolio basis. We also intend to limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing. These targets, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Business — Our Financing Strategy” in this prospectus for a more detailed discussion of our borrowing policies.

Our secured and unsecured aggregate borrowings are intended by us to be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. In determining whether our borrowings are reasonable in relation to our net assets, we expect that our board of directors will consider many factors, including without limitation, the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of multifamily properties, the leverage ratios of publicly traded and non-traded REITs with similar investment strategies, whether we have positive leverage (in that, the board will compare the capitalization rates of our properties to the interest rates on the indebtedness of such properties) and general market conditions. There is no limitation on the amount that we may borrow for any single investment.

Contractual Obligations and Commitments

We had no contractual obligations as of March 31, 2010. Concurrently with the completion of the offerings, we will enter into a management agreement with our manager, pursuant to which our manager will be entitled to receive a base management fee and the reimbursement of certain expenses, and may earn incentive distributions. See “Our Manager and Management Agreement.” Our manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

Dividends

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gain, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our common stockholders in an amount equal to the balance of our net taxable income, if and to the extent authorized by our board of directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service if any. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We currently do not intend to use the proceeds of the offerings to make distributions to our stockholders.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet arrangements.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors may influence our performance more so than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Furthermore, our financial statements will be prepared in accordance with GAAP and any distributions we may make to our stockholders will be determined by our board of directors primarily based on our taxable income and, in each case, our activities and balance sheet will be measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

PRIOR PERFORMANCE SUMMARY

Prior Performance of Affiliates of Our Sponsor

The information presented in this section represents information on prior programs organized by John A. Williams and his affiliates to invest in real estate. Prospective investors should not assume they will experience returns comparable to those experienced by investors in past real estate programs sponsored by affiliates of our sponsor. Further, by purchasing our shares, investors will not acquire an ownership interest in any partnerships or corporations to which the following information relates. The private funds discussed in this section were conducted through privately held entities that were not subject to the up-front commissions, fees and expenses associated with the offerings nor the laws and regulations that will apply to us as a publicly offered REIT.

The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and his affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables included in this prospectus. Investors should direct their attention to the Prior Performance Tables for further information regarding the prior performance of the sponsor and his affiliates. In addition, as part of its Registration Statement, we have filed certain tables with the Securities and Exchange Commission which report more detailed information regarding Program Property acquisitions by prior programs. Investors can obtain copies of such tables, without charge, by requesting Table VI — Acquisition of Properties by Programs from Part II of this registration statement from us.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR HIS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN PREFERRED APARTMENT COMMUNITIES, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Post Properties

Our sponsor founded Post Properties, Inc. (PPS: NYSE) (“Post Properties”) in 1970, and directed its activities as a private company until 1993, by which time Post Properties had become a vertically-integrated real estate company with over 14,000 apartment units and over 900 employees. Post Properties completed an initial public offering of its shares in 1993. From IPO through 2002, Post Properties developed or acquired an additional 52 properties totaling 17,702 apartment units. Mr. Williams continued as Chief Executive Officer of Post Properties until July 2002 and as Chairman of the Post Properties board of directors until March 2003, at which time Post Properties had a total of 79 properties containing 29,199 units and a total market capitalization of approximately $3.9 billion. Since its founding, Post Properties focused on the development, acquisition, management, and ownership of upscale multifamily apartment communities in Georgia, Arizona, California, Colorado, Florida, Mississippi, New York, North Carolina, Tennessee, Texas and the greater Washington D.C. metropolitan area.

Development Funds

Williams Realty Fund I

In February of 2005, Williams Realty Advisors, LLC (“WRA”), an affiliate of our sponsor, commenced the operations of Williams Realty Fund I, a private, closed-end real estate development program (“Fund I”). Fund I closed with $100 million of capital commitments from 91 investors in November of 2005. As of December 31, 2009 this fund has committed approximately $101.3 million in capital to 34 separate real estate development projects. Fund I’s primary strategy was to invest in real estate development projects across a variety of property types. Fund I’s investments are spread across several property types including rental apartments, for-sale condominiums, retail, senior housing, industrial warehouse, hotels, residential lots and office.

The properties developed under Fund I are broken down as follows by aggregate project development costs: apartments — 32.3%, condominiums — 10.7%, hotel-condominiums — 17.6%, mixed-use — 6.9%, retail — 5.9%, hotel — 8.0%, senior residential — 8.2%, residential lots — 4.1%, industrial warehouse —  4.8% and office — 1.5%. As of December 31, 2009, all of Fund I’s properties are located in the United States and, based on aggregate project development costs, are 91.8% in the Southeast and 8.2% in the Mid-Atlantic. The aggregate budgeted costs for development of Fund I’s projects total over $1 billion. In addition to Fund I’s investments, these projects are financed with first mortgages from banks and other financial institutions, mezzanine debt, and equity co-investment from various sources. All the properties in Fund I are new construction. As of December 31, 2009, eight properties have been sold, yielding a return of 22% to the program (before fees and expenses) and generating approximately $25 million in distributions to Fund I’s investors. Because of the development nature of Fund I and its investment in multiple property types, its investment objectives are not similar to ours.

The combination of the downward spiral of the economy and crippled financial markets has severely impacted the residential and commercial real estate markets. Real estate values have plummeted, and the lack of credit has made refinancing or selling commercial real estate nearly impossible in today’s market. Consequently, Fund I’s transaction activity has been severely curtailed. As a result of these difficult conditions, the remaining assets in Fund I face formidable challenges. Any project with a residential for-sale component, such as condos or lots, faces significantly longer sell-out periods and lower sales prices than originally anticipated. Fund I’s retail, hotel, and senior rental projects face more protracted lease-up periods and lower rents than originally anticipated. Even Fund I’s apartment properties, which are generally stabilized at 95%+ occupancy (except one project still in lease-up), have suffered a significant diminution in value due to lower rental rates and increased cap rates.

Another challenge exists with respect to existing loans. A majority of Fund I’s projects were commenced in 2005 and 2006 and were financed with three year construction loans, typically with extension options. Many of these loans have matured or will mature in the near future. Others projects have exhausted the interest carry allowances in their construction loan budgets. Since Fund I investments, like other borrowers, have few, if any, refinancing/recapitalization options available in today’s market, existing lenders must either extend these loans or take back the underlying properties. Fund I’s strategy is to attempt to work out acceptable loan extensions with its existing lenders that will enable it to hold these properties until they can be stabilized and sold in a more favorable transaction market. Other than four projects that were lost that aggregate approximately 17.5% of Fund I’s invested capital, one through a short sale in December 2009, two through foreclosures in February 2010 and in May 2010, and one through a deed in lieu of foreclosure in June 2010, Fund I is optimistic that it will be able to work out reasonable solutions with the lenders on properties that are generating sufficient cash flow to cover the debt. However, it will be much more difficult to resolve situations where the cash flow is insufficient to service the debt. It is likely that Fund I’s investment in a number of the remaining projects will suffer either partial or, in some cases, complete losses. Finally, in connection with the economic downturn, Fund I disclosed fair values below its book values for certain assets in its December 31, 2008 and its December 31, 2009 financial statements and recognized impairments related to a number of its assets.

Williams Opportunity Fund

In February of 2007, WRA commenced the operations of Williams Opportunity Fund, LLC, a private, closed-end real estate fund. WOF closed with over $103 million of capital commitments from 82 investors in March of 2008. As of December 31, 2009, WOF has committed approximately $54.9 million in capital to 19 separate real estate projects. WOF’s primary strategy is to invest in real estate projects across a variety of property types and markets, including rental apartments, retail/mixed-use, hotels, self-storage and office.

The properties developed under WOF are broken down as follows by aggregate project costs: apartments  — 57.5%, retail/mixed-use — 1.2%, hotel — 34.8%, self-storage — 1.3% and office — 5.2%. As of December 31, 2009, all WOF’s properties are located in the United States and, based on aggregate project development costs, are 71.3% in the Southeast, 23.9% in the Mid-Atlantic and 4.8% in the Northeast. As of December 31, 2009, the aggregate budgeted costs for WOF’s projects totaled approximately $617.5 million. In addition to WOF’s investments, these projects are financed with first mortgages from banks and other financial institutions, mezzanine debt, and equity co-investment from various sources. All the properties currently in

WOF are new construction. As of December 31, 2009, one property has been sold, yielding a return of over 20% to WOF (before fees and expenses) and generating approximately $7.5 million in distributions to WOF’s investors. Because of the nature of WOF and its investment in multiple property types, its investment objectives are not similar to ours.

The combination of the downward spiral of the economy and crippled financial markets has severely impacted the residential and commercial real estate markets. Liquidity and credit, the lifeblood of the real estate industry, remain scarce. Consequently, WOF’s transaction and development activity has been severely curtailed. As a result of these difficult conditions, WOF faces issues in securing the debt and co-equity required to move forward with existing projects in the pre-development stage. In addition, because of limited options for leverage levels consistent with WOF’s targets, the program may have a difficult time deploying all of its called capital in a timely fashion in investments that meet WOF’s targeted investment profile, which could adversely impact WOF’s overall results. Finally, in connection with the economic downturn, WOF disclosed fair values below its book values for certain assets in its December 31, 2009 financial statements and recognized impairments related to a number of its assets.

Williams Multifamily Acquisition Fund

In April of 2007, WRA commenced operations of Williams Multifamily Acquisition Fund (the “Acquisition Fund”). The investors in the Acquisition Fund committed $300 million in equity for the purpose of acquiring select multifamily rental properties in accordance with a prescribed value-add strategy. As of June 30, 2009, the date the investment period during which the Acquisition Fund could acquire new assets expired, the Acquisition Fund had acquired nine apartment communities with an aggregate of almost 3,200 units and totaling approximately $339.5 million in costs. As of December 31, 2009, all of the Acquisition Fund’s properties are located in the United States and, based on aggregate total capitalization, are 61.7% in the Southeast and 38.3% in the Southwest. All properties of the Acquisition Fund have been acquired in the past three years and no program assets have been sold. As of December 31, 2009, approximately $124.0 million of capital has been called and contributed. The Acquisition Fund’s objective was to employ leverage up to 65% of the value of the program’s assets as part of its strategy to generate competitive internal rates of return, net of management fees, over an eight to ten-year period. The Acquisition Fund has an investment objective that is similar to ours.

The combination of the downward spiral of the economy and crippled financial markets has severely impacted the multifamily residential real estate markets. Real estate values have plummeted, and the lack of credit has made refinancing or selling commercial real estate nearly impossible in today’s market. Consequently, the Acquisition Fund’s disposition activity has been severely curtailed. Because of the difficult times, the Acquisition Fund’s projects currently face increased vacancy rates and lower market rents than originally anticipated, both of which have adversely affected the current revenues of the program. In addition, all the Acquisition Fund’s assets have seen a diminution in value due to upward movement in cap rates.

The adverse market conditions noted above also may cause total returns to the investors in the Acquisition Fund to be lower than originally projected. However, in light of the current downturn in the multifamily residential real estate market, and the fact that all the Acquisition Fund’s current debt financings do not have maturities until 2012 or later, the current business plans for this program do not contemplate any asset dispositions in the near future. Therefore total returns to investors in this program are unknown at this time.

BUSINESS

Our Company

We are a newly organized Maryland corporation formed to acquire multifamily properties in select targeted markets throughout the United States. We also may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily assets as determined by our manager as appropriate for us. We refer to these asset classes as our target assets.

We will be externally managed and advised by Preferred Apartment Advisors, LLC, a Delaware limited liability company, or our manager, which is controlled by John A. Williams, a veteran and expert in the multifamily industry with over four decades of experience, including the founding of one of the nation’s premier multifamily real estate investment trusts, Post Properties, Inc. (PPS:NYSE). Pursuant to the terms of a management agreement between our manager and us, our manager will be responsible for administering our business activities and day-to-day operations, identifying and acquiring targeted real estate investments, overseeing the management of the properties, handling the disposition of the real estate investments and providing us with our management team and appropriate support personnel.

We also will benefit from Mr. Williams’ current organization and platform that specializes in multifamily real estate investment and management. With operations in over 20 nationwide markets, Mr. Williams’ organization includes (i) Williams Realty Advisors, LLC, or WRA — a full service investment management firm, (ii) Williams Asset Management, LLC, or WAM — a full service acquisition, asset management and disposition firm, and (iii) RAM Partners, LLC, or RAM, and Williams Residential Management, LLC, or WRM — both full service property level management firms. RAM provides third party services and WRM handles all owned assets within the Williams umbrella group. Collectively, RAM and WRM manage over 31,000 multifamily units. We believe these organizations provide the full gamut of services necessary to fulfill and manage our investment objectives.

We intend to brand all apartment communities owned by us as a “A Preferred Apartment Community.” We intend to make “A Preferred Apartment Community” a trademarked logo and ultimate tagline for each community that will identify certain brand and management standards that resonate with today’s discerning residential tenant. The strategy also will allow each individual community to be part of a centralized marketing and advertising campaign, in addition to property level marketing and advertising. We expect that these campaigns will enhance further the individual property’s presence in the marketplace and allow our communities to be distinguished as premier over other properties within the marketplace.

Our Manager

Our manager will be Preferred Apartment Advisors, LLC, a Delaware limited liability company, which is controlled by John A. Williams, a veteran in the multifamily industry.

John A. Williams

John A. Williams has directed and coordinated the development, construction, and management of real estate developments for more than four decades. Over the course of his career, he has directed and coordinated the development, construction, and management of more than $5 billion in real estate developments. Approximately $3.5 billion of this activity has focused on multifamily housing, with the balance in other property types including hotels, condominiums and offices. Mr. Williams founded Post Properties, Inc. in 1970. He took Post Properties, Inc. public as a REIT in 1993. When he resigned as Chairman of Post Properties in 2003, the company had over 30,000 apartment units and had averaged Funds from Operation (FFO) growth of 7% per year commencing with the initial public offering.

Mr. Williams has been a national leader in the urban development concept. He is widely credited with coining the phrases “Smart Growth” and “Live, Work, Play.” His urban mixed-use projects have won numerous local and national awards. He was also an early pioneer in green development having advocated for recycling in apartment communities, superior insulation, energy efficient appliances, and environmentally conscious building materials. His early efforts and vision led to many of the LEEDS standards that are used today.

Among the 40 awards, honors and medals Mr. Williams has received over his 42 years of success in the industry include being named “Entrepreneur of The Year,” by both Stanford Business School and Ernst & Young in 1990 and 1988 respectively. He has been given The Wall Street Transcript “CEO Award for Commercial Real Estate,” in 1995 along with being named “CEO of The Year,” by Financial World, in 1996. Mr. Williams was listed on National Real Estate Investor’s list of “The 20th Century’s Most Influential Developers,” along with Atlanta Business Chronicle’s award for “Atlanta Residential Developer of The Decade,” for the 1990’s; followed by, Harvard Business School extending its “Community Leadership Award” to Mr. Williams in 2000. He has received numerous honors and awards from Cobb County, Georgia including, “The Mack Henderson Public Service Award,” in 2005. Mr. Williams was recently inducted into the Multi-Housing News Hall of Fame: First Class in 2004, and given, The Four Pillar Award in 2007 by The Council for Quality Growth. In the spring of 2008, Mr. Williams was inducted into the Georgia State University J. Mack Robinson College of Business Hall of Fame as well as the Georgia Institute of Technology College of Management Hall of Fame.

While serving as the initial Chairman of the Cobb-Marietta Coliseum and Exhibit Hall Authority, Mr. Williams was responsible for leading the effort to build the $200,000,000 Exhibition Meeting Venue and Ballroom complex. These facilities were completed in 1995. The large ballroom, one of the largest in the south, was named “The John A. Williams Ballroom.” He also led the effort to build the state-of-the-art Cobb Energy Performing Arts Centre which cost $150,000,000. The 2800 seat main theatre is named “The John A. Williams Theatre.”

Market Opportunities

In the wake of the recent financial system troubles and subsequent downturn in the broader economy, multifamily assets have seen a dramatic drop in their value as the combination of higher capitalization rates and dwindling incomes has created formidable headwinds for operators across the country. Many transactions consummated in the last five years were highly leveraged with favorable financing terms. In many instances, the terms of these deals are about to expire or the debt associated with these deals is about to mature. These transactions present problems for undercapitalized owners as the ability to refinance has diminished significantly and the only options that may be available are a sale at a dramatic discount to their basis or foreclosure. However, based on the lack of new supply projected for the next several years, the expected rebound in the general economy, the introduction of the “echo boom” generation into the market and the dwindling rate of homeownership, we believe this stress in the market will create multiple opportunities for acquisitions.

Supply Constraints:  With the economic conditions curtailing financing and construction, we believe the new supply pipeline will soon contract to a low not seen in recent history. As can be seen from the charts below, permits for multifamily construction have diminished considerably. As the economy rebounds and demand for apartment inventory increases, we believe that there will be for an extended period of time a significant shortage of new supply for the development sector to rebuild its infrastructure and resume new construction of units. We believe this window of opportunity will allow owners with desirable product to experience rent growth and enhanced occupancy levels as the market expands and supply struggles to keep pace.

*	Based on U.S. Census Bureau data as presented by Axiometrics, Inc.

Economic Improvement:  While the overall economy struggles to show consistent signs of improvement, we believe that multifamily seems to be the most resilient sector in the market. Ron Witten points out in his Second Quarter 2010 Markets Update and Strategy Presentation that the historical correlation between job growth and absorption has not applied. Since the third quarter of 2008, apartment absorption on a year over year basis has outperformed the corresponding drop in employment, with absorption posting only modest declines in the face of dramatic job losses. Witten also points out that the rental demand for single family rental product (which accounted for a large “shadow market” in many cities) has dropped significantly, providing relatively more demand for traditional multifamily rental product.

Rate of Homeownership:  One of the most significant contributors to the projection for new demand is the level of homeownership in the United States. As of March 31, 2010, the home ownership rate was approximately 67.2%, down from a high of approximately 69.2% in 2004 (figures based on U.S. Census Bureau data). Based on industry sources, we believe that, while the current recession probably will ease at some point in late 2010 or 2011, an increase in homeownership rates is unlikely for a much longer period of time. Given the more stringent scrutiny from lenders and regulators alike that is occurring, the erosion of wealth in the housing sector over the last four years, the decline in overall household income and the dramatic increase in unemployment, we expect the propensity to rent likely will continue to increase for the foreseeable future. Based on current U.S. Census Bureau data, from a demographic standpoint, there is a large population bubble of Americans under the age of 30 who will be candidates for home ownership now or in the near future; however, it is likely that the current climate will compel them to delay the decision to purchase a home until they are on firmer economic footing. In addition, the requirements for a mortgage may continue to be so stringent that they find it more attractive to rent for a longer period of time until they can qualify for a desirable home. All these factors lead us to believe that an improvement in the future for the apartment market will occur as the rental pool grows in a climate where little supply is being created.

Echo Boom Generation:  There are approximately 84 million “echo boomers” in the population currently, more than their “Baby Boomers” parents who only number 76.9 million. See U.S. Census Bureau data December 2002 and July 2008. The echo boomers were born between 1977 and 1996 and the bulk of them are currently working their way into the market (age range in 2008 was 12 – 31). For school year 2008 – 2009 more people registered at universities in the United States than at any other time in history. This trend is not expected to abate anytime in the near future. As these people graduate and work their way into the market, the pool of educated, employed and qualified renters will increase dramatically.

Our Competitive Strengths

We believe that we distinguish ourselves from our competitors through the following competitive advantages:

•	experienced management team with significant expertise in real estate and real estate-related debt investments and capital markets;
•	access to a pipeline of investment opportunities;
•	benefits from our relationship with our manager and its affiliates;
•	dedicated asset management team;
•	alignment of interests; and
•	investment strategy.

Our Investment Strategy

We will seek to maximize returns for our stockholders by taking advantage of the current environment in the real estate market created by the recent financial crisis and subsequent downturn in the broader economy. While occupancy and capitalization rates in the multifamily sector have rebounded in recent months, apartment values remain well below previous market highs due to significant declines in rental rates, collections and net operating incomes that have yet to fully recover. As the real estate market and economy stabilize, we intend to employ efficient management techniques to grow income and create asset value. Our investment strategy may include, without limitation, the following:

•	acquiring assets where assets or the owners of assets are overleveraged and/or owners may be struggling to meet current debt service obligations on such assets, or, in certain circumstances, where owners are financial institutions or conduits under either legal or economic compulsion to sell;
•	acquiring assets in opportunistic, performing and stable markets throughout the United States;
•	acquiring assets that enable us to target five-year average cash-on-cash returns of approximately 9.0% to 10.0% net of fees and expenses;

•	taking advantage of a depleting inventory of multifamily housing as a result of a lack of new construction over the past several years; and
•	leveraging the availability of Freddie Mac and Fannie Mae financing.

In implementing our investment strategy, we will use our manager’s and its affiliates’ expertise in identifying attractive investment opportunities with the target classes described below, as well as their transaction sourcing, underwriting, execution and asset management and disposition capabilities. We expect that our manager will make decisions based on a variety of other factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions. In addition, all investment decisions will be made with a view to maintaining our qualification as a REIT.

We believe there are numerous opportunities among our target assets that currently present attractive risk-return profiles. However, our investment strategy is dynamic and flexible, which will enable us to adapt to shifts in economic, real estate and capital market conditions and to exploit inefficiencies. Consistent with this strategy, our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different economic and capital market conditions. We believe this approach allows us to identify undervalued opportunities in all market cycles, often before other investors identify such opportunities.

In particular, we will look to acquire:

•	assets of varying age depending on the return profile and the specific strategy for each asset;
•	assets in the top submarkets of each MSA defined by highest rent per square footage, highest resident income level, highest property values for single family housing, etc.;
•	properties that should be modern in architecture and appearance with no functional obsolescence or design flaws;
•	assets comprised of 200-600 units per property to allow increased operating efficiency, with target properties outside this profile evaluated and priced appropriately;
•	assets with projected five-year average cash-on-cash returns of approximately 9.0% to 10%, net of fees and expenses;
•	assets with target capitalization rates varying by market and asset type — core assets in the more stable markets probably will drift between 6.00% and 7.00% and more opportunistic assets could have significantly higher acquisition capitalization rates;
•	assets with exit capitalization rates forecasted based on market performance and asset strategy but that generally mirror entry capitalization rates (except on more opportunistic targets); and
•	assets in urban infill areas and suburban markets (exurban markets will not be targeted).

We currently do not anticipate investing in unimproved property, developing new construction properties or acquiring new construction. However, we would consider a forward purchase contract on a newly built product with the appropriate caveats in the contract for occupancy and income to insure the asset is fairly priced.

Our target asset acquisitions would fit into three categories consisting of:

•	Core Assets: Core assets can best be described as being relatively new properties (less than ten years old) in major markets and top submarkets. These properties typically are in infill and close in suburban locations with significant barriers to entry and little to no deferred maintenance issues or significant capital expenditures necessary to maintain market presence. The properties are typically well managed and maintained by the seller. We would expect capitalization rates to range from 6.00% to 7.00%;

•	Value Add Assets: Value Add assets can best be described as slightly older assets (up to 25 years old) in major markets. Suburban and infill locations are appropriate, but exurban markets would not be included. Value add assets typically have some deferred maintenance issues, capital expenditure needs and/or modest operational or occupancy deficiencies that may require more management intensive efforts than core assets. The capitalization rates for value add assets are expected to be higher (7.00% to 8.00% currently) than core assets with higher expected returns; and
•	Opportunistic Assets: Opportunistic assets can be older assets, but we would seek to avoid functional obsolescence in an asset as well as defective construction or inherent flaws (e.g., blu-poly piping, aluminum wiring, flat roofs in garden apartments, etc.). Opportunistic assets would be located in major markets but submarkets can be infill or suburban. We would expect this type of asset to have serious physical or operational deficiencies that will require intensive efforts to correct either through management changes, renovation or a combination of both. Capitalization rates for these assets should be in excess of 8.00%.

Our Target Assets

We will target the acquisition of multifamily assets in performing, stable and opportunistic markets throughout the United States. We believe that, as of March 31, 2010, examples of these types of markets are shown on the map below:

*	Market descriptions in the above map are as of March 31, 2010.

Our Financing Strategy

We intend to utilize leverage in making our investments. The number of different investments we will acquire will be affected by numerous factors, including the amount of funds available to us. By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments that would otherwise be possible, resulting in a larger and more diversified portfolio. See the “Risk Factors” section of this prospectus for more information about the risks related to operating on a leveraged basis.

We intend to target leverage levels (secured and unsecured) between 50% and 65% of the value of our tangible assets on a portfolio basis. We also intend to limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing. These targets, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Business — Our Financing Strategy” in this prospectus for a more detailed discussion of our borrowing policies.

Our secured and unsecured aggregate borrowings are intended by us to be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. In determining whether our borrowings are reasonable in relation to our net assets, we expect that our board of directors will consider many factors, including without limitation, the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of multifamily properties, the leverage ratios of publicly traded and non-traded REITs with similar investment strategies, whether we have positive leverage (in that, the board will compare the capitalization rates of our properties to the interest rates on the indebtedness of such properties) and general market conditions. There is no limitation on the amount that we may borrow for any single investment.

Risk Management

Risk management is a fundamental principle in our manager’s construction of our portfolio and in the management of each investment. Diversification of our portfolio by investment size and risk is critical to controlling portfolio-level risk.

Investment Committee

Our manager will have an investment committee which will meet periodically, at least every quarter, to discuss investment opportunities. The investment committee will periodically review our investment portfolio and its compliance with our investment guidelines described above, and provide our board of directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. From time to time, as it deems appropriate or necessary, our board of directors also will review our investment portfolio and its compliance with our investment guidelines and the appropriateness of our investment guidelines and strategies.

Policies With Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. If our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, we may finance the acquisition of investments using the various sources of financing discussed above under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our board of directors as part of their oversight of our manager.

We may offer equity or debt securities in exchange for property or to repurchase or otherwise reacquire shares of our common stock. In addition, we may establish and offer a series of preferred stock, including convertible preferred stock. Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, we may in the future invest in debt securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We do not intend that our investments in securities will require us to register as an investment company under the 1940 Act, and we would intend to divest such securities before any such registration would be required.

We intend to make available to our stockholders our annual reports, including our audited financial statements. After the public offerings, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT, commencing with our taxable year ending on December 31, 2010. In addition, we may hold certain of our assets through TRSs, which may be subject to corporate-level income tax at regular rates. Our qualification as a REIT depends on our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify for taxation as a REIT in any taxable year, and the statutory relief provisions of the Code do not apply, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income or property and to U.S. federal income and excise taxes on our undistributed income.

Investment Company Act Considerations

We intend to conduct our operations so that we and each of our subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries, each formed to hold a particular asset.

We intend to conduct our operations so that we and most, if not all, of our wholly owned and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is our majority-owned subsidiary is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and our subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Competition

Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. We are subject to significant competition in acquiring our target assets. In particular, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, commercial and investment banks, hedge funds, mortgage bankers, commercial finance and insurance companies, governmental bodies and other financial institutions. We also may compete with John A. Williams and his affiliates for investment opportunities. See “Risk Factors — Risks Related to Conflicts of Interest.” In addition, there are several REITs with similar investment objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of real estate-related assets suitable for purchase or origination. Some of our anticipated competitors have greater financial resources, access to lower costs of capital and access to funding sources that may not be available to us. In addition, some of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. Furthermore, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments, or pay higher prices, than we can. Current market conditions may attract more competitors, which may increase the competition for our target assets. An increase in the competition for such assets may increase the price of such assets, which may limit our ability to generate attractive risk-adjusted returns for our stockholders, thereby adversely affecting the market price of our outstanding stock.

In the face of this competition, we expect to have access to our manager’s and its affiliates’ professionals and their industry expertise, which we believe will provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for potential investments. We expect that these relationships will enable us to compete more efficiently and effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio also may enable us to compete more effectively for attractive investment opportunities. Although we believe we are well positioned to compete effectively in each facet of our business, there can be no assurance that we will be able to achieve our business goals or expectations due to the extensive competition in our market sector. For additional information concerning these competitive risks, see “Risk Factors.”

Employees

We will be externally managed by our manager pursuant to the management agreement between our manager and us. All of our officers are employees of our manager or its affiliates. See the section entitled “Our Manager and Management Agreement — Management Agreement” in this prospectus.

Legal Proceedings

Neither we nor, to our knowledge, our manager is currently subject to any legal proceedings that we or our manager consider to be material.

Other Information

Our principal executive offices are located at 3625 Cumberland Boulevard, Suite 400, Atlanta Georgia 30339. Our telephone number is (770) 818-4100. Our website is www.preferredapartment.com. The contents of our website are not part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

OUR MANAGEMENT

Our Directors and Executive Officers

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. We have formed Preferred Apartment Advisors, LLC to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under section entitled “— The Manager” below, our manager will be responsible for making investment decisions subject to the approval of its investment committee and the oversight of our board of directors.

Our charter and by-laws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than two nor more than ten. We currently have two directors and expect to have a total of seven directors, including four independent directors. Our charter provides that holders of a majority of the outstanding shares of Class B Common Stock will have the right to elect 2/3 of our board of directors and holders of a majority of the outstanding shares of Class A Common Stock will have the right to elect the remaining 1/3 of our board of directors. There are no family relationships among any of our directors or officers, or officers of our manager.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our manager will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time. A Class A Director may be removed, with or without cause, by the affirmative vote of the holders of not less than a majority of the total voting power of all our outstanding Class A Common Stock. A Class B Director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all our outstanding Class B Common Stock. Notice of a meeting to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled, if a Class A Director, only by a vote of a majority of the remaining Class A Directors, and if a Class B Director, only by a vote of a majority of the remaining Class B Directors. If at any time there are no directors in office, successor directors shall be elected in accordance with the MGCL. Each director will be bound by the charter and the by-laws.

The directors are not required to devote all their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our manager. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our manager. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors will establish policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

We have provided below certain information about our current executive officers and directors. We will provide information about our independent directors by amendment to our registration statement, of which this prospectus is a part, once we have elected such directors.

Name	Age	Position(s)
John A. Williams	66	President, Chief Executive Officer and Class B Director
Leonard A. Silverstein	51	Executive Vice President, General Counsel, Secretary and Class B Director
Michael J. Cronin	54	Chief Accounting Officer and Treasurer
William F. Leseman	50	Executive Vice President — Property Management

John A. Williams, has served as the President, Chief Executive Officer and Class B Director of our company since our formation. Mr. Williams was born and educated in Atlanta. Following graduation from the city’s public school system, he entered the Georgia Institute of Technology where he earned a BS in Industrial Management. Mr. Williams has directed and coordinated the development, construction, and management of real estate developments since 1966. Over the course of his career, he has directed and coordinated the development, construction, and management of more than $5 billion in real estate developments. Approximately $3.5 billion of this activity has focused on multifamily housing, with the balance in other property types including hotels, condominiums and offices. Mr. Williams founded Post Properties, Inc. in 1970. He took Post Properties, Inc. public as a REIT in 1993. When he resigned as Chairman of Post Properties in 2003, the company had over 30,000 apartment units and had averaged Funds from Operation (FFO) growth of 7% per year commencing with the initial public offering. Mr. Williams is currently Chief Executive Officer of Williams Realty Advisors, LLC. He also holds interests in various other entities involving the acquisition, development, building, holding, leasing, managing, operating and exchanging of real properties and enterprises.

Mr. Williams has been a national leader in the urban development concept. He is widely credited with coining the phrases “Smart Growth” and “Live, Work, Play.” His urban mixed-use projects have won numerous local and national awards. He was also an early pioneer in green development having advocated for recycling in apartment communities, superior insulation, energy efficient appliances, and environmentally conscious building materials. His early efforts and vision led to many of the LEEDS standards that are used today.

Among the 40 awards, honors and medals Mr. Williams has received over his 42 years of success in the industry include being named “Entrepreneur of The Year,” by both Stanford Business School and Ernst & Young in 1990 and 1988 respectively. He has been given The Wall Street Transcript “CEO Award for Commercial Real Estate,” in 1995 along with being named “CEO of The Year,” by Financial World, in 1996. Mr. Williams was listed on National Real Estate Investor’s list of “The 20th Century’s Most Influential Developers,” along with Atlanta Business Chronicle’s award for “Atlanta Residential Developer of The Decade,” for the 1990’s; followed by, Harvard Business School extending its “Community Leadership Award” to Mr. Williams in 2000. He has received numerous honors and awards from Cobb County, Georgia including, “The Mack Henderson Public Service Award,” in 2005. Mr. Williams was recently inducted into the Multi-Housing News Hall of Fame: First Class in 2004, and given, The Four Pillar Award in 2007 by The Council for Quality Growth. John A. Williams is and has always been very active in varied philanthropic activities, outreaches, and organizations in Georgia and around the World. In the spring of 2008, Mr. Williams was inducted into the Georgia State University J. Mack Robinson College of Business Hall of Fame as well as the Georgia Institute of Technology College of Management Hall of Fame.

Mr. Williams is currently serving on the Board of Directors of the Atlanta Falcons of which he is also a minority owner. He has previously served on the boards of Riverside Bancshares, Inc., where he was the largest stockholder, the Georgia Regional Transportation Authority, the Atlanta Regional Commission, Atlanta Convention & Visitors Bureau, Post Secondary/Vocational Education, the Executive Committee of the National Apartment Association, the Board of Directors of NationsBank and Barnett Banks, Inc, the Board of Directors of Crawford & Company, and the Board of Directors of Post Properties, Inc. He is the Founder and past Chairman of the Cumberland Community Improvement District. He served as president of the Homebuilders Association of Metropolitan Atlanta, Chairman of the Metro Atlanta Chamber of Commerce,

Chairman of the Metro Business Forum, Chairman of the Regional Business Coalition, Chairman of the Cobb-Marietta Coliseum and Exhibit Hall Authority, and Chairman of the Cobb County Chamber of Commerce, serving two terms.

While serving as the initial Chairman of the Cobb-Marietta Coliseum and Exhibit Hall Authority, Mr. Williams was responsible for leading the effort to build the $200,000,000 Exhibition Meeting Venue and Ballroom complex. These facilities were completed in 1995. The large ballroom, one of the largest in the south, was named “The John A. Williams Ballroom.” He also led the effort to build the state-of-the-art Cobb Energy Performing Arts Centre which cost $150,000,000. The 2800 seat main theatre is named “The John A. Williams Theatre.” We believe that Mr. Williams’ previous experience as the founder of Post Properties, Inc. and his current role as the Chief Executive Officer of Williams Realty Advisors, LLC make him well qualified to serve as a member of our Board of Directors.

Leonard A. Silverstein, has served as Executive Vice President, General Counsel, Secretary and Class B Director of our company since our formation. Mr. Silverstein has also served as General Counsel of Williams Realty Advisors, LLC and Chief Operating Officer of Corporate Holdings, LLC since 2004. From August 1994 to 2004, Mr. Silverstein was a partner at the law firm of McKenna, Long & Aldridge LLP. From January 1991 to August 1994, Mr. Silverstein was a partner at the law firm of Powell, Goldstein, Frazer & Murphy LLP, where he began his legal practice in 1983. Mr. Silverstein’s practice focused on securities and corporate finance law, corporate governance and mergers and acquisitions, advising both publicly-held and privately-held clients in a variety of industries, including real estate.

Mr. Silverstein currently serves on the Board of Trustees and Executive Committee of the American Jewish Committee, Atlanta Chapter. He has served on the Board of Directors of numerous other business and civic organizations, including the American-Israel Chamber of Commerce-Southeast Region, Atlanta Symphony Associates, Business Practice Section of the Atlanta Bar Association, Vanderbilt University National Alumni Association, and Zoo Atlanta, and formerly served as Vice Chairman of the Securities Law Subcommittee of the State Bar of Georgia. Mr. Silverstein received his law degree from Vanderbilt University School of Law where he served on the editorial staff of the Vanderbilt Law Review, and his BA from Vanderbilt University, where he graduated magna cum laude. We believe that Mr. Silverstein’s previous experience as a partner in each of McKenna, Long & Aldridge LLP and Powell, Goldstein, Frazer & Murphy LLP, his current roles as General Counsel of Williams Realty Advisors, LLC and Chief Operating Officer of Corporate Holdings, LLC and his legal education make him well qualified to serve as a member of our Board of Directors.

Michael J. Cronin, has served as Chief Accounting Officer and Treasurer of our company since formation. Mr. Cronin has served in various capacities since joining Williams Realty Advisors, LLC in December 2005, most recently as Chief Financial Officer since October 2008. Prior to joining Williams Realty Advisors, Mr. Cronin served as Vice President of Morgan Stanley Real Estate Advisors from February 2004 to December 2005. Mr. Cronin was the Chief Financial Officer of Hatfield Philips, commercial real estate company, for three years prior to joining Morgan Stanley Real Estate Advisors. In total, Mr. Cronin has over 25 years of accounting, reporting and finance experience in the real estate field. He is a CPA and holds a BBA and Masters degree in Accounting from the University of Georgia.

William F. Leseman, has served as Executive Vice President — Property Management of our company since formation. Mr. Leseman has over 26 years of experience in property management and since 1995 has served as President of RAM Partners, LLC, a full-service property management firm that leases and manages over 120 multi-family properties totaling approximately 31,000 units. From 1989 to 1995, Mr. Leseman served as Senior Vice President of property management for Post Properties, Inc. (NYSE: PPS), and was responsible for the management of more than 16,000 apartment units. He was previously a senior manager for a large regional property management company responsible for the firm’s owned and third party portfolios. Mr. Leseman received a Bachelor’s degree in Business Management from Stephen F. Austin State University in 1982. Mr. Leseman is a member of the Institute of Real Estate Management where he holds the Certified Property Management designation.

Corporate Governance — Board of Directors and Committees

Our business is managed by our manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines described under “Business — Investment Guidelines” for our manager to follow in its day-to-day management of our business. A majority of our board of directors will be “independent,” as determined by the requirements of the AMEX and the regulations of the SEC. Our directors keep informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Upon completion of the offerings, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the AMEX. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Code, qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee.  Our board of directors will establish an audit committee, consisting of three of our independent directors. The audit committee, by approval of at least a majority of the members, will: select the independent registered public accounting firm to audit our annual financial statements; review with the independent registered public accounting firm the plans and results of the audit engagement; approve the audit and non-audit services provided by the independent registered public accounting firm; review the independence of the independent registered public accounting firm; consider the range of audit and non-audit fees; and review the adequacy of our internal accounting controls. Our board of directors will adopt a charter for the audit committee that sets forth its specific functions and responsibilities.

The audit committee will have such additional powers, duties and responsibilities as may be delegated by the board of directors or contained in an audit committee charter approved by our board of directors.

Compensation Committee.  Our board of directors will establish a compensation committee, consisting of three of our independent directors. The principal functions of the compensation committee will be to:

•	review and approve on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, if any, evaluate our chief executive officer’s performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by the board of directors), determine and approve the remuneration of our chief executive officer based on such evaluation;
•	review and oversee management’s annual process, if any, for evaluating the performance of our officers and review and approve on an annual basis the remuneration of our officers;
•	oversee our equity incentive plans;
•	assist the board of directors and the chairman in overseeing the development of executive succession plans; and
•	determine from time to time the remuneration for our independent directors.

Nominating and Corporate Governance Committee.  Our board of directors will establish a nominating and corporate governance committee. Our nominating and corporate governance committee, will be comprised of three of the independent directors and will be formed to establish and implement our corporate governance practices and to nominate individuals for election to the board of directors. Our nominating and corporate governance committee, will operate pursuant to a written charter to be adopted by our board of directors. Among other things, the committee charter will call upon the nominating and corporate governance committee to: develop criteria for selecting new directors and identify individuals qualified to become board members and members of the various committees of the board; select, or recommend that the board select, the director nominees for each annual meeting of stockholders and the committee nominees; and develop and recommend to the board a set of corporate governance principles applicable to the corporation.

The nominating and corporate governance committee will consider nominees recommended by stockholders.

Independent Directors.  Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our charter, (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) rules of the NYSE Amex (the “AMEX”).

To be considered independent under the AMEX rules, the board of directors must determine that a director does not have a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including our sponsor and his affiliates). Under the AMEX rules, a director will not be independent if, within the last three years:

•	the director was employed by us or our sponsor, manager or any of our affiliates;
•	an immediate family member of the director was employed by us or our sponsor as an executive officer;
•	the director, or an immediate family member of the director, received more than $120,000 during any 12-month period in direct compensation from us or our sponsor, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
•	the director was affiliated with or employed by a present or former internal or external auditor of us or our sponsor;
•	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of us or our sponsor;
•	an executive officer serves on our compensation committee or the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or
•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or our manager for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Executive and Director Compensation

Compensation of Directors

Our compensation committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as a REIT, service as an independent director on our board requires broad expertise in the fields of real estate and real estate investing.

Upon the closing of the offerings, we will compensate each of our independent directors with an annual fee of $50,000. We will also pay an additional $10,000 annual retainer to the chair of our audit committee. In addition, we will pay independent directors a fee of $2,000 per meeting for attending committee meetings. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees thereof. If a director is also one of our officers, we will not pay any compensation for services rendered as a director. We may issue shares of our Class A Common Stock pursuant to our equity incentive plan in lieu of paying an independent director his or her annual fees and/or meeting fees in cash. If we have elected to pay our independent directors in cash, each independent director is also entitled to elect to receive his or her annual fees and/or meeting fees in the form of shares of our Class A Common Stock or a combination of shares of our Class A Common Stock and cash. All fees paid to our independent directors in shares of our Class A Common Stock shall vest on the first anniversary of the date of the grant.

None of the members of the board of directors will be entitled to any fees for serving on the board of directors except as set forth above or unless the board unanimously determines otherwise. Any such determination will only become effective upon the closing of the offerings. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees thereof. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

Compensation of Officers

Our officers will not receive any cash compensation from us for their services as our officers. We may compensate our officers in accordance with our equity incentive plan. Our board of directors (including a majority of our independent directors) will determine if and when any of our officers will receive any compensation under our equity incentive plan. Additionally, our officers are officers of one or more of our affiliates and are compensated by those entities (including our manager), in part, for their services rendered to us. See the section of this prospectus titled “Our Management — Our Directors and Executive Officers” for information about our officers.

Equity Incentive Plan.

We intend to adopt prior to our effective date an equity incentive plan to align the long-term financial interest of the officers and stockholders. The compensation committee intends to design long-term incentive awards to ensure that our executive officers have a continuing stake in our long-term success, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of the total compensation opportunity is earned over a multi-year period and is forfeitable in the event of termination of employment.

The compensation committee, as appointed by our board of directors, will have the full authority (1) to administer and interpret the equity incentive plan, (2) to authorize the granting of awards, (3) to determine the eligibility of directors, officers, managers, consultants and other personnel, including our manager and affiliates, as well as personnel of our manager and affiliates, and any joint venture affiliates of ours, to receive an award, (4) to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the equity incentive plan), (5) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the equity incentive plan), (6) to prescribe the form of instruments evidencing such awards, and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the equity incentive plan or the administration or interpretation thereof; however, neither the compensation committee nor the board of directors may take any action under our equity incentive plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the consummation of the offerings, the compensation committee will consist solely of independent directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code. The total number of shares that may be made subject to awards under our equity incentive plan will be determined by our board.

The compensation committee intends to continually evaluate the use of equity-based awards and intends to use such awards as part of designing and administering our compensation program. We expect to make grants at regular intervals.

The compensation committee may grant equity incentives in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards (including restricted stock units (RSUs) and deferred stock units).

We intend to follow a practice of granting equity incentives on an annual basis to our directors, officers and employees (if we ever have employees), employees of our manager and its affiliates, employees of entities that provide services to us, directors of the manager or of entities that provide services to us, certain of our consultants and certain consultants to the manager and its affiliates or to entities that provide services to us. We also may make grants (a) on the commencement of employment to new directors, officers and employees (if we ever have employees), new consultants to us and new consultants to the manager and its affiliates or to new entities that provide services to us, (b) to key employees following a significant change in job responsibilities, or (c) to meet specific retention objectives. Grants will be issued on the date they are approved by the compensation committee, except in certain circumstances, such as for new hires, who may be granted awards on the second day after we release our financial results for that quarter. The exercise price for stock options will be the grant date closing market price per share. We expect the compensation committee will set vesting schedules for some of the grants under the equity incentive plan, which may in certain circumstances include accelerated vesting features upon our achievement of pre-determined equity value targets.

If the compensation committee determines that any dividend or other distribution (whether in the form of cash, common stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the equity incentive plan, then the compensation committee will make equitable changes or adjustments to any of or all: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award; and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the compensation committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the equity incentive plan are intended to either be exempt from, or comply with, Section 409A of the Code.

Upon a change in control of us (as defined under the equity incentive plan), any award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the award will be deemed to be fully achieved; provided, however, that with respect to an award that is subject to Section 409A of the Code and provides for a payment on a change in control, a change in control of us must constitute a “change of control” within the meaning of Section 409A of the Code.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we intend to grant equity incentives under our equity incentive plan described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Code.

Under Section 409A of the Code, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Section 409A of the Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Code). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Section 409A of the Code applies to any of the awards issued under either plan described above, or if Section 409A of the Code applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A of the Code, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient, and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A of the Code, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A of the Code, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A of the Code, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A of the Code. It is our current belief, based upon the statute, the regulations issued under Section 409A of the Code and legislative history, that the stock options we currently intend to grant and the restricted share awards we have granted and that we currently intend to grant will not be subject to taxation under Section 409A of the Code because neither such stock options nor such restricted share awards will be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any stock options or restricted share awards which we have granted or which hereafter may be granted will not be affected by Section 409A of the Code, or that any such stock options or restricted share awards will not be subject to income taxation under Section 409A of the Code.

Code of Business Conduct and Ethics

Our board of directors will establish prior to our effective date a code of business conduct and ethics. Among other matters, the code of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code of business conduct and ethics to appropriate persons identified in such code; and
•	accountability for adherence to the code of business conduct and ethics.

Waivers to the code of business conduct and ethics may only be granted by unanimous written consent of the independent directors of our board of directors. If the independent directors grant any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section on our corporate website. The information on our website will not be a part of this prospectus.

Limitation of Liability and Indemnification

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, Preferred Apartment Advisors, LLC or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

In any such case, the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

We will agree to indemnify and hold harmless Preferred Apartment Advisors, LLC and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the management agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the management agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our manager or any of its affiliates in advance of final disposition of a proceeding.

OUR MANAGER AND MANAGEMENT AGREEMENT

General

We will be externally managed and advised by our manager. The executive offices of our manager are located at 3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia 30339, and the telephone number of our manager’s executive offices is (770) 818-4100.

Officers of Our Manager

The following sets forth certain information with respect to each of the executive officers of our manager:

Name	Age	Position(s)
John A. Williams	66	President and Chief Executive Officer
Leonard A. Silverstein	51	Executive Vice President, General Counsel and Secretary
Michael J. Cronin	54	Chief Accounting Officer and Treasurer
William F. Leseman	50	Executive Vice President — Property Management

Management Agreement

We will enter into a management agreement with our manager prior to the closing of the offerings. Pursuant to the management agreement, our manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors.

Duties of Our Manager.  Under the terms of our management agreement, our manager generally has responsibility for our day-to-day operations. Many of the services to be performed by the manager in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that the manager will perform for us as our manager, and it is not intended to include all the services that may be provided to us by the manager or by third parties. Under the terms of the management agreement, the manager undertakes to use its best efforts to identify and acquire for us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, the manager, either directly or indirectly by engaging an affiliate or third party, will, subject to the authority of the board of directors:

•	identify real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives;
•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;
•	acquire properties on our behalf in compliance with our investment objectives and strategies;
•	arrange for the financing and refinancing of properties;
•	administer our bookkeeping and accounting functions;
•	serve as our consultant in connection with policy decisions to be made by our board of directors, managing our properties or causing our properties to be managed by another party; and
•	render other services as our board of directors deems appropriate.

We intend to employ leverage to fund the acquisition of our target assets. The leverage may be obtained from a variety of sources including (but not limited to) Federal Home Loan Bank (Freddie Mac), Federal National Mortgage Association (Fannie Mae), commercial banks, credit companies, life companies and other institutions who wish to provide debt financing for our assets. We intend to target leverage levels (secured and unsecured) between 50% and 65% of the value of our tangible assets on a portfolio basis. We also intend to limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing. The amount of leverage we will seek for particular investments in our target assets will depend on our manager’s assessment of a variety of factors which may include the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in the portfolio, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and the heath of the commercial real estate market in general.

In addition factors such as, our outlook on interest rates, changes in the slope, level and volatility of interest rates and their associated credit spreads, the underlying collateral of our assets and our outlook on credit spreads relative to our outlook on interest rate and economic performance could all impact our decision and strategy for financing the target assets.

Term of the Management Agreement.  The initial term of the management agreement expires on the third anniversary of the closing of the offerings and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our manager’s performance and fees that may be payable to our manager annually, and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is detrimental to us, or (2) our determination that the management fees payable to our manager are not fair, subject to our manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days’ prior written notice of any such termination. We also may terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days’ prior written notice from our board of directors for cause, as defined in the management agreement. Unless terminated for cause, our manager will be paid accrued fees upon termination as described in the table below. Our manager may decline to renew the management agreement by providing us with 180 days’ prior written notice, in which case we would not be required to pay a termination fee.

Compensation to Manager.  The management agreement provides for the manager to be paid fees in connection with services provided to us. These fees include acquisition, disposition, property management, leasing, asset management and management promote fees.

We will not reimburse the manager or its affiliates for services for which the manager or its affiliates are entitled to compensation in the form of a separate fee. If the manager or its affiliates perform services that are outside of the scope of the management agreement, we will compensate them at rates and in amounts agreed upon by the manager and the independent directors.

Other than as set forth in the following paragraph, our manager bears the expenses it incurs in connection with performing its duties under the management agreement. These include salaries and fringe benefits of its directors and officers, travel costs and other administrative expenses of its directors or officers.

We may reimburse our manager for certain costs it incurs in connection with the services it provides to us including, but not limited to: (i) organization costs in an amount up to 2% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the manager, as well as reimbursements for salaries and direct expenses of its employees, including, without limitation, employee benefits, while engaged in registering the shares and other organization costs; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by us and obtained from entities not affiliated with the manager; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the manager receives a separate fee); and (v) rent, leasehold improvement costs, utilities or other administrative items generally constituting our manager’s overhead. We will not reimburse the manager for any services for which we will pay the manager a separate fee.

Fees Payable Upon Termination of the Management Agreement.  If the management agreement is terminated by reason of a change of control, by us without cause, by the manager for good reason or upon our liquidation, the manager will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination.

The manager will be entitled to receive all accrued but unpaid compensation in cash within 30 days of the effective date of the termination.

Liability and Indemnification of Manager.  Under the management agreement, we also will be required to indemnify the manager and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the manager’s acts or omissions. For details regarding these limitations and circumstances under which we are required or authorized to indemnify and to advance expenses to the manager, see “Our Management — Limitation of Liability and Indemnification.”

Other Activities of Manager and its Affiliates.  The manager and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the management agreement, the manager must devote sufficient resources to our administration to discharge its obligations. The manager may assign the management agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the management agreement to a successor entity.

Amendment of the Management Agreement.  The management agreement can be amended by a written instrument that is signed by all the parties to that agreement (or their successors or assigns, where applicable).

Potential Acquisition of Manager.  Many REITs which are listed on a national stock exchange are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third party, such as our manager, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-administered, the management agreement permits us to acquire the business conducted by the manager (including all of its assets). See “Certain Relationships and Related Transactions — Conflicts of Interest.” Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to our stockholders.

Management Compensation

The following table summarizes the fees and expense reimbursements that we will pay to our manager:

Type of Compensation	Determination of Amount	Estimated Amount
Acquisition and Operational Stage
Acquisition Fee and Expenses	Fees payable to our manager in the amount of 1.0% of the gross contract purchase price of the property, loans or other real estate-related assets purchased. We will reimburse our manager for acquisition expenses. Acquisition fees and expenses will accrue but will not be payable until the closing of the offerings.	Not determinable at this time.
Asset Management Fee(1)	We will pay our manager a monthly fee equal to one-twelfth of 0.50% of the total value of our assets (including cash or cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). This fee will be payable monthly in arrears, based on assets held by us on the last date of the prior month, adjusted for appropriate closing dates for individual property acquisitions.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount
Property Management and Leasing Fee(1)	We will pay our manager a monthly fee equal to 4% of the gross revenues per month, for services in connection with the rental, leasing, operation and management of our properties and the supervision of any third parties that are engaged by our manager to provide such services. Our manager may subcontract the performance of its property management and leasing services duties to third parties or affiliates and pay all or a portion of its property management fee to such persons with whom it contracts for these services.	Not determinable at this time.
General and Administrative Expenses(1)	Payable to our manager in an amount equal to 2% of gross revenues.	Not determinable at this time.
Disposition Fee on Sale of Assets	We may pay our manager a commission upon the sale of one or more of our properties or other assets in an amount equal to the lesser of (a) one-half of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset, and (b) 1% of the sale price of the asset. Payment of such fee may be made only if the manager provides a substantial amount of services in connection with the sale of the asset. In addition, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of (1 the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset, and (2) an amount equal to 6% of the sale price of such asset. Such commissions will accrue but will not be payable until the closing of the offerings.	Not determinable at this time because actual amounts are dependent upon the sale price of specific properties or commission that would be reasonable, customary and competitive at the time of sale.
Construction Fee, Development Fee and Landscaping Fee	We will pay our manager at market rates customary and competitive in light of the size, type and location of the asset.	Not determinable at this time because actual amounts are dependent upon market rates in light of the size, type and location of the asset.

Type of Compensation	Determination of Amount	Estimated Amount
Fees Accrued Upon Termination	If the management agreement is terminated by reason of a change of control, by us without cause, by the manager for good reason or upon our liquidation, the manager will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination.	Not determinable at this time
Liquidation Stage
Management Promote Fee	Our manager will receive 15% of the amount by which the sum of the net selling price of each asset plus distributions in respect of such asset exceeds the sum of the aggregate capital contributed by investors in respect of such asset plus an amount equal to an 7% cumulative, non-compounded annual return to investors in respect of such asset (such sum the “Preferred Return”). In addition, prior to any payment of the management promote fee for a sold asset, an amount equal to the Preferred Return for all previously sold assets must have been paid to the investors. The management promote fee will not be payable prior to the closing of the offerings but will be owing as if the assets were initially acquired by us (through the operating partnership, or otherwise) on the date actually acquired.

(1)	The total amount of the asset management, property management and leasing and general and administrative fees and expenses will be capped at 1.50% of total value of our assets (including cash and cash equivalents) based on the adjusted cost of our assets before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs).

Investment Committee

Our manager will have an investment committee which will meet periodically, at least every quarter, to discuss investment opportunities. The investment committee will periodically review our investment portfolio and its compliance with our investment guidelines described above, and provide our board of directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. From time to time, as it deems appropriate or necessary, our board of directors also will review our investment portfolio and its compliance with our investment guidelines and the appropriateness of our investment guidelines and strategies.

1% Manager Revenue Interest

WOF will hold a special limited liability company interest in our manager, which interest will entitle WOF to receive an aggregate of 1% of the gross revenues (excluding amounts to reimburse the company’s initial costs, other reimbursed expenses, and any gross revenues related to property management and leasing fees) of our manager received, directly or indirectly, from the company and the operating partnership or their controlled affiliates (including any subsidiaries and/or joint ventures) (the “1% Manager Revenue Interest”). Initial costs will include (a) legal and accounting fees and expenses related to organization of the company, the operating partnership and our manager as well as the private placement to WOF, (b) brokerage and advisory services, (c) capital raising costs for sales of Class A Common Stock, and (d) legal, financial and regulatory fees and expenses and other expenses described in “Part II — Information Not Required in Prospectus” of this registration statement.

WOF will have the right to transfer all or part of the 1% Manager Revenue Interest to any of its affiliates without the consent of the manager. WOF will grant our manager a right of first offer prior to any transfer to a non-affiliate.

For so long as WOF and any permitted transferees thereof hold the 1% Manager Revenue Interest, they will be entitled to receive an aggregate of 1% of the gross proceeds actually received by our manager, from any sale of all or substantially all of, or the internalization of, our manager.

PRINCIPAL STOCKHOLDERS AND SELLING STOCKHOLDERS

The following table provides information regarding the number and percentage of shares of our Class A Common Stock and Class B Common Stock beneficially owned by each director and director nominee, each executive officer, any person known to us to be the beneficial owner of more than 5% of our outstanding shares, all directors and executive officers as a group and all selling stockholders. The table below assumes that the underwriter does not exercise its over-allotment option. In accordance with SEC rules, each listed person’s beneficial ownership includes all shares the investor actually owns beneficially or of record, all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days). Except as otherwise provided, all shares are owned directly, and the indicated person has sole voting and investing power. Unless otherwise indicated, the business address of the stockholders listed below is the address of our principal executive office, 3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia 30339.

Immediately prior to the closing of the underwritten offering, we will complete the irrevocable private placement offering to WOF, pursuant to which WOF will purchase        shares of Class A Common Stock at a price of $    per share. From the shares of Class A Common Stock purchased by WOF in the private placement offering, WOF will distribute        shares of Class A Common Stock to its investors, including four investors affiliated with our sponsor, John A. Williams. Neither WOF nor we will receive any proceeds from the WOF distribution of Class A Common Stock. Williams Opportunity Fund, LLC, is a private, closed-end real estate fund operated by Williams Realty Advisors, LLC, an affiliate of our sponsor.

	Percentage of Class A Common Stock Outstanding
	Immediately prior to the private placement offering and the offerings			Shares distributed in the WOF distribution	Immediately after the private placement offering and the offerings
Beneficial Owner	Shares owned		Percentage		Shares owned	Percentage
Williams Opportunity Fund, LLC	—		—			%
NELL Partners, LLC	3,333	(1)(2)	100%	—	3,333	%
John A. Williams	3,333	(2)	100%	—	3,333	%

	Percentage of Class B Common Stock Outstanding
	Immediately prior to the private placement offering and the offerings			Immediately after the private placement offering and the offerings
Beneficial Owner	Shares owned		Percentage	Shares owned	Percentage
NELL Partners, LLC	33,333	(1)(2)	100%	33,333	100%
John A. Williams	33,333	(2)	100%	33,333	100%

(1)	John A. Williams has sole voting and investment power of these shares.
(2)	Although John A. Williams has sole voting and investment power of the shares held by NELL Partners, LLC, he disclaims any economic interest in such shares, 70% of which are owned indirectly by the Nancy Ann Richardson Williams Children’s Trust, formed on January 30, 1995, and 30% of which are owned indirectly by the Northside Partners Trust, formed on November 2, 2009, a trust created by Leonard A. Silverstein’s spouse for the benefit of their children.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements With Institutional and Other Investors

Williams Opportunity Fund

Private Placement.  Pursuant the terms of the subscription agreement relating to the private placement offering with WOF, WOF will purchase      shares of Class A Common Stock at a price of $    per share of Class A Common Stock, for total gross proceeds to us of approximately $      . The closing of the private placement offering will occur immediately prior to the closing of the offerings. WOF is an affiliate of our sponsor, John A. Williams.

Registration Rights.  Concurrently with the closing of the private placement offering, we expect to enter into a registration rights agreement for the benefit of WOF in connection with its holdings of Class A Common Stock.

WOF will have piggyback registration rights. If we propose to register under the Securities Act any Class A Common Stock, whether or not for the sale for our own account or for the account of another person, WOF may include in such registration statement the number of shares Class A Common Stock as WOF may request, subject to the terms and upon the conditions set forth in the registration rights agreement.

Class B Common Stock Issuance

We have issued a nominal number of super-voting shares of Class B Common Stock to NELL Partners, LLC, an entity controlled by John A. Williams.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with Preferred Apartment Advisors, LLC, our manager, and its affiliates, including conflicts related to the arrangements pursuant to which Preferred Apartment Advisors, LLC and its affiliates will be compensated by us. Our agreements and compensation arrangements with our manager and its affiliates were not determined by arm’s-length negotiations. See the section entitled “Our Manager and Management Agreement” in this prospectus. Some of the conflicts of interest in our transactions with our manager and its affiliates, and the limitations on our manager adopted to address these conflicts, are described below.

Our manager and its affiliates will try to balance our interests with their duties to other John A. Williams-sponsored programs. However, to the extent that our manager or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Affiliates of our officers, directors and entities owned or managed by such affiliates may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, except in certain circumstances, affiliates of our officers, directors and entities owned or managed by such affiliates may form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of Class A Common Stock are being offered. Our manager, its affiliates and affiliates of our officers and directors are not obligated to present to us any particular investment opportunity that comes to their attention, unless such opportunity is of a character that might be suitable for investment by us. Our manager and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of the properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our manager or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our manager or any of its affiliates.

Other Activities of Preferred Apartment Advisors, LLC and Its Affiliates

We will rely on Preferred Apartment Advisors, LLC for the day-to-day operation of our business. As a result of the interests of members of its management in other John A. Williams-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, Preferred Apartment Advisors, LLC and its affiliates have conflicts of interest in allocating their time between us and other John A. Williams-sponsored programs and other activities in which they are involved. However, Preferred Apartment Advisors, LLC believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all the John A. Williams-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, in addition to the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of Preferred Apartment Advisors, LLC. The prices we pay to affiliates of our manager for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties.

Competition in Acquiring, Leasing and Operating of Properties

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other John A. Williams-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties if we and another John A. Williams-sponsored program were to compete for the same properties or tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and another John A. Williams-sponsored program were to attempt to sell similar properties at the same time. Conflicts of interest also may exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Preferred Apartment Advisors, LLC will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Preferred Apartment Advisors, LLC will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Promote Fee Upon Disposition of Assets

At the sale of each individual asset, our manager may be entitled to the payment of a “management promote fee,” also known as the “promote,” that is a success-based performance fee. The promote fee will be calculated as 15% of the remaining net sale proceeds on each asset sale after the investors have received a return of (a) their aggregate investment in the sold real estate asset (which includes their initial investment and any additional investments prior to the sale), less the distributions of cash available for distribution from such real estate asset, plus (b) a first level return on the sold asset, which is a property cumulative, non-compounded return of 7% per year on the net investment in the sold asset, plus (c) the aggregate cumulative shortfall at the time of the asset sale, which is the amount of the net investment and property cumulative, non-compound return not distributed after the sale of a real estate asset to stockholders and limited partners as the 7% cumulative, non-compounded return, calculated on a real estate asset by real estate asset basis aggregated for all assets previously sold. The management promote fee will not be payable prior to the closing of the offerings but will be owing as if the assets were initially acquired by us (through the operating partnership, or otherwise) on the date actually acquired.

Lack of Separate Representation

Proskauer Rose LLP acts, and may in the future act, as counsel to us, Preferred Apartment Advisors, LLC and its affiliates in connection with the offerings or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one of such parties. If a dispute were to arise between us, Preferred Apartment Advisors, LLC or any of its affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Preferred Apartment Advisors, LLC

We may enter into joint ventures with other John A. Williams-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties. See the section entitled “Business — Our Investment Strategy” in this prospectus. Preferred Apartment Advisors, LLC and its affiliates may have conflicts of interest in determining that a John A. Williams-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Preferred Apartment Advisors, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since Preferred Apartment Advisors, LLC and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by our Manager and Its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees have not been negotiated at arm’s length. Subject to oversight by our board of directors, our manager will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. The fees received by our manager and its affiliates could influence our manager’s advice to us as well as the judgment of affiliates of our manager, some of whom also serve as our executive officers and directors and as key professionals of our manager and its affiliates. Therefore, our manager may have conflicts of interest concerning certain actions taken on our behalf, particularly because such fees generally will be payable to our manager and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the section entitled “Our Manager and Management Agreement” in this prospectus. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our manager and its affiliates, including the management agreement;
•	sales of properties and other investments (including, subject to the approval of our conflicts committee, sales to affiliates), which entitles our manager to disposition fees and possible management promote fees; provided, however, that the management promote fees will only be payable after the return to the stockholders of their capital contributions related to each asset sold plus an amount equal to an 7% cumulative, non-compounded annual return on such capital; provided further, however, that the disposition fees will accrue but will not be payable until the closing of the offerings and the management promote fee will not be payable prior to the closing of the offerings but will be owing as if the assets were initially acquired by us (through the operating partnership, or otherwise) on the date actually acquired;
•	acquisitions of properties and other investments, which entitles our manager to acquisition fees and asset management fees and, in the case of acquisitions of investments from other John A. Williams-sponsored programs, might entitle affiliates of our manager possible management promote fees in connection with its services for the seller; provided, however, that the acquisition fees will accrue but will not be payable until the closing of the offerings;
•	borrowings to acquire properties and other investments, which borrowings will increase the acquisition and asset-management fees payable to our manager;
•	whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate professionals at our manager and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our manager and its affiliates; and
•	whether and when we seek to sell the company or its assets, which sale could entitle our sponsors to a management promote fee; provided, however, that the management promote fee will not be payable prior to the closing of the offerings but will be owing as if the assets were initially acquired by us (through the operating partnership, or otherwise) on the date actually acquired.

Certain Conflict Resolution Procedures

Every transaction that we enter into with John A. Williams, WOF, Preferred Apartment Advisors, LLC or any of their respective affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and John A. Williams, WOF, Preferred Apartment Advisors, LLC or any of their respective affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our conflicts committee will review (1) transactions we enter into with John A. Williams, WOF, Preferred Apartment Advisors, LLC or any of their respective affiliates, and (2) the allocation of investment opportunities among affiliated entities. Our conflicts committee may restrict us from the following transactions:

•	Purchasing or leasing properties in which John A. Williams, WOF, Preferred Apartment Advisors, LLC, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the members of the conflicts committee not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is reasonable justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. We may be restricted from acquiring any such property at an amount in excess of its appraised value. We may be restricted from selling or leasing properties to John A. Williams, WOF, Preferred Apartment Advisors, LLC, any of our directors or any of their respective affiliates unless a majority of the members of the conflicts committee not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.
•	Making any loans to John A. Williams, WOF, Preferred Apartment Advisors, LLC, any of our directors or any of their respective affiliates, except for making or investing in mortgage, bridge or mezzanine loans involving John A. Williams, WOF, Preferred Apartment Advisors, LLC, our directors or any of their respective affiliates. We may be required to obtain an appraisal of the underlying property from an independent appraiser and show that the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our conflicts committee may restrict John A. Williams, WOF, Preferred Apartment Advisors, LLC, any of our directors or any of their respective affiliates from making loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the members of the conflicts committee not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	Reimbursing John A. Williams, WOF, Preferred Apartment Advisors, LLC or any of their respective affiliates, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner.
•	Investing in an investment opportunity that becomes available that is suitable, under all the factors considered by Preferred Apartment Advisors, LLC, for both us and one or more other entities affiliated with Preferred Apartment Advisors, LLC and for which more than one of such entities has sufficient uninvested funds, if another such entity has had the longest period of time elapse since it was offered an investment opportunity. Such entity will first be offered such investment opportunity. It will be the duty of our conflicts committee to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, Preferred Apartment Advisors, LLC, subject to approval by our conflicts committee, shall examine, among others, the following factors:
º	the anticipated cash flow of the property to be acquired and the cash requirements of each program;
º	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;
º	the policy of each program relating to leverage of properties;

º	the income tax effects of the purchase to each program;
º	the size of the investment; and
º	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Preferred Apartment Advisors, LLC, to be more appropriate for a program other than the program that committed to make the investment, Preferred Apartment Advisors, LLC may determine that another program affiliated with Preferred Apartment Advisors, LLC or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Preferred Apartment Advisors, LLC for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.
•	Accepting goods or services from John A. Williams, WOF, Preferred Apartment Advisors, LLC or any of their respective affiliates or entering into any other transaction with John A. Williams, WOF, Preferred Apartment Advisors, LLC or any of their respective affiliates unless a majority of the members of our conflicts committee not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows the ownership structure of the various entities that are affiliated with Preferred Apartment Communities, Inc. and Preferred Apartment Advisors, LLC.

(1)	NELL Partners, LLC is controlled by John A. Williams.
(2)	Other than the 1% Manager Revenue Interest (as defined in the section entitled “Our Manager and Management Agreement — 1% Manager Revenue Interest” herein) held by WOF, Preferred Apartment Advisors LLC is controlled by NELL Partners, LLC.
(3)	The Class A Common Stock investors in the underwritten offering will own registered shares of Class A Common Stock of Preferred Apartment Communities, Inc. After the WOF distribution is effected, the investors in WOF will own registered shares of Class A Common Stock of Preferred Apartment Communities, Inc.
(4)	Each property to be held in a special purpose entity.
(5)	Through its controlling interest in the manager, NELL Partners, LLC is entitled to receive a share of the management promote fee described in “Management Compensation.”

DESCRIPTION OF SECURITIES

General

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and by-laws. The following summary of the terms of our capital stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and by-laws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and by-laws. Copies of our charter and by-laws are filed as exhibits to the registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Our charter authorizes us to issue up to up to 400,033,333 shares of Class A Common Stock, $0.01 par value per share, 33,333 shares of Class B Common Stock, $0.01 par value per share and 15,000,000 shares of undesignated preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Prior to the offerings, 3,333 shares of Class A Common Stock and 33,333 shares of Class B Common Stock were issued and outstanding on a fully diluted basis. After giving effect to the private placement offering, the underwritten offering and the other transactions described in this prospectus and assuming no exercise of the underwriter’s over-allotment option, shares of Class A Common Stock will be issued and outstanding on a fully diluted basis, 33,333 shares of Class B Common Stock will be issued and outstanding on a fully diluted basis. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and by-laws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors — Investment Risks” in this prospectus.

Class A and Class B Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of stock, the holders of Class A and Class B Common Stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of the private placement and public offerings, all common stock issued in the offerings will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. However, in connection with any reorganization, share exchange, consolidation, conversion or merger of the Company with or into another person, the Company may not adversely affect, alter, repeal, change or otherwise impair any of the powers, preferences, rights or privileges of the Class B Common Stock without the affirmative vote of the holders of not less than 66-2/3% of the shares of Class B Common Stock voting as a separate class. Shares of our Class A and Class B Common Stock have equal distribution, liquidation and other rights.

Except as described below, the holders of common stock shall vote together as a single class on all matters. Holders of shares of Class A Common Stock shall be entitled to vote as a single class for the election of the Class A Directors who shall constitute one-third of the members of the board of directors and shall not be entitled to vote for the election of any Class B Directors. Holders of shares of Class B Common Stock shall be entitled to vote as a single class for the election of Class B Directors who shall constitute two-thirds of the members of the board of directors and shall not be entitled to vote for the election of any Class A Directors. Class A Directors may be removed from office, with or without cause, by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding Class A Common Stock of the Company. Class B Directors may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding Class B Common Stock of the Company. Vacancies on the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled, if a Class A Director, by a majority of the Class A Directors then in office (although less than a quorum), or if a Class B Director, by a majority of the Class B Directors then in office (although less than a quorum). Any such director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If at any time there are no shares of Class B Common Stock outstanding, then all the members of the board of directors shall be elected by the holders of shares of Class A Common Stock, and if at any time there are no shares of Class A Common Stock outstanding, then all the members of the board of directors shall be elected by the holders of shares of Class B Common Stock.

Holders of Class B Common Stock may submit a request to the Company that shares of Class B Common Stock be converted into Class A Common Stock, for automatic conversion on a one-for-one basis of such holder’s shares of Class B Common Stock for shares of Class A Common Stock.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. The terms and conditions of any preferred stock, including any convertible preferred stock will be set forth in a registration statement registering the issuance of such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock. If we ever create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding Class A Common Stock can elect all the Class A Directors then standing for election and the holders of the remaining shares of Class A Common Stock will not be able to elect any directors. Likewise, the holders of a majority of shares of our outstanding Class B Common Stock can elect all the Class B Directors then standing for election and the holders of the remaining shares of Class B Common Stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides that in connection with any reorganization, share exchange, consolidation, conversion or merger of the Company with or into another person, the Company may not adversely affect, alter, repeal, change or otherwise impair any of the powers, preferences, rights or privileges of the Class B Common Stock (whether directly or by the filing of articles supplementary, by reorganization, share exchange, consolidation, conversion or merger or otherwise), including, without limitation (i) any of the voting rights of the holders of the Class B Common Stock, and (ii) the requisite vote or percentage required to approve or take any action set forth in our charter or described in our by-laws, without in each case the affirmative vote of the holders of not less than 66-2/3% of the shares of Class B Common Stock voting as a separate class.

An annual meeting of our stockholders will be held each year. Special meetings of stockholders may be called only upon the request of a majority of our directors, the chairman of the board, the president or the chief executive officer or upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting. Upon receipt of a written request from such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 or more than 90 days after the distribution of the notice of meeting. The presence of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request in accordance with Maryland law. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	we cannot be “closely held” under Section 856(h) of the Code; that is, five or fewer individuals (as specially defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts and subject to certain constructive ownership rules) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and
•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations;
•	with respect to transfers only, result in our stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our being “closely held” within the meaning of Section 856(h) of the Code (regardless of whether the ownership interest is held during the last half of a taxable year);
•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or
•	otherwise result in our disqualification as a REIT.

If any attempted transfer of our stock which, if effective, would result in a violation of these limitations, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift), and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which has been paid to the intended transferee and is owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

Distribution Policy and Distributions

When we have sufficient cash flow available to pay distributions, we intend to pay regular distributions to our stockholders. As of the date of this prospectus, we have no real estate investments. We currently have not identified any probable real estate investments. We will not make real estate investments until we identify investment opportunities and raise sufficient capital pursuant to the offerings to do so. We cannot predict when we will begin to generate sufficient cash flow from these investments to pay distributions as a result of such investments; however, we expect that these will begin no later than December 31, 2010. Because all of our operations will be performed indirectly through Preferred Apartment Communities Operating Partnership, L.P., our operating partnership, our ability to pay distributions depends on Preferred Apartment Communities Operating Partnership, L.P.’s ability to pay distributions to its partners, including to us. If we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from the offerings.

Distributions will be paid to our stockholders when and if authorized by our board of directors and declared by us out of legally available funds as of the daily record dates selected by our board of directors. We expect to declare and pay distributions to our common stockholders quarterly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. Distributions will be authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code. We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offerings;
•	our operating and interest expenses;
•	the ability of tenants to meet their obligations under the leases associated with our properties;
•	the amount of distributions or dividends received by us from our indirect real estate investments;
•	our ability to keep our properties occupied;
•	our ability to maintain or increase rental rates when renewing or replacing current leases;
•	capital expenditures and reserves for such expenditures;
•	the issuance of additional shares; and
•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations — Taxation — Annual Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and
•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with Preferred Apartment Advisors, LLC or any affiliate of Preferred Apartment Advisors, LLC. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and Preferred Apartment Advisors, LLC or any affiliate of Preferred Apartment Advisors, LLC. As a result, Preferred Apartment Advisors, LLC or any affiliate of Preferred Apartment Advisors, LLC may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;
•	owned by our officers; and
•	owned by our employees who are also directors.

“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;
•	one-third or more, but less than a majority of all voting power; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may redeem any or all the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or by-laws.

As permitted by Maryland General Corporation Law, our by-laws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or by-laws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or by-laws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies in our Class A Directors may be filled only by the remaining Class A Directors and for the remainder of the full term of the directorship in which the vacancy occurred and vacancies in our Class B Directors may be filled only by the remaining Class B Directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and by-laws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships, providing that Class B will consist, as nearly as may be possible, of two-thirds of the total number of directors constituting the entire board of directors, rounded up to the nearest whole number, and Class A will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors.

In addition, pursuant to Subtitle 8, we have elected to provide that any Class A Director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding Class A Common Stock of the Company, and any Class B Director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding Class B Common Stock of the Company.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Transfer Agent and Registrar

We expect the transfer agent and registrar for our shares of common stock to be      .

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the offerings, there has been no established trading market for our Class A Common Stock. No assurance can be given as to (1) the likelihood that an active market for our shares of Class A Common Stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares, or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of Class A Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of Class A Common Stock. See “Risk Factors — Investment Risks.”

Of the shares of Class A Common Stock outstanding after giving effect to the private placement offering, the underwritten offering and the other transactions described in this prospectus,       shares of Class A Common Stock (or       shares of Class A Common Stock if the underwriter exercises its option to purchase additional shares) covered by the offerings are freely tradable without restriction or further registration under the Securities Act, except for any shares of Class A Common Stock held by our “affiliates”, as defined in Rule 144 under the Securities Act, which would be subject to the limitations and restrictions described below. The remaining shares of Class A Common Stock that will be outstanding and the shares of Class A Common Stock that will be reserved for issuance upon exchange or conversion of Class B Common Stock are “restricted shares”, as defined in Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 701 of the Securities Act. As a result of the contractual 90-day lock-up period described in “Underwriting” and the provisions of Rules 144 and 701, these shares will be available for sale in the public market as follows:

Number of Shares of Class A Common Stock	Date
On the date of this prospectus.
On the date of this prospectus (subject to volume limitations).
After 90 days from the date of this prospectus (subject to volume limitations)

In connection with the private placement offering, we entered into a registration rights agreement with WOF that requires us to register under the Securities Act the shares of Class A Common Stock held by it and its transferees. See “Certain Relationships and Related Transactions — Agreements With Institutional and Other Investors.”

For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see “Description of Securities — Restrictions on Ownership and Transfer.”

Rule 144

In general, under Rule 144 as currently in effect, our affiliates who own shares for at least six months or own shares purchased in the open market, are entitled to sell these shares as follows. Within any three-month period, each person may sell a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock, which will equal approximately shares immediately after this offering, or the average weekly trading volume of our common stock on the AMEX during the four calendar weeks preceding the filing of a notice of the sale on Form 144. Sales under Rule 144 by affiliates also will be subject to manner of sale provisions, notice requirements and the availability of current public information about us.

A person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least six months previously, also would be entitled to sell shares under Rule 144. Such sales would be permitted without regard to the volume limitations, manner of sale provisions or notice requirements described above and, after one year, without any limits, including the public information requirement.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Registration Rights Agreement

In connection with the private placement offering, we entered into a registration rights agreement with WOF that requires us to register under the Securities Act the shares of Class A Common Stock held by it and its transferees under certain circumstances and subject to certain restrictions. Such securities registered under any registration statement are available for sale in the open market unless restrictions apply. See “Certain Relationships and Related Transactions — Agreements With Institutional and Other Investors.”

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by virtue of the election to become a stockholder. Our organizational documents consist of our charter and by-laws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement, of which this prospectus is part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Our charter was filed with and accepted for record by the State Department of Assessments and Taxation of Maryland on September 18, 2009, amended and restated on January 5, 2010 and corrected pursuant to a certificate of correction on January 20, 2010. Our amended and restated by-laws, in their present form, became operative when our board of directors approved them as of         , 2010. Neither our charter nor by-laws have an expiration date, and therefore, both documents remain effective in their current form throughout our existence, unless they are amended.

Charter and By-law Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors — Risks Related to Our Organization, Structure and Management.”

Stockholders’ Meetings and Voting Rights

We will hold an annual meeting of stockholders. The purpose of each annual meeting will be to elect directors and to transact any other business. The chairman, the chief executive officer, the president or a majority of the directors also may call a special meeting of the stockholders. The secretary must call a special meeting when stockholders entitled to cast not less than a majority of all votes entitled to be cast at the meeting make a written request. The written request must state the purpose(s) of the meeting and the matters to be acted upon. The meeting will be held on a date not less than ten nor more than ninety days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting. The notice must state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present, will be sufficient to elect directors and a majority of votes cast will be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.

Board of Directors

Under our organizational documents, we must have at least two but not more than ten directors. Our charter currently names two directors. A director may resign at any time. A Class A Director may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding Class A Common Stock of the Company. A Class B Director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding Class B Common Stock of the Company. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, if a Class A Director, may be filled only by the vote of a majority of the remaining Class A Directors whether or not the voting directors constitute a quorum, and if a Class B Director, may be filled only by the vote of a majority of the remaining Class B Directors whether or not the voting directors constitute a quorum.

Our charter provides that subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a Class A Director may be removed, with or without cause, by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding Class A Common Stock of the Company and a Class B Director may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding Class B Common Stock of the Company. These provisions, when coupled with the exclusive power of the Class A Directors or the Class B Directors, as applicable, to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote, and (2) filling the vacancies created by such removal with their own nominees.

Persons likely to qualify as directors will have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written or electronic consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

•	amend our charter;
•	transfer all or substantially all of our assets other than in the ordinary course of business;
•	engage in mergers, consolidations or share exchanges; or
•	liquidate and dissolve.

Rights of Objecting Stockholders

Under Maryland law, dissenting holders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As a result of this provision, our stockholders will have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, at all reasonable times, to inspect and obtain copies of our records to which he or she is entitled under applicable law, subject to the limits contained in our charter. Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without stockholder approval, our charter may be amended, after approval by our board, by (a) the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding securities of the Company then entitled to vote generally on matters other than the election of directors, voting together as a single class, and (b) the affirmative vote of the holders of not less than 66-2/3% of the shares of Class B Common Stock voting as a separate class. However, any amendment, waiver, alteration or repeal of any provision of, or addition to, these charter or to the by-laws that would adversely affect, alter, repeal, change or otherwise impair any of the powers, preferences, rights or privileges of the Class B Common Stock (whether directly or by the filing of articles supplementary, by a reorganization, share exchange, consolidation, conversion or merger or otherwise), including, without limitation (i) any of the voting rights of the holders of the Class B Common Stock, and (ii) the requisite vote or percentage required to approve or take any action described in our charter or our by-laws, also must be approved by the affirmative vote of the holders of not less than 66-2/3% of the shares of Class B Common Stock voting as a separate class. Our by-laws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at a board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire board that dissolution is advisable and the approval of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our by-laws. The by-laws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our by-laws also provide that nominations of individuals for election to the board may be made at an annual meeting, (A) if a Class A Director, (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of the Class A Directors, or (3) by any holder of Class A Common Stock of the Company who is a holder of Class A Common Stock of record both at the time of giving of notice pursuant to the by-laws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our by-laws, and (B) if a Class B Director, (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of the Class B Directors, or (3) by any holder of Class B Common Stock of the Company who is a holder of Class B Common Stock of record both at the time of giving of notice pursuant to the by-laws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our by-laws. Our by-laws further provide that the proposal of other business to be considered by stockholders may be made at an annual meeting (x) pursuant to the notice of meeting, (y) by or at the direction of our board of directors, or (z) by any stockholder of record both at the time of giving notice pursuant to the by-laws and at the time of the annual meeting, who is entitled to vote at the meeting on any such other business and who has complied with the advance notice provisions set forth in our by-laws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not later than 5:00 p.m., Eastern Time, on the later of the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or
•	if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following our first public announcement.

Nominations of individuals for election to the board may be made at a special meeting, (i) if a Class A Director, (A) by or at the direction of the Class A Directors, (B) by a holder of Class A Common Stock that has requested that a special meeting be called for the purpose of electing Class A Directors in compliance with the procedures set forth in our by-laws and that has supplied the information required by our by-laws about each individual whom such holder of Class A Common Stock proposes to nominate for election as a Class A Director, or (C) provided that the special meeting has been called for the purpose of electing Class A Directors, by any holder of Class A Common Stock who is a holder of record of Class A Common Stock both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our by-laws; and (ii) if a Class B Director, (A) by or at the direction of the Class B Directors, (B) by a holder of Class B Common Stock that has requested that a special meeting be called for the purpose of electing Class A Directors in compliance with the procedures set forth in our by-laws and that has supplied the information required by our by-laws about each individual whom such holder of Class B Common Stock proposes to nominate for election as a Class B Director, or (C) provided that the special meeting has been called for the purpose of electing Class B Directors, by any holder of Class B Common Stock who is a holder of record of Class B Common Stock both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our by-laws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and
•	not later than 5:00 p.m., Eastern Time, on the later of either:
º	ninety days prior to the special meeting; or
º	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith, or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our by-laws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and by-laws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

Following completion of the offerings, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership that we expect to enter into in connection with our operating partnership, Preferred Apartment Communities Operating Partnership, L.P. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by the form of agreement, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership common units rather than for cash or our common stock. This enables the seller to defer some of or all the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have two classes of units: general partnership units and limited partnership common units. General partnership units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $109,998 we made, the operating partnership issued to us       general partnership units.

Limited partnership common units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from, and superior to, those of general partnership units and/or limited partnership common units, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

For each limited partnership common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional limited partnership units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

Limited partners do not have the right to participate in the management of the operating partnership. Limited partners who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each limited partnership common unit will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, limited partnership common units also will share equally in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to certain restrictions, exchange limited partnership units for the cash value of a corresponding number of shares of our Class A Common Stock or, at our option, a corresponding number of shares of our Class A Common Stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement will provide for indemnification of us when acting in our capacity as general partner. It also will provide for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Our Management — Limited Liability and Indemnification” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we will not be able to withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units will be able to withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally will permit us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We will be required to send to each limited partnership common unit holder notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any. Generally, a limited partner will not be able to exercise its exchange rights until it has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership will have the right to exercise its exchange right prior to the stockholder vote on the transaction, even if it has held its units for less than one year. See the section entitled “— Limited Partner Exchange Rights” below for a description of such rights. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged for the cash value of a corresponding number of shares of our Class A Common Stock or, at the option of the operating partnership, a corresponding number of shares of our Class A Common Stock. However, a limited partnership common unit holder cannot be paid in shares of our Class A Common Stock if the issuance of shares to such holder would:

•	be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit, or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus;
•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on a business combination will be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date will not be able to vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year will terminate upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.

Issuance of Additional Units

As general partner of the operating partnership, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership units and limited partnership units. Furthermore, the operating partnership agreement will require the issuance of additional common units corresponding with any issuance of stock by us as a result of distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement will provide that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also will provide that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of Class A Common Stock, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than Class A Common Stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement will set forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership will be made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units. The agreement will provide further that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold. We also will distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. The operating partnership agreement also will provide that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

The operating partnership agreement will provide that cash available for distribution, including cash available from the sale or other disposition (other than a deemed disposition pursuant to Section 708(b)(1)(B) of the Code and the regulations thereunder) of a real estate asset of the operating partnership, or a capital transaction, will be distributed to the partners based on their percentage interests. Distributions from cash available from a capital transaction will be distributed to partners according to the formula set forth below. The return calculations described below will apply to all regular and capital distributions received and not just capital distributions. Achievement of a particular threshold, therefore, will be determined with reference to all prior distributions made by our operating partnership to Preferred Apartment Advisors, LLC, the special limited partner, and to us, which we will then distribute to our stockholders:

•	first, to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement, until we receive as the general partner distributions equal to the net investment for each real estate asset plus our receipt of a property cumulative, non-compounded return of 7% per year on the net investment (the “first level return”) plus any cumulative shortfall. “Net investment” for each real estate asset refers to the initial investment in a real estate asset, less the distributions of cash available for distribution from such real estate asset plus any subsequent investment in such real estate asset. “Cumulative shortfall” means the amount of net investment and property cumulative, non-compound return not distributed after the sale of a real estate asset to stockholders and the limited partners as a first level return calculated on a real estate asset by real estate asset basis aggregated for all assets previously sold.

•	After this 7% threshold is reached, 85% of the aggregate amount of any additional distribution will be payable to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement based our percentage interests, and 15% of such amount will be payable by the operating partnership to the special limited partner.

The operating partnership agreement also will provide that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement will provide further that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement generally provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership will be allocated among the partners in such a manner that the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net assets of the operating partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement will require that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the terms of, and subject to the conditions in, the operating partnership agreement, each holder of a limited partnership common unit (but not the holder of the special limited partner interests) will have the right, commencing one year from the issuance of the limited partner common units (except in connection with a business combination), to cause the operating partnership to redeem their limited partner common units for cash in an amount equal to the per share offering price of our Class A Common Stock minus the underwriting discounts and commissions, to account for the fact that no underwriting discounts and commissions will be paid in connection with any such issuances, or, at the option of the operating partnership, for one share of our Class A Common Stock for each limited partner common unit redeemed. The decision whether to exercise the right to exchange shares of Class A Common Stock in lieu of cash shall be made on a case by case basis at the operating partnership’s sole and absolute discretion. The limited partnership units exchanged for cash or shares of our Class A Common Stock will augment our ownership percentage in the operating partnership. See the section entitled “— Extraordinary Transactions” above for a description of exchange rights in connection with mergers and other major transactions. However, a limited partnership common unit holder cannot be paid in shares of our Class A Common Stock if the issuance of shares to such holder would:

•	be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit, or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus;
•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any Class A Common Stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration. The cash necessary to exchange limited partnership units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or from borrowings. However, as explained above, the operating partnership always will have the option to satisfy the exchange right with Class A Common Stock, and we intend to reserve Class A Common Stock for that purpose. The operating partnership will make the decision whether to exercise its right to satisfy the exchange right by paying to the holder the exchange price or exchanging Class A Common Stock on a one-for-one basis, as adjusted to reflect dividends or distributions made on outstanding shares of Class A Common Stock in Class A Common Stock, subdivisions of outstanding shares of Class A Common Stock, or combinations of the outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, on a case by case basis in its sole and absolute discretion.

As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our Class A Common Stock or, at the option of the operating partnership, a corresponding number of shares of our Class A Common Stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

Preferred Apartment Advisors, LLC is a Delaware limited liability company and will be a special limited partner of our operating partnership. Preferred Apartment Advisors, LLC will not hold any general partnership interests or limited partnership interests, as such terms are defined in the partnership agreement. Preferred Apartment Advisors, LLC will not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement other than the right to receive certain fees in connection with our liquidation or listing on a national stock exchange.

The distributions to Preferred Apartment Advisors, LLC will be related to our successful performance. The “management promote fee,” also known as the “promote,” is a success-based distribution. The distribution will be calculated as 15% of the remaining net sale proceeds on each asset sale after the investors have received a return of (a) their aggregate investment in the sold real estate asset (which includes their initial investment and any additional investments prior to the sale), less the distributions of cash available for distribution from such real estate asset, plus (b) a first level return on the sold asset, which is a property cumulative, non-compounded return of 7% per year on the net investment in the sold asset, plus (c) the aggregate cumulative shortfall at the time of the asset sale, which is the amount of the net investment and property cumulative, non-compound return not distributed after the sale of a real estate asset to stockholders and limited partners as the 7% cumulative, non-compounded return, calculated on a real estate asset by real estate asset basis aggregated for all assets previously sold. The management promote fee will not be payable prior to the closing of the offerings but will be owing as if the assets were initially acquired by us (through the operating partnership, or otherwise) on the date actually acquired.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Our Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our dissolution, bankruptcy, insolvency or termination, (ii) the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (iii) by operation of law.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service, or IRS, or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2010. Furthermore, we intend to continue operating as a REIT; however, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Sections 856 through 860 of the Code and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) assuming that we timely file an election to be treated as a REIT and such election is not either revoked or intentionally terminated, commencing with our taxable year ending December 31, 2010, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion will be filed as an exhibit to the registration statement, of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247 and Code Section 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— REIT Qualification Tests — Prohibited Transactions” below.

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to UBTI. See the “Excess Inclusion Income” portion of this section below.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests.

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;
•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
•	that would be taxable as a domestic corporation but for its qualification as a REIT;
•	that is neither a financial institution nor an insurance company;
•	that meets the gross income, asset and annual distribution requirements;
•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
•	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
•	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect REIT status and maintain qualification as a REIT; and
•	that uses a calendar year for U.S. federal income tax purposes.

The first five conditions must be met during each taxable year for which REIT qualification is sought, while the sixth and seventh conditions do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying the last condition.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Code provides an exception for ownership of stock in a qualified REIT subsidiary and in a TRS. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a TRS. For purposes of the Asset Tests and Gross Income Tests (each as defined below), all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold most of our investments through our operating partnership, we may hold some investments through qualified REIT subsidiaries. A TRS is described in the section entitled “— 25% Asset Test” below. With respect to the operating partnership, an entity taxed as a partnership is not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes generally is determined in accordance with the partnership agreement. For purposes of the Asset and Gross Income Tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests.  The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT qualification.

Our charter contains certain provisions intended to enable us to meet the sixth and seventh requirement above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of our outstanding capital stock, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests.  At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares in other qualifying REITs, and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test” below.

Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See the “— Excess Inclusion Income” portion of this section below.

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described below. Further, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT's proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a qualified REIT subsidiary is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and that is not a TRS. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to other taxes. Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

Additionally, a REIT may own the stock of a TRS, which is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a TRS. A corporation that is 35% owned by a TRS also will be treated as a TRS. A TRS may not be a qualified REIT subsidiary, and vice versa. A TRS is subject to full corporate-level tax on its income. As described below regarding the 75% Gross Income Test, a TRS is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a TRS are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of a REIT may be represented by securities of one or more TRSs. In addition to using independent contractors to provide services in connection with the operation of our properties, we also may use TRSs to carry out these functions.

We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate-related debt investments, provided the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a taxable debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value. While we intend to make such investments in such a manner as not to fail the asset or income tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (ii) $10 million, provided that, in either case, the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if: (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (A) $50,000 and (B) an amount determined (under regulations) by multiplying (1) the highest rate of tax for corporations under section 11 of the Code, by (2) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests.  For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

The 75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below) if such lease is respected as a true lease for U.S. federal income tax purposes (see — “Characterization of Property Leases”) and subject to the rules discussed below.

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or though a TRS. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (iii) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. The TRSs will pay regular corporate rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired at a time when the fair market value of the real property securing the loan is less than the loan's face amount and there are other assets securing the loan, as non-qualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

The 95% Gross Income Test.  In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish one or more TRSs with which we could enter into leases for any properties we may invest in. The gross income generated by these TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from TRSs to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (a) the sum of (i) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and (ii) 90% of the net income (after tax) from foreclosure property; over (b) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (A) declared a dividend before the due date of our tax return (including extensions); (B) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (C) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (a) 85% of our REIT ordinary income for the calendar year, (b) 95% of our REIT capital gain net income for the calendar year, and (c) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify.  If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements.  We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions.  As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we currently intend to sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Excess Inclusion Income

Pursuant to IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,
•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and
•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “— Federal Income Taxation of Stockholders.” Under recently issued IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business taxable income (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— REIT Qualification Tests — Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Characterization of Property Leases.  We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Tax Aspects of Investments in Partnerships

General.  We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury Regulations. For a description of allocations by the operating partnership to the partners, see “Summary of Our Operating Partnership Agreement.”

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Residential rental buildings, structural components and improvements are generally depreciated over 27.5 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends, or for tax years beginning before January 1, 2011, qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, for taxable years beginning before January 1, 2011, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for a REIT’s taxable years ending on or before December 31, 2011) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

If excess inclusion income from a REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of U.S. federal income tax we withhold. A stockholder may be subject to backup withholding with respect to dividends paid unless such stockholder: (i) is a corporation or comes within other exempt categories; or (ii) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding can be credited against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See the “— Taxation of Non-U.S. Stockholders” portion of this section.

For taxable years beginning before January 1, 2011, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares has been reduced from 20% to 15%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (i) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (ii) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our stock received by U.S. Stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld.

Taxation of Non-U.S. Stockholders.

General.  The rules governing the U.S. federal income taxation of “Non-U.S. Stockholders” are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A

“Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sale of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if: (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (ii) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one-year period ending on the date of the distribution. We anticipate that our shares will be “regularly traded” on an established securities market, although, no assurance can be given that this will be the case.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (i) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate), or (ii) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our common shares are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding common shares at any time during the five-year period ending on the date of the sale.

We cannot assure you that we will qualify as “domestically controlled.” If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our common shares. We anticipate that our common shares will be “regularly traded” on an established market, although, no assurance can be given that this will be the case. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Legislation that was signed into law by President Obama on March 18, 2010, generally imposes, effective for payments made after December 31, 2012, a withholding tax of 30% on dividends from, and the gross proceeds of a disposition of, our stock paid to certain foreign entities unless various information reporting requirements are satisfied. Such withholding tax will generally apply to non-U.S. financial institutions, which is generally defined for this purpose as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our common stock, as well as any the status of any legislative proposals that may pertain to a purchase of our common stock.

Other Tax Considerations

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or you reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Code, an individual retirement account or annuity described in Sections 408 or 408A of the Code, an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, or a Coverdell education savings account described in Section 530 of the Code, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Material U.S. Federal Income Tax Considerations — Federal Income Taxation of Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors —  United States Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares currently exists or may ever develop. See the section entitled “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations definitively specifying how “fair market value” should be determined in all circumstances.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports until we obtain a listing for our shares.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner in that should enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity likely will qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

UNDERWRITING

Upon the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus, the underwriter,        , has agreed to purchase, and we have agreed to sell to it, the number of shares of Class A Common Stock in connection with the underwritten offering indicated below:

Underwriter	Number of Shares of Class A Common Stock

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of Class A Common Stock offered hereby in connection with the underwritten offering are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all shares of Class A Common Stock offered hereby, in connection with the underwritten offering (other than those covered by the underwriters’ over-allotment option described below) if any such shares are taken.

The underwriter proposes to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus and may offer shares to certain dealers at a price that represents a concession not in excess of $    per share below the public offering price. The underwriter may allow, and such dealers may re-allow, a concession not in excess of $    per share to other underwriters or to certain dealers. After the public offering of the shares of Class A Common Stock, the public offering price and other selling terms may from time to time be varied by the underwriter.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of      additional shares of Class A Common Stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Class A Common Stock offered hereby. To the extent such option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase such additional shares of Class A Common Stock.

The following table provides information regarding the amount of the discount and other items of underwriting compensation, as determined in accordance with the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase the over allotment shares:

	Discount Per Share	Total Discount and Other Compensation Without Exercise of Over-allotment Option	Total Discount and Other Compensation With Full Exercise of Over-allotment Option
Underwriting discounts and commissions payable by us:	$	$	$

We estimate that the total expenses for this offering, excluding the underwriting discounts and commissions, will be approximately $        .

In connection with the underwritten offering and in compliance with applicable securities laws, the underwriter may over-allot (i.e., sell more shares of Class A Common Stock than is shown on the cover page of this prospectus) and may effect transactions that stabilize, maintain or otherwise affect the market price of the shares of Class A Common Stock at levels above those which might otherwise prevail in the open market. Such transactions may include making short sales and placing bids for the shares of Class A Common Stock or effecting purchases of the shares of Class A Common Stock for the purpose of pegging, fixing or maintaining the price of the shares of Class A Common Stock or for the purpose of reducing a short position created in connection with the offering. A short position may be covered by exercise of the over-allotment option described above in place of or in addition to open market purchases.

Additionally, the underwriter may engage in syndicate covering transactions, which involve purchases of shares of Class A Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared with the price available under the over-allotment option.

The underwriter also may sell shares in excess of the over-allotment option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the underwritten offering.

The underwriter may also impose a penalty bid. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the Class A Common Stock originally sold by that syndicate member are purchased in a stabilizing transaction or syndicate covering transaction to cover syndicate short positions. The imposition of a penalty bid may have an effect on the price of the Class A Common Stock to the extent that it may discourage re-sales of the shares of Class A Common Stock.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriter does not intend to confirm sales of the Class A Common Stock to any accounts over which it exercises discretionary authority.

The underwriting agreement provides that our directors and executive officers will agree not to, directly or indirectly, sell or otherwise dispose of any of our shares of Class A Common Stock for a period of 90 days after the completion of the underwritten offering, without the prior written consent of        . We also have agreed to make no such sales during this period except in connection with the issuance of shares pursuant to our stock incentive plans.

We have agreed to indemnify the underwriter against certain liabilities that may be incurred in connection with the underwritten offering, including liabilities under the Securities Act.

The underwriter and its affiliates may from time to time in the future provide investment banking and other services to us for which they are expected to receive customary fees and commissions.

This prospectus in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in the underwritten offering and the underwriter may distribute this prospectus electronically. The underwriter may allocate a number of shares to itself and to the selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any of these websites and any other information contained on a website maintained by the underwriter or selling group member is not part of this prospectus.

Our executive officers and directors, as well as officers and employees of Preferred Apartment Advisors, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares of Class A Common Stock offered in the underwritten offering. The purchase price for such shares shall be $     per share. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view toward resale.

Prior to the offerings, there has been no public market for our Class A Common Stock. We have applied to list our Class A Common Stock on the AMEX under the symbol “APTS”. The initial public offering price per share of our Class A Common Stock in the underwritten offering will be determined by negotiation between us and the underwriter. Certain primary factors that will be considered in determining the public offering price are prevailing market conditions, the present stage of our development, the market capitalizations and stages of development of other companies that we and the underwriter believe to be comparable to our business and estimates of our business potential.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the underwritten offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
(c)	by the managers to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, however, that no such offer of shares shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer within the EEA of shares which are the subject of the underwritten offering contemplated in this prospectus should only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus for such offer. Neither we nor the underwriter have authorized, nor does it authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriter which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and the buyer’s representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the underwritten offering contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriter that:

(a)	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and
(b)	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

DISTRIBUTION BY WILLIAMS OPPORTUNITY FUND

Pursuant to the irrevocable private placement offering with WOF, WOF will purchase      shares of Class A Common Stock at a price of $    per share. The private placement offering will close immediately prior to the closing of the offerings. From the shares purchased in the private placement offering, WOF will distribute        shares of Class A Common Stock to its investors, including four investors affiliated with our sponsor, John A. Williams. We will not receive any proceeds from the WOF distribution of Class A Common Stock. See the section entitled “Principal Stockholders and Selling Stockholders” included in this prospectus for more information on the holdings of WOF.

Williams Opportunity Fund, LLC, is a private, closed-end real estate fund operated by Williams Realty Advisors, LLC, an affiliate of our sponsor.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the Class A Common Stock. Proskauer Rose LLP, New York, New York, will pass upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Proskauer Rose LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Proskauer Rose LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel.        is acting as counsel to the underwriter in connection with certain legal matters relating to the Class A Common Stock being offered in the underwritten offering by this prospectus.

EXPERTS

The balance sheet as of March 31, 2010, included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (referred to herein as “documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with the offerings. We will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

3625 Cumberland Boulevard, Suite 400
Atlanta, Georgia 30339
(770) 818-4100
Attn: Leonard A. Silverstein

One of our affiliates maintains an Internet site at www.preferredapartment.com, at which there is additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

FINANCIAL STATEMENTS

Preferred Apartment Communities, Inc.
(A Development Stage Company)

As of March 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholder of Preferred Apartment Communities, Inc.,

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Preferred Apartment Communities, Inc (a development stage corporation) (the “Company”) at March 31, 2010 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
July 29, 2010

Preferred Apartment Communities, Inc.
(A Development Stage Company)

Balance Sheet
March 31, 2010

March 31, 2010 Audited
ASSETS
Cash	$109,998
Total Assets	$109,998
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
Total Liabilities	$—
Shareholder's Equity;
Class A – Common stock, $0.01 par value per share; 400,033,333 shares authorized; 3,333 shares issued and outstanding	$33
Class B – Common stock, $0.01 par value per share; 33,333 shares authorized; 33,333 shares issued and outstanding	333
Additional paid-in capital	109,632
Total Shareholder's Equity	109,998
Total Liabilities and Shareholder's Equity	$109,998

The accompanying notes are an integral part of this financial statement.

Preferred Apartment Communities, Inc.
(A Development Stage Company)

Notes to Financial Statement
March 31, 2010

1. Organization

Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and intends to qualify as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our tax year ending December 31, 2010. The Company was formed to acquire multifamily properties in select targeted markets throughout the United States. The Company may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets as determined by our manager. The Company will be externally managed and advised by Preferred Apartment Advisors, LLC (“PAA”), a Delaware limited liability company.

The Company is in the development stage, has no assets other than cash and has not yet commenced operations. The Company has not entered into any contracts to acquire properties or other assets. The Company is in the process of forming a subsidiary, Preferred Apartment Communities Operating Partnership, LP (the “Operating Partnership”).

The Company will be the sole general partner of the Operating Partnership and plans to conduct substantially all of its business through the Operating Partnership following its formation.

The Company concluded on January 26, 2010 a private placement of 33,333 shares of Class B Common Stock to NELL Partners, LLC a Georgia limited liability company, at a price per share equal to $3.00 per share of Class B Common Stock. In addition, on that same day the Company conducted a private placement of 3,333 shares of Class A Common Stock to NELL Partners, LLC at a price per share equal to $3.00 per share of Class A Common Stock.

2. Summary of Significant Accounting Policies

Below is a discussion of significant accounting policies as the Company prepares to commence operations and acquire real estate assets:

Basis of Presentation

The balance sheet includes all of the accounts of the Company as of March 31, 2010 presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Income Taxes

The Company intends to elect to be taxed as a REIT. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company's annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax

Preferred Apartment Communities, Inc.
(A Development Stage Company)

Notes to Financial Statement
March 31, 2010

2. Summary of Significant Accounting Policies  – (continued)

rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company's net income and net cash available for distribution to shareholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Organizational and Offering Costs

The Company expenses organization costs as incurred and offering costs, which include underwriting discounts and commissions, will be charged to shareholders' equity.

The Company will reimburse PAA and its affiliates for any out-of-pocket expenses to be incurred in connection with the organization of the Company and the proposed offering of common shares to the public. If the proposed offering is terminated, the Company will have no obligation to reimburse PAA and its affiliates for any organizational or offering costs.

Recently Issued Accounting Standards

In June 2009, the Financial Accounting Standards Board (“FASB)” issued an amendment to the accounting guidance for consolidation of variable interest entities, which became effective on January 1, 2010. This amendment addresses the effects of eliminating the QSPE concept and responds to concerns about the application of certain key provisions of previous accounting rules, including concerns over the transparency of an enterprises’ involvement with variable interest entities (“VIEs”). Based on the existing guidance, this amendment is indefinitely deferred for the Company and its planned subsidiaries, when evaluating its relationship with Preferred Apartment Advisors, LLC. This guidance would be applicable in evaluating any investments made by the Company or its subsidiaries.

In December 2007, the FASB issued additional Business Combinations guidance which became effective on January 1, 2010. The objective of this guidance is to improve the relevance, representational faithfulness and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, this guidance establishes principles and requirements for how the acquirer: (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination and (iv) requires expensing of transaction costs associated with a business combination. The adoption of this guidance is expected to have a material effect on future acquisitions made by the Company.

3. Shareholders' Equity

On January 26, 2010, the Company issued the sole shareholder of the Company 3,333 Class A —  common shares at $3 per share and 33,333 Class B — common shares at $3 per share.

Holders of Class A — common shares are entitled to elect one-third of the Board of Directors (“Board”) members whereas Class B — common shareholders are entitled to elect two-thirds of the Board members.

4. Related Party Transactions

John A. Williams, the Company's Chief Executive Officer, President and a Director controls PAA, the Company’s external management company.

APPENDIX A
PRIOR PERFORMANCE TABLES

(Unaudited)

This introduction provides information relating to the real estate investment programs sponsored by the sponsor and his affiliates. The only prior program that is similar to ours is the Williams Multifamily Acquisition Fund which targets the acquisition of multifamily rental properties like our program and it has investment objectives similar to ours. The other two programs described are not similar to our program because they are focused on investing in a mix of real estate projects, including development projects, across multiple property sub-types (including rental apartments, for-sale condominiums, retail, senior housing, industrial, hotels, residential lots and office) with the primary objective being value creation through capital appreciation and with a secondary focus on current income from operations. These tables provide information for use in evaluating the programs, the results of operations of the programs, and compensation paid by the programs. These tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by the sponsor that raised capital from third parties. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsors and their affiliates.

Information in the tables is current as of December 31, 2009. Investors are strongly encouraged to carefully review these tables in conjunction with the summary information contained in elsewhere in this prospectus in the section captioned “Prior Performance of Affiliates of our Sponsor.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR HIS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES OF COMMON STOCK IN PREFERRED APARTMENT COMMUNITIES, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(Unaudited)

Table I provides a summary of the experience of our sponsor and his affiliates in raising and investing funds for programs that have had offerings close during the three years ended December 31, 2009. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of the offerings and the time period over which the proceeds have been invested. The only program that has an investment objective that is similar to ours is the Williams Multifamily Acquisition Fund. Williams Opportunity Fund, LLC is a program focused on investing in a mix of real estate development projects across multiple property sub-types and markets with the primary objective being value creation through capital appreciation and with a secondary focus on current income from operations. All percentage amounts except “Percent Leveraged” represent percentages of the dollar amount raised for each program.

Williams Multifamily Acquisition Fund(1)	Williams Opportunity Fund, LLC(2)
Dollar Amount Offered	$300,000,000	$100,000,000
Dollar Amount Raised	$300,000,000	(3)	$103,125,000	(4)
Percentage amount raised	100.0%	103.1%
Dollar amount funded	$123,952,526	(5)	$65,294,431	(6)
Percentage amount funded	41.3%	63.3%
Less offering expenses:
Selling commissions and discounts	0.0%	0.0%
Organizational Expenses	0.3%	0.1%
Other (Offering Costs)	0.0%	0.3%
Reserves:	0.0%	0.0%
Percent available for investment	99.7%	99.7%
Acquisition and development costs:
Prepaid items and fees related to purchase of property
Senior Debt	$217,862,607	$431,656,611
Mezzanine Debt	$—	$9,900,000
Cash down payment (deposits)
Fund Equity	$121,663,751	$54,921,098
Co-Investor Equity	$—	$117,249,536
Acquisition fees	$—	$—
Total acquisition costs	$339,526,358	(7)	$613,727,536	(8)
Percent leveraged	64.2%	71.9%
Date offering began	Mar-07	Dec-06
Length of Offering (in months)	4	16
Months to invest 90% of amount available for investment	27	(9)	continuing	(10)

(1)	This program is focused on investing in multifamily assets with a significant “Value-Add” component that are of modern construction type and possess no major physical deficiencies or functional obsolescence with a primary objective of capital appreciation through repositioning of the assets and a secondary objective of generating current income from operations.
(2)	This program is focused on investing in a mix of real estate projects across multiple property sub-types and markets with the primary objective of this program being value creation through capital appreciation and with a secondary focus on current income from operations.
(3)	Of this amount, $285,000,000 represents the investment commitment of two institutional investors and $15,000,000 represents the investment commitment of the program’s sponsors.

(4)	Of this amount, $39,000,000 represents the investment commitment of five institutional investors and $5,000,000 represents the investment commitment of the program’s sponsors.
(5)	Represents the amount funded pursuant to the programs partnership agreement as of December 31, 2009.
(6)	Represents the amount of capital called pursuant to the programs operating agreement, less unfunded amounts as of December 31, 2009.
(7)	Includes amounts expended or budgeted for rehabilitation projects.
(8)	Includes all budgeted costs for development projects, some of which are still in construction and have not yet expended all budgeted funds.
(9)	The investment period expired as of June 30, 2009.
(10)	53.3% of the amount raised has been invested as of December 31, 2009, including $5,580,000 invested in a development project in May of 2008 that was completed and sold in July of 2009.

TABLE II

COMPENSATION TO SPONSOR

(Unaudited)

Table II summarizes the amount and type of compensation paid to sponsor and his affiliates for the period beginning on January 1, 2007 and ending on December 31, 2009 in connection with (1) each program that had offerings close during this period, and (2) all other programs that have made payments to the sponsor or his affiliates during this period. Amounts for 2007 for the Williams Multifamily Acquisition Fund are for the period from its inception on April 1, 2007 to year end. Amounts for 2007 for the Williams Opportunity Fund, LLC are for the period from its inception on February 22, 2007 to year end. The only program that has an investment objective that is similar to ours is the Williams Multifamily Acquisition Fund. Williams Opportunity Fund, LLC and Williams Realty Fund I are programs focused on investing in a mix of real estate projects across multiple property sub-types and markets with the primary objective being value creation through capital appreciation and with a secondary focus on current income from operations.

	Williams Multifamily Acquisition Fund	Williams Opportunity Fund, LLC	Williams Realty Fund I
Date offering commenced	Mar-07	Dec-06	Jan-05
Dollar amount raised	$300,000,000	$103,125,000	$100,000,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$—	$—	$—
Acquisition fees
– real estate commissions	$—	$—	$—
– advisory fees	$—	$—	$—
Asset Management Fees	$—	$—	$—
Dollar amount of cash generated (used) in 2007, 2008 and 2009 from operations before deducting payments to sponsor(2)	$16,701,133	$(8,743,179)	$(36,546,777)
Amount paid to sponsor from operations in 2007:
Property management fees	$505,919	$18,432	$579,284
Asset management fees	$2,430,016	$858,606	$990,863
Reimbursements	$2,100,336	$182,278	$2,699,862
Leasing commissions	$—	$—	$418,850
Landscaping fees	$139,689	$536,291	$774,253
Sub-Total – Operation Fees	$5,175,960	$1,595,607	$5,463,112
Development fees	N/A	$3,327,572	$7,232,990
General Contractor fees	N/A	$1,257,577	$2,099,267
Total – All Fees 2007	$5,175,960	$6,180,756	$14,795,369
Amount paid to sponsor from operations in 2008:
Property management fees	$978,433	$176,246	$793,082
Asset management fees	$4,444,359	$2,019,591	$933,933
Reimbursements	$3,829,809	$705,567	$3,740,132
Leasing commissions	$—	$—	$246,872
Landscaping fees	$16,174	$803,374	$523,026
Sub-Total – Operation Fees	$9,268,775	$3,704,778	$6,237,045
Development fees	N/A	$5,517,837	$4,374,927
General Contractor fees	N/A	$2,784,992	$178,792
Total – All Fees 2008	$9,268,775	$12,007,607	$10,790,764
Amount paid to sponsor from operations in 2009:(1)
Property management fees	$1,053,985	$395,192	$912,808
Asset management fees	$3,611,768	$1,543,545	$933,933
Reimbursements	$3,779,789	$1,952,323	$4,147,521
Leasing commissions	$—	$—	$252,756
Landscaping fees	$—	$595,419	$366,031
Sub-Total – Operation Fees	$8,445,542	$4,486,479	$6,613,049
Development fees	N/A	$4,901,522	$335,144
General Contractor fees	N/A	$1,161,592	$2,198,224
Total – All Fees 2009(1)	$8,445,542	$10,549,593	$9,146,417
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	$—	$8,532,077	$32,497,638
Notes	$—	$—	$—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	$—	$—	$—
Incentive fees	$—	$998,571	$6,163,236
Other	$—	$—	$—

Notes:

(1)	2009 represents the period January 1 through December 31, 2009.
(2)	Represents the cash flow from operations on Table III for years 2007, 2008 and 2009, plus all fees paid to sponsor from operations for 2007, 2008 and 2009 (excludes capitalized costs such as Development fees and General Contractor fees).

TABLE III

OPERATING RESULTS OF PRIOR PROGRAM PROPERTIES

(Unaudited)

The following tables summarize the operating results of programs sponsored by sponsor and his affiliates that have had offerings close during the five years ended December 31, 2009. All figures are as of December 31 of the year indicated. All figures are presented on the basis of U.S. generally accepted accounting principles (“GAAP”), except as otherwise noted.

	Williams Realty Fund I Year Ended December 31,(1)
	2005	2006	2007	2008	2009
Gross Revenues	—	$1,041,122	$2,993,037	$14,383,443	$27,599,823
Profit on sale of properties	—	$14,622,553	$451,445	$3,330,859	$(52,896)
Interest Income	$97,191	$593,995	$817,402	$77,392	$53,945
Less:
Operating Expenses	$(1,265,695)	$(3,355,927)	$(5,510,421)	$(22,992,445)	$(29,101,403)
Impairment of real estate assets	—	—	—	$(101,339,398)	$(52,119,325)
Interest Expense	—	$(1,647,903)	$(3,715,009)	$(11,825,751)	$(16,306,419)
Depreciation and Amortization	—	$(241,782)	$(2,539,204)	$(7,805,501)	$(6,503,412)
Income(loss) before equity in earnings (losses) of unconsolidated entities, non-controlling interests and discontinued operations	$(1,168,504)	$11,012,058	$(7,502,750)	$(126,171,401)	$(76,429,687)
Net income from discontinued operations	—	—	$1,527,456	—	—
Equity in earnings (losses) of unconsolidated entities	—	$(549,543)	$4,298,266	$(2,000,661)	$(497,841)
Net income (loss) before amounts attributable to non-controlling interests	$(1,168,504)	$10,462,515	$(1,677,028)	$(128,172,062)	$(76,927,528)
Net income (loss) attributable to non-controlling interests	$297,199	$10,591,255	$882,635	$(6,180,600)	$(14,295,644)
Net income (loss) attributable to parent – GAAP basis	$(1,465,703)	$(128,740)	$(2,559,663)	$(121,991,462)	$(62,631,884)
Taxable Income:
from operations	$(855,069)	$3,011,937	$(2,226,965)	$(17,512,447)	$(13,442,420)
from gain on sale	—	—	$2,430,994	$1,215,403	$488
Cash generated (deficiency) from operations	$(1,237,995)	$11,675,879	$(14,467,015)	$(36,860,843)	$(13,532,125)
Cash generated (deficiency) from sales	—	$4,020,393	$20,305,720	$1,960,789	$47,500
Cash generated from refinancing	—	$1,358,692	—	—	—
Cash generated from operations, sales and refinancing	$(1,237,995)	$17,054,964	$5,838,705	$(34,900,054)	$(3,484,625)
Less cash distributions to investors:
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	$(5,340,000)	$(17,500,000)	$(2,000,000)	—
from other	—	—	—	—	—
Cash generated (deficiency) after cash distributions	$(1,237,995)	$11,714,964	$(11,661,295)	$(36,900,054)	$(3,484,625)
Less: Special Items	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	$(1,237,995)	$11,714,964	$(11,661,295)	$(36,900,054)	$(3,484,625)
Tax and Distribution Data per $1,000 invested:(2)
Federal Income Tax Results:
Ordinary Income (loss) – from operations	$(38)	$48	$(28)	$(234)	$(179)
Capital gain (loss)	—	—	$30	$16	$0
Cash Distributions to Investors Source (on GAAP basis):
Investment income	—	—	—	—	—
Return of capital	—	$85	$219	$27	—
Source:
Sales	—	3,982,000	17,500,000	2,000,000	—
Refinancing	—	1,358,000	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	N/A	N/A	N/A	N/A	75.8%

(1)	2005 is for the period February 17, 2005 (Inception) through December 31, 2005.
(2)	Divided tax and distribution data by the ((weighted average capital contributed, less distributions)/$1,000).

	Williams Opportunity Fund, LLC Year Ended December 31,(1)
	2007	2008	2009
Gross Revenues	$17,426	$105,591	$3,557,159
Profit on sale of properties	$—	$—	$4,997,636
Interest Income	$29,084	$365,788	$220,838
Net Gain on Acquisition of Property	$—	$—	$111,062
Less:
Operating Expenses	$(1,508,572)	$(3,284,324)	$(5,582,907)
Interest Expense	$(25,751)	$(521,340)	$(3,584,863)
Depreciation and Amortization	$(21,554)	$(329,967)	$(2,831,484)
Impairment of Real Estate Assets	$—	$—	$(27,552,496)
Income(loss) before equity in losses of unconsolidated entities and non-controlling interests	$(1,509,367)	$(3,664,252)	$(30,665,055)
Equity in earnings (losses) of unconsolidated entities	$(61,403)	$(1,583,439)	$(969,765)
Net income (loss) before amounts attributable to non-controlling interests	$(1,570,770)	$(5,247,691)	$(31,634,820)
Net income (loss) attributable to non-controlling interests	$(5,586)	$(214,530)	$2,273,958
Net income (loss) attributable to parent – GAAP basis	$(1,565,184)	$(5,033,161)	$(33,908,778)
Taxable Income (loss):
from operations	$(381,049)	$(1,516,178)	$(6,573,096)
from gain on sale	—	—	$3,413,052
Cash generated (deficiency) from operations(2)	$(1,245,782)	$(3,363,448)	$(13,920,813)
Cash generated (deficiency) from sales	—	—	$7,533,506
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$(1,245,782)	$(3,363,448)	$(6,387,307)
Less cash distributions to investors:
from operating cash flow	—	—	—
from sales and refinancing	—	—	$(7,500,000)
from other	—	—	—
Cash generated (deficiency) after cash distributions	$(1,245,782)	$(3,363,448)	$(13,887,307)
Less: Special Items	—	—	—
Cash generated (deficiency) after cash distributions and special items	$(1,245,782)	$(3,363,448)	$(13,887,307)
Tax and Distribution Data per $1,000 invested:(2)
Federal Income Tax Results:
Ordinary Income (loss) – from operations	$(55)	$(48)	$(119)
Capital gain (loss)	—	—	$62
Cash Distributions to Investors Source (on GAAP basis):
Investment income	—	—	—
Return of capital	—	—	$137
Source:
Sales	—	—	$7,500,000
Refinancing	—	—	—
Operations	—	—	—
Other	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	N/A	N/A	91.7%

(1)	2007 is for the period February 22, 2007 (Inception) through December 31, 2007.
(2)	Divided tax and distribution data by the ((weighted average capital contributed, less distributions)/$1,000).

	Williams Multifamily Acquisition Fund (See Table II) Year Ended December 31,(1)
	2007	2008	2009
Investment Income	$15,645,003	$31,012,500	$32,366,305
Profit on sale of properties	—	—	—
Interest Income	$92,770	$110,027	$2,366
Less:
Operating Expenses	$(11,607,513)	$(21,189,588)	$(20,753,298)
Interest Expense	$(6,557,028)	$(11,975,428)	$(12,686,302)
Depreciation and Amortization(2)	N/A	$(785,315)	$(572,071)
Gain from Insurance Settlement	$571,627	$165,524	N/A
Unrealized Gain (Loss) on Loans	$(2,335,300)	$2,335,300	N/A
Unrealized Gain (Loss) on Real Estate(2)	$10,991,466	$(42,025,243)	$(68,623,546)
Net Increase (decrease) in Net Assets resulting from operations (GAAP Basis)	$6,801,025	$(42,352,223)	$(70,266,546)
Taxable Income:
from operations	$(2,697,724)	$(4,821,847)	$(3,926,010)
from gain on sale	—	—	—
Cash generated (deficiency) from operations	$(6,255,883)	$656,946	$(590,207)
Cash generated (deficiency) from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$(6,255,883)	$656,946	$(590,207)
Less cash distributions to investors:
from operating cash flow	—	—	—
from sales and refinancing	—	—	—
from other	—	—	—
Cash generated (deficiency) after cash distributions	$(6,255,883)	$656,946	$(590,207)
Less: Special Items	—	—	—
Cash generated (deficiency) after cash distributions and special items	$(6,255,883)	$656,946	$(590,207)
Tax and Distribution Data per $1,000 invested:(3)
Federal Income Tax Results:
Ordinary Income (loss) – from operations	$(34)	$(47)	$(32)
Capital gain (loss)	—	—	—
Cash Distributions to Investors Source (on GAAP basis):
Investment income	—	—	—
Return of capital	—	—	—
Source:
Sales	—	—	—
Refinancing	—	—	—
Operations	—	—	—
Other	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	N/A	N/A	100%

(1)	2007 is for the period April 1, 2007 (Inception) through December 31, 2007.
(2)	The Williams Multifamily Acquisition Fund, LP is a Fair Market Value Portfolio. The real estate assets are marked to market each year end (Based on independent third party appraisals). No depreciation is taken on the real estate assets.
(3)	Divided tax and distribution data by the ((weighted average capital contributed, less distributions)/$1,000).

TABLE IV

RESULTS OF COMPLETED PROGRAMS OF THE SPONSOR AND HIS AFFILIATES

Not applicable.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Not applicable.

[LOGO]

PREFERRED APARTMENT
COMMUNITIES, INC.

SHARES OF CLASS A COMMON STOCK

P R O S P E C T U S

        , 2010

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until    (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

[LOGO]

PREFERRED APARTMENT
COMMUNITIES, INC.

SHARES OF CLASS A COMMON STOCK

P R O S P E C T U S

        , 2010

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until    (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures About Market Risk

As of the date of this prospectus, we have not yet commenced active operations. Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Item 31. Other Expenses of Issuance and Distribution (assuming sale of maximum offering).

The following table sets forth the expenses (other than underwriting discounts and commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.

SEC registration fee		$5,347.50
FINRA filing fee		$75,500.00
AMEX listing fee	$	*
Printing and mailing expenses	$	*
Blue sky filing fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent and escrow fees	$	*
Advertising and sales literature	$	*
Due diligence expenses	$	*
Consulting and Advisory Fees	$	*
Miscellaneous	$	*
Total	$	*

*	To be filed by amendment.

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities

On January 26, 2010, certain of our affiliates acquired 33,333 shares of Class B Common Stock in a private placement at a price per share equal to $3.00 per share of Class B Common Stock and 3,333 shares of Class A Common Stock in a private placement at a price per share equal to $3.00 per share of Class A Common Stock. The gross proceeds we received from selling our Class A Common Stock and our Class B Common Stock in this offering were approximately $109,998. No sales commissions or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

Immediately prior to the closing of the offerings, we will complete the irrevocable private placement offering to WOF, an “accredited investor”, as that term is defined in Regulation D as promulgated under the Securities Act, of          shares of our Class A Common Stock. The purchase price for the shares of Class A Common Stock is $     per share. From the shares purchased in the private placement offering, WOF will distribute          shares of Class A Common Stock to its investors on a pro rata basis.

Item 34. Indemnification of Directors and Officers.

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our present and former directors, our officers, or any individual who, while a director or officer of the Company and at the request of the Company, serves or served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

In any such case, the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

We will agree to indemnify and hold harmless Preferred Apartment Advisors, LLC and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the management agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the management agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements:

The following documents are filed as part of this registration statement:

Preferred Apartment Communities, Inc., Balance Sheet, dated as of March 31, 2010, and Notes to Balance Sheet, dated as of March 31, 2010.

(b) Exhibits:

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective by the SEC.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

The table below presents information concerning the acquisition of properties from January 1, 2007 to December 31, 2009 by Williams Multifamily Acquisition Fund. No other programs have investment objectives similar to ours.

Property and Location	Type of Property	Number of Units	Closing Date	Mortgage Financing	Cash Investment (Equity)	Acquisition Cost	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Acquisition Cost
Vinings Corner, Atlanta, GA	Apartment	360	Apr-07	$27,580,000	$13,677,262	$41,257,262	$—	$—	$41,257,262
Mission Gate, Dallas, TX	Apartment	434	Apr-07	$26,400,000	$15,584,732	$41,984,732	$—	$—	$41,984,732
Lake Cameron, Raleigh, NC	Apartment	328	Apr-07	$17,500,000	$8,262,270	$25,762,270	$—	$—	$25,762,270
Matthews Reserve, Charlotte, NC	Apartment	212	Apr-07	$13,800,000	$5,927,050	$19,727,050	$—	$—	$19,727,050
McNeil Ranch, Austin, TX	Apartment	192	Apr-07	$12,250,000	$7,998,712	$20,248,712	$—	$—	$20,248,712
Central Park, Orlando, FL	Apartment	360	Apr-07	$22,355,000	$15,712,228	$38,067,228	$—	$—	$38,067,228
Ashford Park, Atlanta, GA	Apartment	408	Sep-07	$38,700,000	$20,208,406	$58,908,406	$—	$—	$58,908,406
City West, Orlando, FL	Apartment	300	Jan-08	$18,300,000	$10,811,298	$29,111,298	$—	$—	$29,111,298
St. Marin, Dallas, TX	Apartment	600	Apr-08	$40,977,607	$23,481,794	$64,459,401	$—	$—	$64,459,401

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, State of Georgia, on the 29th day of July, 2010.

PREFERRED APARTMENT COMMUNITIES, INC.
By: /s/ John A. Williams Name: John A. Williams Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
By: /s/ John A. Williams John A. Williams	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2010
By: /s/ Michael J. Cronin Michael J. Cronin	Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 29, 2010
By: /s/ Leonard A. Silverstein Leonard A. Silverstein	Executive Vice President, General Counsel, Secretary and Director	July 29, 2010

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this registration statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1(1)	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Charter of Preferred Apartment Communities, Inc.
3.2	Form of Amended and Restated By-laws of Preferred Apartment Communities, Inc.
4.1(1)	Form of Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P.
4.2	Subscription Agreement dated as of July 29, 2010, among Preferred Apartment Communities, Inc., Preferred Apartment Advisors, LLC, Preferred Apartment Communities Operating Partnership, L.P. and Williams Opportunity Fund, LLC
4.3	Form of Registration Rights Agreement among Preferred Apartment Communities, Inc. and Williams Opportunity Fund, LLC
5.1(1)	Opinion of Venable LLP
8.1(1)	Opinion of Proskauer Rose LLP as to tax matters.
10.1(1)	Form of Management Agreement between Preferred Apartment Communities, Inc. and Preferred Apartment Advisors, LLC
10.2(1)	Company’s Equity Incentive Plan
23.1	Consent of PricewaterhouseCoopers LLP
23.2(1)	Consent of Venable LLP (included in Exhibit 5.1)
23.3(1)	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
99	Letter Agreement dated as of July 29, 2010, between Preferred Apartment Advisors, LLC and Williams Opportunity Fund, LLC

(1)	To be filed by amendment.